SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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COACH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Coach, Inc., to be held at 9:00 a.m., Eastern time, on November 10, 2016 at the Company’s headquarters, 10 Hudson Yards, New York, New York 10001.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2016 Annual Meeting of Stockholders and Proxy Statement. We are very pleased with our performance in fiscal year 2016 where we returned the company to growth, thereby achieving an important milestone in the transformation plan we outlined over two years ago. We capped the year with a strong fourth quarter performance as we drove increases across the key metrics of sales, operating profit and earnings. Importantly, we have tracked to our goals despite significant and unanticipated volatility in tourist spending flows, as well as a range of macroeconomic, geopolitical and promotional headwinds. Therefore, we remain confident in our strategic direction and the execution of our plan and have begun to see the benefits of our actions manifest in our sales and profitability.

Over the last fiscal year, we continued to invest in the Coach brand across product, stores, and marketing, while driving increasing global awareness for the Stuart Weitzman brand. We truly joined the fashion conversation through our first runway shows, and earned increasing acceptance as a house of modern luxury brands. We are elevating the perception of the Coach brand by fusing our history and heritage of quality and craftsmanship with a cool New York fashion relevance that we believe is resonating with customers globally. We remain focused on amplifying our brand message through innovative and desirable product, a differentiated store concept, and marketing that cuts through. We are also very pleased with the integration and performance of the Stuart Weitzman brand which contributed to both sales and earnings growth in fiscal 2016. We look forward to driving additional synergies across the brands - notably in real estate, supply chain and category expansion–while taking an increasing share of the attractive and growing global footwear category.

Overall, the strength of our brands, the clarity of our vision and the dedication and proven execution capabilities of our team gives us continued confidence in our ability to drive sustainable and profitable growth for Coach, Inc., over the long term.

It is important that your shares be represented at the 2016 Annual Meeting of Stockholders, regardless of the number of shares you hold or whether you plan to attend the meeting in person. Accordingly, please authorize a proxy to vote your shares as soon as possible in accordance with the instructions you received. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Thank you for your continued support. We look forward to seeing you at our 2016 Annual Meeting of Stockholders.

Sincerely,

Jide Zeitlin Chairman of the Board	Victor Luis Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

We will hold the 2016 Annual Meeting of Stockholders of Coach, Inc., a Maryland corporation (the “Company” or “Coach”), at the Company’s headquarters, 10 Hudson Yards, New York, New York, 10001, on November 10, 2016, at 9:00 a.m., Eastern time, for the following purposes:

1.	To elect nine directors;
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017;
3.	To consider and vote upon the approval, on a non-binding advisory basis, of the Company’s executive compensation, as disclosed in the proxy statement for the 2016 Annual Meeting;
4.	To consider and vote upon the approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016);
5.	To consider and vote upon the approval of the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan;
6.	To consider and vote upon the stockholder proposal set forth in the proxy statement entitled “Net-Zero Greenhouse Gas Emissions by 2030,” if properly presented at the Annual Meeting; and
7.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on September 12, 2016 as the record date for the meeting, and only holders of record of common stock at such time will be entitled to notice of or to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

TODD KAHN
President, Chief Administrative Officer
and Secretary

New York, New York
September 30, 2016

YOUR VOTE IS IMPORTANT

Based on current New York Stock Exchange rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal No. 1), the non-binding advisory approval of executive compensation (Proposal No. 3), the approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016) (Proposal No. 4), the approval of the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan (Proposal No. 5) or the stockholder proposal entitled “Net-Zero Greenhouse Gas Emissions by 2030” (Proposal No. 6), if you have not provided directions to your broker. We strongly encourage you to provide directions to vote your shares and exercise your right to vote as a stockholder.

Regardless of whether you plan to attend the meeting, please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the meeting. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or authorized a proxy to vote online.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

INFORMATION REGARDING HONG KONG DEPOSITARY RECEIPTS

Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388. Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

This document contains certain forward-looking statements based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms. These statements include, but are not limited to, those regarding certain agreements and plans that will require us to provide compensation to our executives upon the occurrence of future events, such as the achievement of Company and/or individual objectives and the termination of an individual’s employment or a change in control of the Company, and those regarding expectations that certain performance goals and/or targets for management and/or the Company will be attained. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that future compensation to our Named Executive Officers, and the events that could trigger such payments, vary materially from the descriptions described herein due to factors beyond our control, such as the timing during the year of a triggering event, the amount of future non-equity incentive compensation, and the value of our stock on the date of a triggering event. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations due to a number of important factors, including but not limited to: (i) our ability to successfully execute our multi-year transformation and operational efficiency initiatives; (ii) our ability to successfully execute our growth strategies, including our efforts to expand internationally into a global lifestyle brand; (iii) the effect of existing and new competition in the marketplace; (iv) our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; (v) our ability to retain the value of the Coach Brand and the Stuart Weitzman Brand and to respond to changing fashion and retail trends in a timely manner; (vi) our ability to control costs; (vii) the effect of seasonal and quarterly fluctuations on our sales or operating results; (viii) our ability to protect against infringement of our trademarks and other proprietary rights, (ix) our ability to achieve intended benefits, cost savings and synergies from acquisitions, (x) the risk of cyber security threats and privacy or data security breaches; and such other risk factors as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 (“fiscal year 2016”), and those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law. Unless the context requires otherwise, references to the “Coach Brand” throughout this proxy statement do not include the Stuart Weitzman Brand and references to the “Stuart Weitzman Brand” do not include the Coach Brand.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review Coach, Inc.’s (“Coach” or the “Company”) annual report on Form 10-K (the “Form 10-K”) for the fiscal year ended July 2, 2016 (“fiscal year 2016”) and this entire proxy statement. We are mailing the Notices of 2016 Annual Meeting of Stockholders and instructions on how to access this proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about September 30, 2016.

COACH AT A GLANCE IN FISCAL YEAR 2016

•  A leading New York design house of modern luxury accessories and lifestyle brands

•  New York Stock Exchange: COH  •  Stock Exchange of Hong Kong Limited: 6388

•  #6 on Forbes List of World’s Most Valuable Luxury Brands

•  Over 15,000 employees worldwide

•  Coach products sold in over 55 countries

2016 Business Results

Fiscal year 2016 was a year of many milestones and included these highlights:

•	Returned to top-line growth while tightly controlling inventory, capping the fiscal year with strong fourth quarter performance across all key financial metrics;
•	Achieved positive comparable store sales growth in North America in the fourth fiscal quarter, representing a 26-point improvement since the start of the Coach Brand transformation in June 2014;
•	Drove continuous sales growth internationally despite a volatile and dynamic macro environment; and
•	Successfully integrated the Stuart Weitzman brand, which was accretive to sales and earnings on a non-GAAP basis.

    2016 PROXY STATEMENT    1

PROXY SUMMARY

2016 Financial Highlights

Coach, Inc. fiscal year 2016 financial highlights included:

(1)	See APPENDIX A for a reconciliation of non-GAAP financial measures and adjustments for constant currency to our results as reported under GAAP. Fiscal year 2016 was a 53 week year.

2        2016 PROXY STATEMENT

PROXY SUMMARY

ANNUAL MEETING OF STOCKHOLDERS (the “Annual Meeting”)

Thursday, November 10, 2016 9:00 a.m. Eastern time	Coach, Inc. 10 Hudson Yards New York, New York, 10001

Record Date:	Close of business on September 12, 2016
Voting:	•	Stockholders on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.
•
Please authorize a proxy to vote your shares as soon as possible. Your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

	•	See the Questions You May Have Regarding this Proxy Statement section on page 9 of this proxy statement for more information.
	•	You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the meeting.

Attending the Annual Meeting:	•	All stockholders should bring a driver’s license, passport or other form of government-issued identification to verify their identities. In addition:
•
If your shares are held through a broker, you will need to bring either (1) a letter from your broker stating that you held Coach shares as of the record date or (2) a copy of the notice of Annual Meeting document you received in the mail.

•
If your shares are held in street name and you would also like to vote your shares in person at the Annual Meeting, you must also contact your broker or other financial institution to obtain a proxy from the record holder of your shares to present at the meeting.

•
If you are a registered stockholder whose shares are registered in your own name, you may bring a copy of the notice of Annual Meeting document you received in the mail, but we are also able to check your name against the list of registered stockholders at the door.

	•	Stockholders whose shares are held jointly or through a company, group or other institution may bring one other person with them to attend the meeting.

Even if you plan to attend our Annual Meeting in person, please authorize a proxy to cast your vote as soon as possible by:

using the internet at www.proxyvote.com	scanning this QR code to vote with your mobile device	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903	mailing your signed proxy or voting instruction form

    2016 PROXY STATEMENT    3

PROXY SUMMARY

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS (page 9)

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Proposal 1: Election of nine directors	FOR EACH NOMINEE	21
Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2017 (“fiscal year 2017”)	FOR	27
Proposal 3: Approval, on a non-binding advisory basis, of the Company’s executive compensation, as disclosed in this proxy statement	FOR	33
Proposal 4: Approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016)	FOR	73
Proposal 5: Approval of the Amended and Restated Coach, Inc. 2001 Stock Purchase Plan	FOR	80
Proposal 6: Stockholder Proposal entitled “Net-Zero Greenhouse Gas Emissions by 2030,” if presented properly at the Annual Meeting	AGAINST	83

DIRECTOR NOMINEES (page 21)

The following table provides summary information about each director nominee (each, a “Director”). Directors are elected each year at the annual meeting of stockholders (the “Annual Meeting”) by the stockholders. All of the nominees are currently members of Coach’s board of directors (the “Board” or “Board of Directors”). The Board of Directors recommends that you vote FOR all of the Director nominees below.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Human Resources Committee	Governance and Nominations Committee	Areas of Expertise	Other Public Company Boards
Jide Zeitlin*	52	2006	Private investor; and retired partner at Goldman Sachs					• Executive Leadership • Industry Experience • Investment Banking • Finance • International Business	• Affiliated Managers Group
Victor Luis	50	2013	Chief Executive Officer of Coach					• Executive Leadership • Industry Expertise • International Strategy • Sales, Marketing, and Operations Experience
David Denton♦	51	2014	Executive Vice President and Chief Financial Officer of CVS Health					• Executive Leadership • Industry Expertise • Finance
Andrea Guerra	51	2015	Executive Chairman of Eataly					• Executive Leadership • Industry Expertise • International Business	• Amplifon S.p.A.
Susan Kropf	67	2006	Retired President and Chief Operating Officer of Avon Products					• Executive Leadership • Industry Expertise • Finance	• Avon • Kroger • Sherwin Williams
Annabelle Yu Long	43	2016	Chief Executive of Bertelsmann China Corporate Center; Managing Partner of Bertelsmann Asia Investments					• Executive Leadership • Finance/Investment Experience • International Business	• BitAuto • China Distance Education
Ivan Menezes	57	2005	Chief Executive of Diageo plc					• Executive Leadership • Industry Expertise • International Strategy • Finance	• Diageo
William Nuti	53	2014	Chairman, Chief Executive Officer and President of NCR Corporation					• Executive Leadership • Industry Experience • International Business • Corporate Governance • Retail Technology Experience	• NCR Corporation (Chairman) • United Continental Holdings, Inc.
Stephanie Tilenius	49	2012	Chief Executive Officer and Co- Founder of Vida Health.					• Executive Leadership • Consumer Internet, Digital and eCommerce Expertise	• Seagate Technology • RedBubble
Number of Meetings in 2016					8	5	4

The Board of Directors held five meetings during fiscal year 2016. Each of the Directors attended at least 75% of the meetings held by the Board and Board committees on which he or she served during the fiscal year.

*	Chairman of the Board of Directors
♦	Audit Committee Financial Expert
Committee Chairman
Member

4        2016 PROXY STATEMENT

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS (page 14)

The Board of Directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served.

•	Substantial majority of independent directors (all except CEO)
•	Independent non-executive Chairman of the Board
•	Annual election of directors
•	Majority vote standard for uncontested director elections
•	Board oversight of risk management
•	Longstanding active stakeholder engagement
•	Rigorous director selection criteria, including outstanding achievement, board experience, wisdom, integrity, analytical prowess, business expertise and commitment to board duties
•	Code of Conduct for ethical business policies and conduct
•	Social and environmental responsibility
•	Regular executive session of independent directors
•	Regular Board, Committee and CEO Evaluations

SUSTAINABILITY STRATEGY

Our sustainability strategy is focused on four pillars — Employee Engagement, Supply Chain Stewardship, Environmental Conservation and Community Empowerment.

Sustainability Strategy
Employee Engagement	Supply Chain Stewardship	Environmental Conservation	Community Empowerment
Coach attracts the best talent and engages its employees by providing opportunities to succeed personally and professionally in a supportive, positive, and diverse working environment.
Coach
collaborates with
its raw material
suppliers and
manufacturing
partners through
social audits,
unannounced
visits, and training
to ensure that the
locations where
its materials and
products are
produced follow
the highest labor
standards.

Coach continuously
improves its
data collection
and analysis to
provide it with the
information required
to make actionable
decisions to
conserve and
reduce its energy
consumption,
waste production,
and overall
environmental
impact.

The Coach Foundation donates millions of dollars annually to high-impact nonprofit organizations around the world, with a special commitment to helping teenage girls from under-resourced communities to achieve their dreams.

    2016 PROXY STATEMENT    5

PROXY SUMMARY

In April 2016, we introduced the next phase of our sustainability strategy: our 2016 — 2020 Corporate Sustainability Goals. These goals reflect our long-term commitment to sustainability and social responsibility and are listed below:

•	Implement Coach’s new Animal Welfare Policy across the organization by the end of fiscal year 2016.
•	Reduce absolute CO2e emissions by 15% over a 2014 baseline by the end of fiscal year 2020.
•	Improve Coach’s water resource management and track water usage at corporate locations by the end of fiscal year 2017, and in North American retail locations by the end of fiscal year 2020.
•	Achieve a 100% waste-to-landfill diversion rate by the end of fiscal year 2020 in corporate locations.
•	Achieve a score of 100 on the Human Rights Campaign’s Corporate Equality Index annually.

For more details please see our Sustainability Report at http://www.coach.com/sustainability-report.html.

6        2016 PROXY STATEMENT

PROXY SUMMARY

2016 COMPENSATION (page 42)

Set forth below is the fiscal year 2016 compensation for each named executive officer (“NEO”) as determined under Securities and Exchange Commission (“SEC”) rules. See the notes accompanying the fiscal year 2016 Summary Compensation Table on page 56 for more information.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Victor Luis, Chief Executive Officer	1,300,000	0	3,599,999	2,419,149	2,477,640	85,264	9,882,052
Jane Nielsen, Chief Financial Officer	658,333	0	666,637	335,992	0	17,722	1,678,684
Todd Kahn, President, Chief Administrative Officer and Secretary	708,333	0	1,533,297	268,791	624,334	29,034	3,163,789
Andre Cohen, President, North America and Global Marketing	866,667	0	699,985	352,790	961,989	79,767	2,961,198
Ian Bickley, President, International Group	800,000	0	699,985	352,790	1,019,256	18,801	2,890,832
Gebhard Rainer, Former President and Chief Operating Officer	625,000	0	2,113,931	503,991	595,587	209,605	4,048,114

Set forth below is the 2016 target annual total direct compensation mix. For our chief executive officer (“Chief Executive Officer” or “CEO”) approximately 86% of his target total compensation is performance based:

(1)	These charts represent regular, ongoing annual target compensation; the Average of Other NEOs chart excludes one-time compensation (special performance restricted stock units (“PRSUs”), restricted stock units (“RSUs”)), and excludes Mr. Rainer’s compensation, as he left the company before the end of fiscal year 2016.

    2016 PROXY STATEMENT    7

PROXY SUMMARY

APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN (AMENDED AND RESTATED AS OF SEPTEMBER 23, 2016) (page 73)

We are seeking stockholder approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016) (the “Amended Stock Incentive Plan”), which was approved by our Board on September 23, 2016, to authorize an additional 5,000,000 shares of our common stock for issuance thereunder (among other changes). The Amended Stock Incentive Plan is an amendment and restatement of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan, which was originally adopted by our Board on September 17, 2010, and subsequently approved by our stockholders on November 3, 2010 and was amended and restated in its entirety by our Board of Directors on September 18, 2015, which amendment and restatement was approved by our stockholders on November 4, 2015 (the “2015 Amended Stock Incentive Plan”). The Amended Stock Incentive Plan is a critical part of our pay-for-performance compensation program. Our stockholders should vote FOR approval of the Amended Stock Incentive Plan because:

•	Aligning key employees to the same outcomes realized by our stockholders has been a hallmark of our compensation program, supporting our objective to attract, retain and reward the best talent in the luxury retail industry.
•	We grant long-term incentives annually to over 1,400 of our employees around the world, including many of our Store Managers, motivating them to drive our long-term performance.
•	The shares remaining available for awards under the existing 2015 Amended Stock Incentive Plan will likely be insufficient to satisfy our long-term incentive compensation program needs for August 2017 and beyond, and therefore the 2015 Amended Stock Incentive Plan should be amended to authorize up to an additional 5,000,000 shares of our common stock for awards, which would increase dilution by 1.8% of our common shares outstanding. Currently, awards representing 23,371,375 shares of our common stock are outstanding under the existing 2015 Amended Stock Incentive Plan and prior plans, and 12,077,307 shares currently remain available for future grants under the 2015 Amended Stock Incentive Plan.
•	If our stockholders do not approve the Amended Stock Incentive Plan, we may experience a shortfall of shares of our common stock available for issuance for stock-based compensation awards which we believe will adversely affect our ability to attract, motivate and reward the many employees who contribute to our long-term success.

APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN (page 80)

We are seeking stockholder approval of the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan (the “Amended ESPP”), which was approved by our Board on September 23, 2016, to authorize an additional 1,500,000 shares of our common stock for issuance thereunder (among other changes). The Amended ESPP is an amendment and restatement of the Coach, Inc. 2001 Employee Stock Purchase Plan (the “2001 ESPP”), which was approved by our stockholders on November 7, 2001, authorizing the issuance of up to 2,400,000 shares (adjusted for stock splits). The 2001 ESPP was subsequently amended by our Board in 2011 to extend its term through 2021.

Our stockholders should vote FOR approval of the Amended ESPP because:

•	The plan aligns the interests of participating employees with those of stockholders and assists Coach in attracting and retaining a talented workforce.
•	Failing to obtain stockholder approval of the Amended ESPP will limit Coach’s ability to achieve these important objectives.
•	At the end of fiscal year 2016 only 7,504 shares remained available to purchase under the 2001 ESPP; authorizing an additional 1,500,000 shares of our common stock (0.5% of our common shares outstanding) for the Amended ESPP will allow us to continue offering this important benefit.

8        2016 PROXY STATEMENT

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

1.	What is the purpose of these materials?

The accompanying proxy is solicited on behalf of the Board of Directors of Coach. We are providing these proxy materials to you in connection with our Annual Meeting, to be held at the Company’s headquarters, 10 Hudson Yards, New York, New York 10001, on Thursday, November 10, 2016 at 9:00 a.m. Eastern time. As a holder of our common stock, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

If you are a holder of Hong Kong Depositary Receipts, please refer to the Hong Kong Depositary Receipts proxy form or contact your Hong Kong broker for instructions on how to exercise the voting rights for your Hong Kong Depositary Receipts.

2.	What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the Directors and our most highly paid executive officers, and other required information. Our Form 10-K for fiscal year 2016 is available to review with this proxy statement. We are mailing the Notice of 2016 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about September 30, 2016.

3.	What proposals will be voted on at the meeting?

At the Annual Meeting, our stockholders will be asked:

1.	To elect nine Directors;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017;
3.	To approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in this proxy statement;
4.	To approve the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016);
5.	To approve the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan;
6.	To vote on a stockholder proposal entitled “Net-Zero Greenhouse Gas Emissions by 2030,” if properly presented at the Annual Meeting; and
7.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Our Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

4.	Does the Board of Directors recommend voting in favor of the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the Director nominees in proposal 1 and “FOR” proposals 2, 3, 4 and 5.

Our Board unanimously recommends that you vote your shares “AGAINST” proposal 6.

    2016 PROXY STATEMENT    9

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

5.	What shares can I vote?

You may vote all of the shares of our common stock that you owned at the close of business on September 12, 2016, the record date.

6.	What classes of shares are entitled to be voted?

Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the September 12, 2016 record date. On the record date, Coach had 280,312,223 shares of common stock outstanding and entitled to be voted at the meeting.

7.	What do I need to do now?

Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by following the instructions for granting a proxy to vote presented on the notice of the meeting and internet availability you received for the meeting; if you received paper copies of Coach’s proxy materials, you can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person. If you grant a proxy to vote online, by telephone, or mail in a proxy card, you may still attend the meeting and vote in person; in this case, only your in-person votes will count.

8.	Do I need to attend the Annual Meeting?

No. You may authorize your shares to be voted by following the instructions presented in the notice of the meeting and internet availability you received or, if you requested a paper proxy card, by completing, signing and dating your proxy card and returning it in the envelope provided to you.

9.	If I wish to attend the Annual Meeting, what identification must I show to be admitted?

All stockholders should bring a driver’s license, passport or other form of government-issued identification to verify their identities. In addition:

•	If your shares of Coach stock are held through a broker or other financial institution (the large majority of Coach shares are held in this way, also commonly called “street name”), you will need to bring either (1) a letter from your broker stating that you held Coach shares through that institution as of the record date for the meeting or (2) a copy of the notice of Annual Meeting document you received in the mail for our Annual Meeting. If your shares are held in street name and you would also like to vote your shares in person at the Annual Meeting, you must also contact your broker or other financial institution to obtain a proxy from the record holder of your shares to present at the meeting.
•	If you are a registered stockholder (meaning that your shares are held directly with Coach’s registrar and transfer agent) whose shares are registered in your own name, you may bring a copy of the notice of Annual Meeting document you received in the mail, but we are also able to check your name against the list of registered stockholders at the door.
Stockholders whose shares are held jointly or through a company, group or other institution may bring one other person with them to attend the meeting. Please understand that for security reasons, we cannot admit to the meeting any individual who lacks the proper identification described above.

10        2016 PROXY STATEMENT

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

10.	What if I am a holder of Hong Kong Depositary Receipts?

If you hold Hong Kong Depositary Receipts, please refer to the Hong Kong Depositary Receipts proxy form or contact your Hong Kong broker for instructions on how to exercise the voting rights in respect to your Hong Kong Depositary Receipts.

To be effective, the Hong Kong Depositary Receipts proxy form, together with a valid power of attorney or other valid authority, if any, under which it is signed, must be completed and deposited at the office of the Hong Kong Depositary Receipts Registrar, Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong, before 4:00 p.m. on Wednesday, November 4, 2016 (Hong Kong time).

11.	What constitutes a quorum, and why is a quorum required?

A quorum is required for the Coach stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the meeting on any matter on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes described below, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

12.	What is the voting requirement to approve the proposals?

With respect to election of directors (Proposal No. 1), our bylaws provide that directors will be elected by a majority of the total votes cast “FOR” or “AGAINST” each nominee in the election of directors at the Annual Meeting, either in person or by properly completed or authorized proxy. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. There are no cumulative voting rights. Broker non-votes will not have any effect on the election of Directors.

See “What happens if a Director nominee does not receive a majority of the votes cast?” below for information concerning our director resignation policy.

Approval of Proposals No. 2 through 6 requires, in each case, “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting, either in person or by properly completed or authorized proxy.

13.	What if I don’t vote? What if I abstain? How are broker non-votes counted?

Based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of Directors, the non-binding advisory approval of executive compensation, the approval of the Amended Stock Incentive Plan, the Amended ESPP or the stockholder proposal. If you have not provided directions to your broker, we strongly encourage you to vote your shares and exercise your right to vote as a stockholder.

When a proposal is not a routine matter and a brokerage firm has not received voting instructions from a beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposals, except the approval of the Amended Stock Incentive Plan. The approval of the Amended Stock Incentive Plan is subject to the stockholder approval requirements of the NYSE listing rules. Under these rules, abstentions will count as votes cast and will have the same effect as votes cast against the proposal. Broker non-votes are not considered to be votes cast under the NYSE requirements and therefore will not affect the voting results with respect to the approval of the Amended Stock Incentive Plan.

    2016 PROXY STATEMENT    11

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

14.	What happens if a Director nominee does not receive a majority of the votes cast?

Under our Corporate Governance Principles, a Director nominee, running uncontested, who does not receive a majority of the votes cast is required to tender his or her resignation for consideration by the Governance and Nominations Committee (“GN Committee”). The GN Committee will recommend to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. Unless all Directors have tendered their resignation, any Director who tenders his or her resignation will not participate in the Board’s decision with respect to the resignation.

15.	Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Coach before the meeting. Second, you can authorize online or send the Secretary of Coach a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting in person and vote. If your shares are held in an account at a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

16.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (which is limited to the ratification of the appointment of the Company’s independent registered public accounting firm) or if you provide instructions on how to vote by following the instructions provided to you by your broker.

17.	Who will count the votes?

All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.

18.	Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.

19.	Who will bear the cost for soliciting votes for the meeting?

The expenses of soliciting proxies to be voted at the meeting will be paid by Coach. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Coach, upon the request of the record holders, will reimburse these holders for their reasonable expenses. The Company has engaged Alliance Advisors LLC to solicit proxies and to assist with the distribution of proxy materials for a fee of $10,500 plus reasonable out-of-pocket expenses.

12        2016 PROXY STATEMENT

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

20.	Will there be access to the meeting room for persons with disabilities?

Yes. Stockholders with disabilities or requiring special assistance may contact: Coach, Inc., 10 Hudson Yards, New

York, New York 10001, Attention: Assistant Secretary, Telephone: (212) 615-2436 for information.

21.	Whom should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Coach, Inc., 10 Hudson Yards, New York,

New York 10001, Attention: Investor Relations Department, Telephone: (212) 629-2618.

    2016 PROXY STATEMENT    13

CORPORATE GOVERNANCE

Meetings and Committees of the Board

The Board of Directors held five meetings during fiscal year 2016. In addition to meetings of the full Board, Directors also attended meetings of Board committees. Each of the Directors attended at least 75% of the meetings held by the Board and Board committees on which he or she served during the fiscal year. The Board of Directors has an Audit Committee, a Human Resources Committee (the “HR Committee”) and a GN Committee. The following table shows the current membership of our Board of Directors and these committees. Prior to November 4, 2015, all independent directors were members of each committee. Based on feedback from the independent Directors, management and the Company’s stockholders regarding the most effective structure for the Board, the Board reduced the membership of each committee to focus on the expertise necessary to carry out the duties of each committee, effective November 4, 2015.

Board Membership and Committee Roster

Name of Director	Audit	Human Resources	Governance and Nominations
Jide Zeitlin(1)
Victor Luis
David Denton
Andrea Guerra
Susan Kropf
Annabelle Long(2)
Ivan Menezes
William Nuti
Stephanie Tilenius
Committee Chair	Member
(1)	Mr. Zeitlin also serves as the Chairman of Coach’s Board of Directors. He was appointed to the HR Committee on July 22, 2016.
(2)	Ms. Long joined the Board on January 4, 2016.

All regular quarterly meetings of our Board of Directors and Board committees include an executive session of our non-employee directors (“Outside Directors” or “Independent Directors”) without members of management present; our Chairman presides over executive sessions of the Board of Directors. Our Outside Directors and Board committees have authority to retain outside advisors as they deem necessary.

Coach encourages each member of the Board of Directors to attend each Annual Meeting of the Company’s stockholders, but has not adopted a formal policy with respect to such attendance. All of Coach’s then-sitting Directors attended the

Annual Meeting of Stockholders held in 2015, except for Gary Loveman, who was not standing for re-election.

The Board of Directors and each committee of the Board of Directors conduct an annual self-evaluation, which considers a number of elements, such as an evaluation by each Director of the performance of Coach’s Chief Executive Officer, each committee and the Board as a whole, and periodically includes an evaluation by each Director of the other directors. The results of these evaluations are discussed with the Board and committee members once completed.

14        2016 PROXY STATEMENT

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee is comprised solely of Independent Directors and met eight times during fiscal year 2016. The Audit Committee reviews Coach’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants. The Audit Committee is required to pre-approve all services provided by the independent auditors to assure that these services do not impair the auditors independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Coach and the independent auditors will provide an update to the Audit Committee. The Audit Committee reviews Coach’s accounting principles and financial reporting, as well as the independence of Coach’s independent accountants. In discharging its duties, the Audit Committee:

•	is directly responsible for the appointment, compensation determination and oversight of Coach’s independent accountants;
•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;
•	provides oversight of, and has authority for selection and evaluation of, Coach’s internal auditors;
•	meets independently with Coach’s internal auditors, its independent accountants and senior management;
•	reviews the general scope of Coach’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit; and

•	reviews with Coach’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Coach’s public filings and the procedures followed to prepare for such certifications.

Coach’s Board of Directors determined that all members of the Audit Committee were “independent” as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and that all were “financially literate” under the rules of the exchange. The Board has determined that David Denton, the Chair of the Audit Committee is considered an “audit committee financial expert” under federal securities laws. The Audit Committee operates pursuant to a charter initially approved by the Board of Directors in September 2000 and last revised by the Board in May 2015. A copy of the current charter is available on Coach’s web site at http://www.coach.com/audit-committee.html. We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this charter by sending a written request to Coach, Inc., 10 Hudson Yards, New York, New York 10001, Attention: General Counsel. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

Human Resources Committee

The HR Committee is comprised solely of Independent Directors and met five times during fiscal year 2016. Coach’s Board of Directors determined that all members of the HR Committee were “independent” under the NYSE heightened independence standards for members of compensation committees. The HR Committee operates pursuant to a charter initially approved by the Board of Directors in November 2007 and last revised by the Board in August 2016. A copy of the current charter is available on Coach’s web site at http://www.coach.com/human-resources-committee.html. We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this charter by sending a written request to Coach, Inc., 10 Hudson Yards, New York, New York 10001, Attention: General Counsel. The HR Committee:

•	determines, approves and reports to the Board of Directors on all elements of compensation for Coach’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives, and oversees the administration of various employee benefit and retirement plans;

•	reviews non-employee director compensation and benefits and recommends changes to the Board as necessary;
•	performs, or assists the Board in performing, the duties of the Board relating to the annual performance evaluations of the Company’s executive officers and succession planning for key executives; and
•	retained the services of Semler Brossy Consulting Group LLC (“Semler”) through December 2015 and the services of Compensation Advisory Partners, LLC (“CAP”) starting in January 2016; a description of the services provided to the HR Committee during fiscal 2016 appears below under Compensation Discussion and Analysis — Compensation Decision Making Process — Roles and Responsibilities.

    2016 PROXY STATEMENT    15

CORPORATE GOVERNANCE

Governance and Nominations Committee

The GN Committee is comprised solely of Independent Directors and met four times during fiscal year 2016. Coach’s Board of Directors determined that all members of the GN Committee were “independent” as defined in the NYSE listing standards. The GN Committee operates pursuant to a charter approved by the Board of Directors in November 2007. A copy of the current charter is available on Coach’s web site at http://www.coach.com/governance-and-nominations-committee.html. We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this guide by sending a written request to Coach, Inc., 10 Hudson Yards, New York, New York 10001, Attention: General Counsel.

The GN Committee performs a leadership role in shaping the corporate governance of the Company, and reports to the Board of Directors on matters relating to corporate governance and the identification and nomination of new directors; these duties include succession planning for Company executive positions and conducting annual performance evaluations of the Board and its several committees.

The Corporate Governance Principles, as approved by the Board of Directors and posted on our website, set forth qualifications and criteria for our Directors. The GN Committee’s charter provides that in evaluating Director candidates, the GN Committee shall take into account all factors it considers appropriate, which may include business skills and experiences, prominence and reputation in their profession, concern for the best interests of the Company, strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors. The GN Committee’s process includes identification of director candidates and evaluation of the candidates based on the Corporate Governance Principles and the following minimum qualifications:

•	the highest personal and professional ethics, integrity and values;
•	commitment to representing the long-term interests of the stockholders;
•	an inquisitive and objective perspective, practical wisdom and mature judgment;
•	freedom from significant conflicts of interest;
•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and
•	a commitment to serve on the Board for an extended period of time.

The GN Committee’s selection process also provides for engagement of third party search firms, interviews with various members of the Committee, the Board and management, and an evaluation of each individual in the context of the Board as a whole, applying the criteria that it deems appropriate. The final selection of nominees is made by the Board of Directors.

The GN Committee will consider all candidates recommended by stockholders in accordance with the timing and other procedures established in Coach’s Bylaws for stockholder nominations. The GN Committee evaluates all candidates in the same manner, regardless of the source of such recommendation, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in Coach’s proxy statement. Recommendations should be submitted in writing to the Secretary and General Counsel of Coach at 10 Hudson Yards, New York, New York 10001. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board in May 2004.

16        2016 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

The HR Committee is currently comprised of the following Independent Directors: Susan Kropf, Chair, William Nuti, Stephanie Tilenius and Jide Zeitlin. Mr. Denton, Mr. Guerra, Mr. Menezes and Mr. Loveman also served as members of the HR Committee during a portion of fiscal year 2016. No director who served as a member of our HR Committee during any portion of fiscal year 2016 was an employee of the Company during fiscal year 2016 or a former officer of the

Company. None of Coach’s executive officers serve on the compensation committee (or other committee serving an equivalent function) or board of directors of any other company of which any member of the HR Committee during any portion of fiscal year 2016 or the Board of Directors is an executive officer. The HR Committee makes all compensation decisions regarding the Company’s executive officers.

Code of Conduct and Other Policies

Coach has adopted a Code of Conduct (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Coach officers, employees and directors, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Controller and other senior financial personnel performing similar functions. We require officers and employees at or above the level of Manager (and selected lower-level employees) to attend training on the Code and other matters of business ethics. We require all full-time employees to review and certify the Code annually. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including a toll-free telephone hotline and a reporting website, both allowing for anonymity. The Code meets the definition of “code of ethics” under the rules and regulations of the SEC and the NYSE and is posted on our website at http://www.coach.com/governance-document.html. We will provide to any person without charge, upon request, a copy of the Code. You may obtain a copy of the Code by sending a written request to Coach, Inc., 10 Hudson Yards, New York, New York 10001, Attention: General Counsel.

Coach has also adopted a Political Activities and Contributions Policy. Coach does not make political contributions and prohibits all employees from using any Company funds or assets for direct or in-kind political contributions, including contributions to any ballot initiative, referendum or other question, political action committee (PAC), political party or candidate, whether federal, state or local, in the United States or abroad, subject to certain pre-approved specific foreign country exclusions. Employees are permitted to make personal contributions that do not involve any funds or resources of the Company, including Company time, facilities, office supplies, letterhead, phones and fax machines.

Other Corporate Governance Matters

Corporate Governance Principles

Coach’s Corporate Governance Principles (the “Guidelines”) provide the framework for the governance of Coach. These Guidelines reflect the governance rules for NYSE-listed companies and those contained in the Sarbanes-Oxley Act of 2002. The Board reviews these principles and other aspects of governance periodically. The Guidelines, together with other corporate governance documents of Coach, are posted on our website at http://www.coach.com/governance-document.html. We will provide to any person without charge, upon request, a copy of the Guidelines. You may obtain a copy of the Guidelines by sending a written request to Coach, Inc., 10 Hudson Yards, New York, New York 10001, Attention: General Counsel.

Separation of Chairman and Chief Executive Officer; Strong Independent Board

Under Coach’s Bylaws and the Guidelines, the positions of Chairman of the Board and Chief Executive Officer may be held by one person or separately. Prior to January 2014, the role of Chairman of the Board and Chief Executive Officer was held jointly by our former chief executive officer. In January 2014, Mr. Luis became the Company’s Chief Executive Officer and our former chief executive officer, its Executive Chairman. In November 2014, Jide Zeitlin became Chairman of the Board.

Our policy as to whether the role of the Chairman and the Chief Executive Officer should be separate is to adopt the practice that best serves the stockholders’ interests and the Company’s needs at any particular time. The Board believes that the current governance structure — Mr. Luis as the Company’s Chief Executive Officer and member of the Board and Mr. Zeitlin as the independent Chairman of the Board — will allow Mr. Luis to focus his time and energy on

    2016 PROXY STATEMENT    17

CORPORATE GOVERNANCE

managing the Company and Mr. Zeitlin to lead the Board in its fundamental role of providing guidance, advice and counsel regarding the business, operations and strategy of the Company. We believe this structure will allow the Company to continue to execute its strategy and business plans to maximize stockholder value.

The Company has also adopted various policies to provide for a strong and independent Board. The Board and the GN Committee have assembled a Board comprised of capable and experienced directors who are currently or have been leaders of major companies or institutions, are independent thinkers, and have a wide range of expertise and skills. The Board annually examines the relationships between the Company and each of its Directors. After this examination, the Board has determined that each of the non-management Directors who are standing for re-election at the Annual

Meeting have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards. In addition, all Committees of the Board are made up entirely of Independent Directors. The Board and these Committees are empowered to retain their own counsel or advisors as they deem necessary.

The Company’s Independent Directors satisfy the independence guidelines as set out under Rule 3.13 of The Stock Exchange of Hong Kong Limited Listing Rules and are considered as independent non-executive directors of the Company for the purpose of The Stock Exchange of Hong Kong Limited Listing Rules. Victor Luis is a member of management, and as a result, is not considered an Independent Director.

Board Diversity

The Company does not have a formal policy regarding the diversity of the Board. Instead, the GN Committee considers the Board’s overall composition when considering Director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the

Company’s current and expected future needs. In addition, the GN Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Board’s Role in the Oversight of Risk

Under Coach’s articles of incorporation, Bylaws and Guidelines, it is the duty of the Board to oversee the management of Coach’s business, including assessing major risks facing the Company and reviewing options for mitigating these risks. The Board, in its oversight role, periodically reviews the Company’s risk management policies and programs to ensure risk management is consistent with the Company’s corporate strategy and effective in fostering a culture of risk-aware and risk-adjusted decision-making throughout the organization. The Company conducts a rigorous risk management program that is designed to bring to the Board’s attention the Company’s most material risks for evaluation, including strategic, operational, financial and legal risks. The Board and its committees work with senior management, as well as Coach’s independent and internal auditors and other relevant third parties, to ensure that enterprise-wide risk management is incorporated into corporate strategy and business operations. The Board has delegated to its committees responsibility to evaluate elements of the Company’s risk management program based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s risk programs adequately identify material risks facing the Company in a timely fashion; implement appropriate responsive risk management strategies; and adequately transmit necessary information with respect to material risks within the organization. The Company believes that the Board’s leadership structure provides appropriate risk oversight of the Company’s activities.

Sarbanes-Oxley Certifications

Coach has filed with the SEC, as exhibits to its most recently filed Annual Report on Form 10-K, the certifications required by the Sarbanes-Oxley Act of 2002 regarding the quality of the Company’s public disclosure.

18        2016 PROXY STATEMENT

CORPORATE GOVERNANCE

Director Compensation

Directors who are Coach employees receive no additional compensation for their services as Directors. Compensation for Outside Directors is recommended by the HR Committee and approved by the Board of Directors. Compensation for each Outside Director consists of an annual cash retainer, which varies based on each Outside Director’s role on the Board, and annual grants of stock options and RSUs made on the date of Coach’s Annual Meeting of Stockholders. Upon joining the Coach Board, each new Outside Director receives a grant of options and RSUs with approximately the same value as this annual grant.

In addition, Coach’s Outside Directors may elect to defer part or all of their annual cash retainer or RSU vesting under the 2015 Amended Stock Incentive Plan. Deferred amounts may be invested in a stock equivalent account or in an interest-bearing account (for cash retainer only).

Coach’s Outside Director retainers in effect during fiscal year 2016 were as follows:

Compensation Element	Annual Amount	Received by:
Basic annual retainer	$75,000	All Outside Directors
Annual equity grant value(1)	150,000	All Outside Directors
Audit Committee Chair annual retainer	30,000	Mr. Denton
HR Committee Chair annual retainer	30,000	Ms. Kropf
GN Committee Chair annual retainer	20,000	Mr. Zeitlin
Non-executive Chairman of the Board retainer	125,000	Mr. Zeitlin
(1)	The annual equity grant to our Outside Directors is fixed at approximately $150,000, with 50% of the value of the award made in the form of stock options and 50% made in the form of RSUs. These awards vest in full on the earlier of Coach’s next Annual Meeting of Stockholders or one year from the date of grant, subject to the Director’s continued service until that time. The grant of stock options and RSUs made to new Directors upon joining is approximately the same value as these annual grants and vests one year from the grant date.

Stock Ownership Policy

Coach has a stock ownership policy for Outside Directors. Under the policy, each Director is expected to accumulate the lower of 15,000 Coach shares or Coach shares valued at five times the base annual retainer of $75,000. The Board of Directors expects the required level of ownership to be reached within five years of the date an Outside Director is appointed to the Board. Ownership includes shares owned, shares held in Coach’s Outside Director deferred compensation plan, and shares equivalent to the after-tax gain on vested, unexercised, in-the-money stock options.

As of the last measurement date (December 31, 2015),

•	Messrs. Denton, Menezes and Zeitlin and Ms. Kropf had achieved the desired level of ownership;
•	Messrs. Guerra and Nuti, and Ms. Tilenius had not achieved the desired level of ownership (all have been Outside Directors for less than five years); and
•	Ms. Long had not yet joined the Board.

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CORPORATE GOVERNANCE

2016 Director Compensation

Compensation earned in fiscal year 2016 for each Outside Director is detailed below:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
David Denton	105,000	74,986	75,215	255,201
Andrea Guerra	75,000	74,986	75,215	225,201
Susan Kropf	105,000	74,986	75,215	255,201
Annabelle Yu Long	18,750	74,984	75,714	169,448
Gary Loveman (3)(4)	43,750	0	0	43,750
Ivan Menezes	75,000	74,986	75,215	225,201
William Nuti	75,000	74,986	75,215	225,201
Stephanie Tilenius	75,000	74,986	75,215	225,201
Jide Zeitlin (3)	220,000	74,986	75,215	370,201
(1)	Fees earned or paid in cash reflect the time Directors spent in each role as outlined in the previous Director Compensation section.
(2)	Reflects the aggregate grant date fair value of all stock options and RSU awards, assuming no risk of forfeiture. The weighted average assumptions used in calculating the grant-date fair value of these awards are described in footnote 4 to the Summary Compensation Table. As of July 2, 2016, the outstanding stock options held by each outside director were: David Denton, 32,281; Andrea Guerra, 21,227; Susan Kropf, 84,499; Annabelle Yu Long, 11,037; Gary Loveman, 72,765; Ivan Menezes, 48,499; William Nuti, 32,281; Stephanie Tilenius 39,066; Jide Zeitlin, 84,499. The number of RSUs held by each outside current director was 2,323, except for Annabelle Yu Long, who held 2,229 due to having received an appointment grant upon joining the Board in January 2016. This number of shares includes dividend equivalents reinvested into the original grant on a quarterly basis.
(3)	Mr. Loveman and Mr. Zeitlin deferred 100% of their cash retainer into Coach, Inc. company stock under the 2015 Amended Stock Incentive Plan.
(4)	Mr. Loveman did not stand for re-election at the 2015 Annual Meeting of Stockholders and left the Board as of November 4, 2015.

2016 Director Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (3) ($)
David Denton	0	0	2,330	75,212
Andrea Guerra	0	0	1,996	72,036
Susan Kropf	17,000	217,988	2,330	75,212
Annabelle Yu Long	0	0	0	0
Gary Loveman	0	0	2,330	75,212
Ivan Menezes	0	0	2,330	75,212
William Nuti	0	0	2,330	75,212
Stephanie Tilenius	0	0	2,330	75,212
Jide Zeitlin	17,000	158,779	2,330	75,212
(1)	11,670 shares were sold to cover the exercise cost of Ms. Kropf’s stock option exercises and 9,655 shares were sold to cover the exercise cost of Mr. Zeitlin’s stock option exercises.
(2)	Amounts reflect the difference between the exercise price of the stock option and the market price of Coach common stock at time of exercise.
(3)	Represents the product of the number of shares vested and the market value of Coach, Inc.’s common stock on the vesting date. Mr. Loveman and Mr. Zeitlin deferred 100% of their RSU awards into Coach, Inc. company stock under the 2015 Amended Stock Incentive Plan.

20        2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Coach’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Nine Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2017 Annual Meeting of Stockholders and until he or she is succeeded by another Director who has been elected and qualifies. All of the nominees are currently members of Coach’s Board of Directors. The Board of

Directors recommends that you vote FOR all of the Director nominees below.

If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of September 30, 2016.

Name	Age	Position with Coach
Jide Zeitlin	52	Chairman of the Board and Director
Victor Luis	50	Chief Executive Officer and Director
David Denton	51	Director
Andrea Guerra	51	Director
Susan Kropf	67	Director
Annabelle Yu Long	43	Director
Ivan Menezes	57	Director
William Nuti	53	Director
Stephanie Tilenius	49	Director

Jide Zeitlin

Director since 2006; Chairman of the Board since 2014

Age: 52

Principal Occupation: Private investor; and retired partner at Goldman Sachs

Board Committees: Human Resources, Governance and Nominations

Jide Zeitlin has served as a member of Coach’s Board of Directors since June 2006 and as Chairman of the Board since November 2014. Since 2006, Mr. Zeitlin has been an investor with interests in Asia, the Middle East, and Africa. Prior to 2006, Mr. Zeitlin was a Partner at The Goldman Sachs Group, Inc., where he held senior management positions in the investment banking division, including that of global chief operating officer. He also served in the firm’s executive office. Mr. Zeitlin serves on the board of Affiliated Managers Group, Inc. and is Chairman Emeritus of Amherst College. He is, or has been, a member of the boards of Milton Academy, the Harvard Business School Board of Dean’s Advisors, Teach For America, Doris Duke Charitable Foundation, Montefiore Medical Center, Vascular Biogenics Limited Playwrights Horizons, Saint Ann’s School, and Common Ground Community. Mr. Zeitlin holds an A.B. degree, magna cum laude, in Economics and English from Amherst College and an M.B.A. degree from Harvard University.

Coach’s Board believes that Mr. Zeitlin is qualified to serve as a Director based on all of the experience described above, his experience as a senior investment banker and executive in multiple industries (including consumer products), his strong financial background and his extensive experience in international business and developing markets.

    2016 PROXY STATEMENT    21

PROPOSAL 1: ELECTION OF DIRECTORS

Victor Luis

Director since 2013

Age: 50

Principal Occupation: Chief Executive Officer and Director of Coach

Victor Luis was appointed Chief Executive Officer of Coach, Inc. in January 2014. Prior to his appointment, and beginning in February 2013, he held the role of President and Chief Commercial Officer of Coach, Inc., with oversight for all of the company’s revenue-generating units, strategy and merchandising. From February 2012 to February 2013, Mr. Luis served as President, International Group of Coach, with oversight for all of Coach’s operations outside of North America. Prior to that he was President for Coach Retail International from March 2010 to February 2012, with responsibility for the Company’s directly operated businesses in China (Hong Kong, Macau and Mainland China), Japan, Singapore, and Taiwan. Prior to that he was President and Chief Executive Officer, Coach China and Coach Japan from September 2008 to March 2010. Mr. Luis joined Coach in June 2006 as President and Chief Executive Officer, Coach Japan. Prior to joining Coach, from 2002 to 2006, Mr. Luis was the President and Chief Executive Officer for Baccarat, Inc., running the North American operation of the French luxury brand. Earlier in his career, Mr. Luis held marketing and sales positions within the Moët Hennessy Louis Vuitton (LVMH) Group. Mr. Luis holds a Bachelor of Arts degree from College of the Holy Cross and a Master of Arts degree from University College, Durham University, UK.

Coach’s Board believes that Mr. Luis is qualified to serve as a Director based on all of the experience described above and his proven track record within the Company over the past ten years, including most notably his leadership of the Company’s efforts in its international markets. His day-to-day leadership as Chief Executive Officer of Coach provides our Board with intimate knowledge of our operations, challenges and opportunities.

David Denton

Director since 2014

Age: 51

Principal Occupation: Executive Vice President and Chief Financial Officer of CVS Health Corporation

Board Committees: Audit, Governance and Nominations

David Denton has been Executive Vice President and Chief Financial Officer of CVSHealth Corporation, f/k/a CVS Caremark Corporation, (“CVS”), since January 2010. He previously held the position of Senior Vice President and Controller/Chief Accounting Officer of CVS from March 2008 to December 2009. He was Senior Vice President, Financial Administration of CVS and CVS/pharmacy, Inc. from April 2007 until March 2008 and Senior Vice President, Finance and Controller of PharmaCare Management Services, Inc., CVS’s pharmacy benefits management subsidiary, from October 2005 through April 2007. He has been with CVS since July 1999. He holds a Bachelor of Science degree in Business Administration from Kansas State University and a Masters of Business Administration from Wake Forest University.

Coach’s Board believes that Mr. Denton is qualified to serve as a Director based on all of the experience described above, his financial literacy and experience as an executive officer of a large, publicly-traded, consumer-facing company, his strong financial background, and understanding of the retail industry.

22        2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Andrea Guerra

Director since 2015

Age: 51

Principal Occupation: Executive Chairman, Eataly

Board Committees: Audit

Mr. Guerra has served as the Executive Chairman of Eataly since September 2015. From 2004 to 2014, Mr. Guerra served as Chief Executive Officer of Luxottica Group S.p.A. Formerly, Mr. Guerra spent 10 years at Merloni Elettrodomestici, where he was appointed Chief Executive Officer in 2000. Prior to that, Mr. Guerra worked for Marriott Italia where he became Director of Marketing. Mr. Guerra is a member of the Steering Committee of Fondo Strategico Italiano S.p.A. and serves on the Board of Directors of both Amplifon S.p.A. and Ariston Thermo S.p.A. In December 2014 he was appointed the Senior Strategic Advisor for Business, Finance and Industry to Italian Prime Minister Matteo Renzi. Mr. Guerra received a degree in Business Administration from the La Sapienza University of Rome in 1989.

Coach’s Board believes that Mr. Guerra is qualified to serve as a Director based on all of the experience described above, his past experience as a chief executive of a large publicly-traded global eyewear company, including his understanding of Coach’s business as the licensor of the Company’s eyewear line, and his understanding of the global luxury retail industry.

Susan Kropf

Director since 2006

Age: 67

Principal Occupation: Retired President and Chief Operating Officer of Avon Products

Board Committees: Human Resources, Governance and Nominations

Prior to her retirement in January 2007, Susan Kropf served as President and Chief Operating Officer of Avon Products with full profit-and-loss responsibility for all of Avon’s worldwide operations. She was named to this role in 2001 and was a member of Avon’s Board of Directors since January 1998. Ms. Kropf was reelected to Avon’s Board in May 2015. During her more than 30 year career at Avon, Ms. Kropf held key positions in marketing, product development and supply chain operations in addition to her general management roles. Notably, she was a leading force in the company’s emerging market growth. Ms. Kropf also serves on the Boards of Avon Products, Inc., Kroger Co. and The Sherwin Williams Co. She serves on various committees of these Boards including Audit, Finance, Compensation and Nominating & Governance. Ms. Kropf holds a B.A. from St. John’s University and an M.B.A in Finance from New York University.

Coach’s Board believes that Ms. Kropf is qualified to serve as a Director based on all of the experience described above, her experience as an executive officer of a major, publicly-traded, global consumer products company, her strong financial background, and her extensive experience in manufacturing, marketing, supply chain operations, customer service and product development.

    2016 PROXY STATEMENT    23

PROPOSAL 1: ELECTION OF DIRECTORS

Annabelle Yu Long

Director Since 2016

Age: 43

Principal Occupation: Managing Partner, Bertelsmann Asia Investments; Chief Executive, Bertelsmann China Corporate Center

Board Committees: None

Annabelle Yu Long was elected to Coach’s Board of Directors in January 2016. Ms. Long currently serves as a member of the Bertelsmann Group Management Committee, Chief Executive Officer of Bertelsmann China Corporate Center, and Managing Partner of Bertelsmann Asia Investments. Formerly, she was a Principal at Bertelsmann Digital Media Investments. She joined the international media, services, and education company via the Bertelsmann Entrepreneurs Program in 2005. From 1996 to 2003, Ms. Long was a Producer and Lead Anchor for the Sichuan Broadcasting Group. From 1994 to 1996 she was a Producer and host for Chengdu People’s Radio Broadcasting. Ms. Long is an active member of the World Economic Forum’s Young Global Leaders Advisory Council and is also a member of its Global Agenda Council on the Future of Media, Entertainment & Information. In addition, she is a member of the Stanford Graduate School of Business Advisory Council. Ms. Long serves on the Board of Directors of both BitAuto (NYSE: BITA) and China Distance Education (NYSE: DL). Ms. Long holds a Bachelor of Science degree from the University of Electronic Science and Technology in Chengdu, China and an M.B.A. from the Stanford Graduate School of Business.

Coach’s Board believes that Ms. Long is qualified to serve as a Director based on all the experience described above, her insight about the Chinese consumer and knowledge of and experience with the media landscape in China, along with her track record of investing in digital and lifestyle companies.

Ivan Menezes

Director since 2005

Age: 57

Principal Occupation: Chief Executive of Diageo plc

Board Committees: Audit

Ivan Menezes is an Executive Director and the Chief Executive of Diageo plc, a premium drinks company; he was appointed Chief Executive in July 2013 and has been an Executive Director since July 2012. Before then he held several executive and senior appointments at Diageo and was the Chief Operating Officer, Diageo plc since March 2012, the Chairman, Diageo Latin America & Caribbean since July 2011, the Chairman, Diageo Asia Pacific since October 2008, and the President and Chief Executive Officer of Diageo North America since January 2004. He previously served as President and Chief Operating Officer of Diageo North America from July 2002 and as President of Diageo, Venture Markets since July 2000. Before joining Diageo in 1997, he held senior marketing positions with Whirlpool Europe, a manufacturer and marketer of major home appliances, in Milan and was a principal with Booz Allen Hamilton, Inc., a strategy and technology consulting firm, both in Chicago and in London. Mr. Menezes also serves as an executive Director on the Board of Directors of Diageo plc. Mr. Menezes holds a Bachelor of Arts degree in Economics from St. Stephen’s College, Delhi, a post graduate diploma from the Indian Institute of Management, Ahmedabad and an M.B.A. degree from Northwestern University’s Kellogg School of Management.

Coach’s Board believes that Mr. Menezes is qualified to serve as a Director based on all of the experience described above, his experience as a Chief Executive of a major global consumer products company, his strong financial background, and his proven track record of driving international growth and expansion.

24        2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

William Nuti

Director since 2014

Age: 53

Principal Occupation: Chairman, Chief Executive Officer and President of NCR Corporation

Board Committees: Human Resources

William Nuti is the Chairman of the Board, Chief Executive Officer and President of NCR Corporation (“NCR”), a global technology company. Mr. Nuti became Chairman of the Board of Directors of NCR in October 2007, having joined the NCR Board of Directors in August 2005. Before joining NCR in August 2005, Mr. Nuti served as President and Chief Executive Officer of Symbol Technologies, Inc., an information technology company. Prior to that, he was Chief Operating Officer of Symbol Technologies. Mr. Nuti joined Symbol Technologies in 2002 following a 10 plus year career at Cisco Systems, Inc. (“Cisco”) where he advanced to the dual role of Senior Vice President of the company’s Worldwide Service Provider Operations and U.S. Theater Operations. Prior to his Cisco experience, Mr. Nuti held sales and management positions at International Business Machines Corporation, Netrix Corporation and Network Equipment Technologies. Mr. Nuti is also a director of United Continental Holdings, Inc. and is a member of its Audit Committee and previously served, within the last five years, as a director of Sprint Nextel Corporation. Mr. Nuti is also a director of the Compound Foundation, a member of the Georgia Institute of Technology advisory board and a trustee of Long Island University. He holds a Bachelor of Science degree in Economics and Finance from Long Island University.

Coach’s Board believes that Mr. Nuti is qualified to serve as a Director based on all of the experience described above, including his current role as a chief executive of a large public company, his experience as a director of other public companies, his demonstrated management and leadership experience, as well as his global sales and operations experience.

Stephanie Tilenius

Director since 2012

Age: 49

Principal Occupation: Chief Executive Officer and Co-Founder of Vida Health

Board Committees: Human Resources

Stephanie Tilenius has been the Chief Executive Officer and Co-Founder of Vida Health since January 2014. From June 2012 until January 2014, she served as Executive-in-Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was vice president of global commerce and payments at Google, Inc., where she oversaw digital commerce, product search and payments. Prior to joining Google, she was at eBay Inc. from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and global products. Ms. Tilenius was also a co-founder of PlanetRx.com and has worked at other technology and business enterprises. She serves as a Director of Seagate Technology Public Limited Company and of RedBubble in Australia as well as Tradesy, Inc. Ms. Tilenius also serves as Chair of the Advisory Board of the Harvard Business School California Research Center. She holds a Bachelor of Arts degree in Economics and a Master of Arts degree in International Finance from Brandeis University, and an M.B.A. from Harvard University.

Coach’s Board believes that Ms. Tilenius is qualified to serve as a Director based on all of the experience described above, her role as a senior executive at several large public companies, her experience in the consumer internet sector, including her varied digital and ecommerce expertise, along with her strategic insight and leadership skills.

    2016 PROXY STATEMENT    25

PROPOSAL 1: ELECTION OF DIRECTORS

Director Qualifications

The Company does not set specific criteria for Directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including the independence requirements of the SEC, the NYSE and the Hong Kong Stock Exchange. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board duties. While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the Governance and Nominations Committee of the Board believes that each Director should have a basic understanding of (a) the principal operational and financial objectives, plans and strategies of the Company, (b) the results of operations and financial condition of the Company and its business, and (c) the relative standing of the Company and its business in relation to its competitors. The Board believes that each of its current Directors meet all of these qualifications, as well as the individual qualifications presented above in each of their biographies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE ABOVE NOMINEES FOR DIRECTOR.

26        2016 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

This section should be read in conjunction with the Audit Committee Report presented below.

Ratification of Appointment of Auditors; Attendance at Meetings

The Audit Committee of Coach’s Board of Directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for fiscal year 2017. We ask stockholders to ratify the appointment of D&T as our independent registered public accounting firm at the Annual Meeting. Representatives of D&T are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our Bylaws do not require that the stockholders ratify the appointment of D&T as our independent auditors. However, we are submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of

Directors and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending June 30, 2018 (“fiscal year 2018”). Even if the appointment of D&T is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

Fees for Audit and Other Services

The aggregate fees for professional services rendered by D&T for the fiscal years ended June 27, 2015 and July 2, 2016 were approximately as follows:

	Fiscal 2015	Fiscal 2016
Audit Fees(1)	$3,311,000	$3,630,000
Audit-Related Fees(2)	1,261,000	261,000
Tax Fees(3)	1,761,000	564,000
All Other Fees(4)	46,000	2,000
(1)	Includes the audit of Coach’s annual consolidated financial statements and internal control over financial reporting, as well as the review of quarterly financial statements and assistance with regulatory and statutory filings.
(2)	Includes consultations related to significant new leases, registration statement procedures, other accounting consultations,audits of employee benefit plans, and the Stuart Weitzman acquisition in fiscal year 2015.
(3)	Tax fees represent fees for professional services related to national tax consulting services.
(4)	Includes review of operational activities of acquired business in fiscal year 2015 and subscription fees for access to an accounting research tool in fiscal year 2016.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all services provided by the independent auditors to assure that these services do not impair the auditors independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Coach and the independent auditors will provide an update to the Audit Committee. All services described in the table above have been approved by the Audit Committee or the Audit Committee Chair on an engagement-by-engagement basis.

The Audit Committee considered the services listed above to be compatible with maintaining D&T’s independence.

    2016 PROXY STATEMENT    27

AUDIT COMMITTEE REPORT

The Audit Committee (the “Audit Committee”) of the Board of Directors of Coach, Inc. (“Coach”) is responsible for overseeing Coach’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof, and Coach’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Coach’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Coach’s systems of internal controls. The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 2, 2016 with management and Coach’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Coach’s accounting principles and such other matters as are required to be discussed with the Audit Committee. Coach’s independent auditors discussed their independence and also provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Coach’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 that has been filed with the Securities and Exchange Commission.

Audit Committee

David Denton, Chair
Andrea Guerra
Ivan Menezes

28        2016 PROXY STATEMENT

EXECUTIVE OFFICERS

The following table sets forth information regarding each of Coach’s executive officers as of September 30, 2016:

Name	Age	Position
Victor Luis(1)	50	Chief Executive Officer and Director
Andrea Shaw Resnick	55	Interim Chief Financial Officer & Global Head of Investor Relations and Corporate Communications
Todd Kahn	52	President, Chief Administrative Officer and Secretary
Andre Cohen	52	President, North America and Global Marketing
Ian Bickley	52	President, International Group
Sarah Dunn	56	Global Human Resources Officer
(1)	Information regarding Mr. Luis is listed under Proposal 1: Election of Directors

Andrea Shaw Resnick was appointed Interim Chief Financial Officer in August 2016. In addition, she retained her role as Global Head of Investor Relations & Corporate Communications. Ms. Resnick joined Coach in 2000, prior to its initial public offering, and implemented Coach’s Investor Relations program, as well as creating on-the-ground corporate communications capabilities in Japan and Greater China. In 2011, she spearheaded the company’s listing on the Stock Exchange of Hong Kong. Before joining Coach, from 1988 through 1999, Ms. Resnick was a Director and Senior Portfolio Manager with HSBC Asset Management Americas in New York. Ms. Resnick also established and chaired the Regional Investment Strategy Group for North America, providing input to global asset allocation strategy. Previously, Ms. Resnick was an Equity Research Analyst for Oppenheimer & Co, Inc. from 1982 to 1987. Ms. Resnick attended Barnard College of Columbia University and is a member of the National Investor Relations Institute.

Todd Kahn was appointed President, Chief Administrative Officer and Secretary in May 2016. Mr. Kahn joined Coach as Senior Vice President, General Counsel and Secretary in January 2008. He was appointed Executive Vice President in 2011, Executive Vice President, Corporate Affairs in May 2013, Global Corporate Affairs Officer in April 2014 and most recently Chief Administrative Officer in August 2015. Prior to joining Coach, from July to September 2007, Mr. Kahn served as President and Chief Operating Officer of Calypso Christian Celle, a luxury lifestyle brand. From January 2004 until July 2007, Mr. Kahn served as Executive Vice President and Chief Operating Officer of Sean John, a private lifestyle apparel company. From August 2001 until December 2003, he was President and Chief Operating Officer of Accessory Network, a private accessory company. Before joining Accessory Network, Mr. Kahn served as President and Chief Operating Officer of InternetCash Corporation, an Internet payment technology company. He served as Executive Vice President and Chief Operating Officer of Salant Corporation, a public apparel company, after joining the company as Vice President and General Counsel in 1993. From 1988 until 1993, Mr. Kahn was a corporate attorney at Fried, Frank, Harris, Shriver and Jacobson in New York. Mr. Kahn received a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.

Andre Cohen was appointed President, North America and Global Marketing in May 2016, responsible for all the functions that drive Coach’s North American retail and wholesale business. In addition, Mr. Cohen has oversight of Global Marketing, Customer Experience and Digital Operations for the Coach Brand. Mr. Cohen originally joined Coach in 2008 as Senior Vice President of Coach International based in New York. In 2009, he relocated to Hong Kong to build and lead the Company’s China and Hong Kong businesses following their acquisition from the former distributor. In 2011, he became President and CEO of Coach Asia, establishing a centralized organization in Hong Kong to acquire and directly manage the Company’s key Asia businesses in Singapore, Malaysia, Taiwan and Korea. Mr. Cohen became Chief of Staff in September 2014 and was appointed President, North America in January 2015. Prior to joining Coach, Mr. Cohen was Managing Director-Asia Pacific for Timberland, where he had oversight of all direct markets and distributors across the region and successfully launched the brand in China. Before Timberland, he spent four years at the Swatch Group, where he was Regional Director of North Asia and Vice President of China and Hong Kong. His previous experience also includes roles at LVMH in Tokyo and Singapore, and L’Oreal in Malaysia. Mr. Cohen is a graduate of Dauphine University in Paris and holds a Masters degree in Finance and a Post Graduate degree in Strategy and Organization.

Ian Bickley was appointed President, International Group in August 2013, responsible for all international direct retail businesses and oversight for Coach’s international wholesale and distributorship businesses around the world. In addition, he has responsibility for the development of all new and emerging markets globally. Mr. Bickley joined Coach in May, 1993 as Director, International Planning & Operations and assumed responsibility for Japanese business development

    2016 PROXY STATEMENT    29

EXECUTIVE OFFICERS

two years later. In 1997, he became Vice President, Japan, and relocated to Tokyo. In 2001, Mr. Bickley was promoted to President of Coach Japan, Inc. Prior to joining Coach, from 1989 to 1993, Mr. Bickley was Director of Operations for Quick Response GMBH, a marketer and manufacturer of women’s apparel based in Munich, Germany. From 1988 to 1989, he served as a Consultant for the LEK Partnership, a strategic management consulting firm, also based in Munich. Mr. Bickley serves as a Director of Crocs, Inc. Mr. Bickley holds a Bachelor of Arts degree in Economics from Harvard College.

Sarah Dunn was appointed Global Human Resources Officer in April 2014, after becoming Executive Vice President in August 2011, and joining Coach as Senior Vice President,

Human Resources in July 2008. Prior to joining Coach, Ms. Dunn held executive positions at Thomson Financial and at Reuters, international multimedia news and financial information agencies in London and New York. She joined Thomson Financial in 2003 as Chief Content Officer and was appointed Executive Vice President, Human Resources and Organizational Development in April 2005. Prior to that at Reuters she was President of Corporates and Media Division and she also served as Chief Executive Officer of Lipper, and as a Board Member of Factiva. Ms. Dunn holds a Bachelor of Science degree in Human Sciences from University College, London, U.K., and a Masters degree in Information Science from City University, London.

30        2016 PROXY STATEMENT

COACH STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents information, as of August 31, 2016, except as otherwise noted below, with respect to the beneficial ownership of Coach’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our NEOs, and all Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

In general, “beneficial ownership” by an individual or entity includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or will become exercisable within 60 days; however, shares exercisable within 60 days are not considered outstanding for purposes of computing the percentage of ownership of any other individual or entity. Where indicated, the beneficial ownership described below includes share unit balances held under Coach’s stock incentive plans and Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Coach’s common stock. The amounts ultimately realized by the Directors will reflect all changes in the market value of Coach common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights but are credited with dividend equivalents, if any. Unless otherwise indicated, the address of all listed stockholders is c/o Coach, Inc., 10 Hudson Yards, New York, New York 10001.

Beneficial Owner	Shares owned	Percent of Class
Vanguard(1)	23,403,413	8.29%
Dodge & Cox(2)	17,371,561	6.15
Blackrock(3)	15,736,818	5.57
Victor Luis(4)	861,501	*
Jane Nielsen	14,749	*
Todd Kahn(5)	227,976	*
Andre Cohen(6)	92,021	*
Ian Bickley(7)	366,387	*
Gebhard Rainer	5,467	*
David Denton(8)	42,091	*
Andrea Guerra(9)	11,489	*
Susan Kropf(10)	91,243	*
Annabelle Yu Long	0	*
Ivan Menezes(11)	71,324	*
William Nuti(12)	24,724	*
Stephanie Tilenius(13)	31,705	*
Jide Zeitlin(14)	115,589	*
All Directors and Officers as a Group (14 people)(15)	2,276,297	*
*	Less than 1%.
(1)	The Vanguard Group (“Vanguard”), as of December 31, 2015, possessed sole voting power with respect to 518,483 securities, shared voting power with respect to 27,200 securities, sole dispositive power with respect to 22,859,622 securities and shared dispositive power with respect to 543,791 securities, based on a Schedule 13G filed with the SEC on February 11, 2016. Vanguard is located at 100 Vanguard Boulevard, Malvern, PA 19355.
(2)	Dodge & Cox (“Dodge”), as of December 31, 2015, possessed sole voting power with respect to 16,419,361 securities and sole dispositive power with respect to 17,371,561 securities, respectively, based on a Schedule 13G filed with the SEC on February 12, 2016. Dodge is located at 555 California Street, 40th Floor, San Francisco, California 94104.
(3)	Blackrock, Inc. (“Blackrock”), as of December 31, 2015, possessed sole voting power with respect to 13,339,630 and sole dispositive power with respect to 15,736,818 securities, respectively, based on a Schedule 13G filed with the SEC on February 10, 2015. Blackrock is located at 55 East 52nd Street, New York, New York 10055.
(4)	Includes 745,654 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(5)	Includes 188,393 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(6)	Includes 78,946 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(7)	Includes 282,380 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(8)	Includes 20,547 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(9)	Includes 9,493 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(10)	Includes 72,765 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(11)	Includes 36,765 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options and 7,622 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors and the 2015 Amended Stock Incentive Plan.

    2016 PROXY STATEMENT    31

COACH STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(12)	Includes 20,547 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(13)	Includes 27,332 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options.
(14)	Includes 72,765 shares of common stock that may be purchased within 60 days of August 31, 2016 pursuant to the exercise of options and 38,685 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors and the 2015 Amended Stock Incentive Plan.
(15)	Includes 1,825,667 shares subject to options exercisable within 60 days of August 31, 2016 and 46,307 stock equivalents held by our Outside Directors.

32        2016 PROXY STATEMENT

PROPOSAL 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION

This section should be read in conjunction with the Compensation Discussion & Analysis and Executive Compensation sections and the Human Resources Committee Report presented below.

In accordance with Section 14A of the Securities Exchange Act of 1934, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its NEOs as described in the Compensation Discussion and Analysis section beginning on page 34 and the Executive Compensation section beginning on page 56.

In deciding how to vote on this proposal, the Board encourages you to read both the Compensation Discussion and Analysis and Executive Compensation sections. The HR Committee has made significant enhancements in recent years to strengthen the link between pay and performance, to further link compensation to our overall compensation objectives described below, and to clearly detail the rationale for its pay decisions.

Our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, align compensation with the long-term interests of our stockholders and motivate executives to achieve our short-term and long-term strategies. We reward our NEOs and employees for furthering the Company’s primary objective: driving sustainable increases in stockholder value through ongoing sales and earnings growth. Pay for performance is core to our program. Reflecting this commitment and due to the fact that the Company exceeded the majority of its fiscal year 2016 performance objectives, certain of our NEOs’ compensation components paid out above established targets. Overall, we believe our executive compensation program meets each of our compensation objectives.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and related narrative.”

Adoption of the above resolution requires “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding upon the Company, the Board or the HR Committee. However, the Board values stockholders’ opinions and the HR Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION.

    2016 PROXY STATEMENT    33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation program for the following individuals, all of whom are considered NEOs for fiscal year 2016.

Name	Title
Victor Luis	Chief Executive Officer
Jane Nielsen(1)	Chief Financial Officer
Todd Kahn	President, Chief Administrative Officer and Secretary
Andre Cohen	President, North America and Global Marketing
Ian Bickley	President, International Group
Gebhard Rainer(1)	Former President and Chief Operating Officer
(1)	Ms. Nielsen left the Company on August 20, 2016 (after the close of fiscal year 2016); Mr. Rainer left the Company on April 26, 2016.

Executive Summary

Coach’s Transformation and Long-Term Strategic Plan

Fiscal year 2016 was the second full year of the long-term strategic plan announced at our Analyst & Investor Day in June 2014. We outlined a clear and comprehensive transformation plan, which is on track strategically and financially despite the significant and unanticipated volatility in tourist spending flows, as well as a range of macroeconomic, geopolitical and promotional headwinds.

During the fiscal year Coach, Inc. achieved several milestones:

  Returned to top-line growth while tightly controlling inventory, capping the fiscal year with strong fourth quarter performance across all key financial metrics;

  Delivered operating margin target and maintained our dividend while continuing to invest in our brands;

  Successfully integrated the Stuart Weitzman brand, which was accretive to sales and earnings on a non-GAAP basis;

  Initiated an operational efficiency plan, including an organizational restructuring resulting in several leadership changes, designed to create a more agile and scalable business model; and

  Completed the sale of our interest in our Hudson Yards headquarters building in early fiscal year 2017, monetizing a significant asset.

Also during fiscal year 2016, the Coach Brand:

  Emerged as a house of modern fashion design with the evolution of Executive Creative Director Stuart Vevers’ designs across sales channels;

  Continued the rollout of our new modern luxury store format, ending the year with 450 locations in this elevated, differentiated concept;

34        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  Optimized the size of our fleet by closing 30 underperforming retail locations in North America, and announced the planned closure of 25% of our North America Wholesale fleet in fiscal year 2017;

  Amplified our fashion positioning and communicated our 75-year history as America’s original house of leather through compelling marketing;

  After driving consistent improvement, achieved positive comparable store sales growth in North America in the fourth fiscal quarter, a 26-point improvement since the start of the transformation; and

  Drove continuous sales growth internationally despite a volatile and dynamic macro environment.

Coach, Inc. fiscal year 2016 financial highlights included:

	Fiscal Year 2016 Results ($ in millions, except per share amounts)
Measure	GAAP(1)	Non-GAAP(1)	Change Versus Fiscal Year 2015 on a GAAP Basis	Change Versus Fiscal Year 2015 on a Non-GAAP Basis
Net sales	$4,491.8	$4,491.8	7.2%	7.2%
International net sales	1,704.0	1,704.0	5.1%	5.1%
Operating income	653.5	776.6	5.7%	-1.5%
Diluted earnings per share	1.65	1.98	13.6%	3.1%
Annual cash dividend	$1.35 per share as of July 2016		No Change
Total stockholder return(2)			22.3%
(1)	See APPENDIX A for a reconciliation of non-GAAP financial measures and adjustments for constant currency to our results as reported under GAAP. Fiscal year 2016 was a 53 week year.
(2)	Total stockholder return with dividends reinvested.

Leadership Transition

During the year, we instituted an organizational and process restructuring, making several leadership changes designed to create a leaner, more agile management structure. As a result, Gebhard Rainer, our former President and Chief Operating Officer, left the organization and his role was not replaced. Further, three NEOs took on additional responsibilities effective May 2016, eliminating an organizational level:

•	Andre Cohen, the Company’s President, North America, was promoted to the role of President, North America and Global Marketing. In addition to his previous responsibilities, Mr. Cohen gained oversight of North America wholesale and global marketing, customer experience and the digital operations of the Coach Brand.
•	Todd Kahn, formerly the Company’s Chief Administrative Officer, General Counsel and Secretary, was appointed the Company’s President, Chief Administrative Officer and Secretary. Mr. Kahn gained oversight of information technology, supply chain, global environments and procurement, and shared responsibility for global inventory management with the Company’s Chief Financial Officer and relinquished his role as general counsel.

•	Jane Nielsen, Chief Financial Officer of Coach, Inc. during fiscal year 2016, began to report directly to Mr. Luis, our Chief Executive Officer (previously reporting to Mr. Rainer, our former Chief Operating Officer), and took on shared responsibility for global inventory management with Mr. Kahn. Ms. Nielsen left the Company on August 20, 2016.

Although they have left the Company, both Mr. Rainer and Ms. Nielsen are considered NEOs for fiscal year 2016. Mr. Rainer’s and Ms. Nielsen’s fiscal year 2016 compensation has been described within the Compensation Discussion and Analysis and related tables in this proxy statement. References to our compensation program and decisions made for our NEOs for fiscal year 2017 do not include Mr. Rainer or Ms. Nielsen.

Results of Stockholder Advisory Vote to Approve Executive Compensation and the HR Committee’s Response to Stockholder Feedback

At our 2015 Annual Meeting of Stockholders, 72% of the votes cast were in favor of our advisory vote on executive compensation, a decrease of 20 percentage points over the fiscal year 2014 result. We believe we received lower support primarily because the targets for our annual incentive plan (the “Annual Incentive Plan”) described in the Elements of Compensation section below for fiscal year 2015 were set below our fiscal year 2014 actual results. The HR Committee

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COMPENSATION DISCUSSION AND ANALYSIS

had taken this approach because they identified fiscal year 2015 as a year to “invest and reset” in our long-term strategic plan, as communicated in our June 2014 Analyst & Investor Day. After reducing promotional activity to reinvigorate our brand, we planned that our revenues would decline by roughly 11%, resulting in lower guidance and lower Annual Incentive Plan targets for fiscal year 2015.

Both the HR Committee and management were disappointed with the Say on Pay outcome and sought to understand our stockholders’ perspectives. We reached out to 30 investors representing 60% of shares outstanding before and after the

2015 Annual Meeting of Stockholders. We had discussions with 12 investors and engaged the HR Committee Chair in several of those dialogues. Most investors we spoke to were comfortable that our targets were in line with external guidance and did not take issue with the annual incentives earned for fiscal year 2015 performance. Several investors asked the HR Committee to consider selecting more traditional performance measures for performance restricted stock unit awards, such as return on assets or return on investment and others asked for more details on the rationale for changes in CEO compensation opportunities.

Stockholder and proxy advisor feedback were considered by the HR Committee in setting fiscal year 2016 and 2017 executive compensation. Important changes were:

Compensation Program Changes	Rationale
For Fiscal Year 2016
Set financial performance targets for annual incentives that represented an increase compared to the prior year
The targets required strong growth in net sales, and modest growth in diluted operating income and diluted EPS compared to prior year actual results. Our ability to set more aggressive goals aligns with our strategic plan.

For Fiscal Year 2017
Changed the performance measures for performance RSUs (“PRSUs”) under the long-term incentive plan to cumulative net income (75% weighted) and average return on net assets (25% weighted)
The strategic indicators used for the FY15-17 and FY16-18 PRSUs, such as growth in average dollar per transaction, are replaced with more traditional financial metrics designed to drive long-term value creation for the FY17-19 PRSUs. In determining the optimal set of financial metrics for PRSUs, the HR Committee considered the board-approved strategic plan, stockholder feedback, management input, and investor voting policies. In particular, return on net assets (“RONA”) is viewed by the investment community as an excellent metric for supporting long-term value creation. The metrics have the additional advantage of not overlapping with the performance metrics in the Annual Incentive Plan.

PRSUs granted in fiscal year 2017 cliff vest after three years based on performance results for fiscal 2017-2018 (two years)
While the company remains focused on a three year planning horizon, the HR Committee determined that a two year performance period with three year vesting reduced management’s exposure to non-controllables while at the same time linking management’s ultimate payout to stockholder return over three years.

Increased CEO annual and long-term incentive opportunities to align total compensation with the peer group median.

Used performance stock options to provide all incremental long-term incentive to CEO, with vesting contingent on three-year cumulative free cash flow. New CEO long-term incentive mix is: 40% PRSUs, 33% performance stock options, and 27% traditional stock options

The HR Committee believes providing competitive compensation opportunities is necessary to retain talented executives. The largest portion of the increase in Mr. Luis’ compensation was delivered in additional performance based equity—specifically performance contingent stock options.

The HR Committee views stock options as an important component of long-term incentives, focusing our executives on stock price growth over the long-term (up to 10 years). As a result, 100% of Mr. Luis’ long-term compensation is performance-based and the vesting of 73% of his long-term incentives depends on performance against financial metrics.

The performance stock options may cliff vest after three years only if a three-year cumulative free cash flow target is achieved. Free cash flow was selected because it is a driver of value creation that is not used in our other incentive programs.

Made selective increases in annual and long-term incentive opportunities for key executives Changed the long-term incentive mix for executives with the President title to 40% PRSUs, 40% traditional stock options, and 20% RSUs, from 33% PRSUs, 33% traditional stock options, and 33% RSUs

Consistent with actions taken on the CEO’s compensation, the HR Committee made selective increases in the compensation opportunities of our senior executive team. Our objective was to improve the Company’s ability to retain key executive talent in a highly competitive industry.

For Messrs. Kahn, Cohen, and Bickley, the HR Committee increased the weight on performance-based vehicles (PRSUs and stock options) to increase the focus on mid-term, multi-year net income and RONA goals, and long-term stock price growth goals.

36        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2016 Compensation Summary

Key decisions on fiscal year 2016 compensation made by the HR Committee were intended to align with our long-term strategic plan and include an appropriate balance of fixed and performance-based pay elements. Highlights include:

Base Salary

•	No salary increases were awarded to NEOs in September 2015 as part of the standard annual review cycle.

Fiscal 2016 Annual Incentives

•	The HR Committee set financial and operational goals under the Annual Incentive Plan which required growth versus the prior year’s actual results and were aligned with our long-term strategy and external guidance, including an 11% increase in net sales, a 2% increase in non-GAAP EPS, and a 1% increase in non-GAAP operating income.
•	There were no changes in target award opportunities for any NEOs.
•	Following the year, the NEOs earned a payout of 119.1% of target for Coach, Inc. financial performance, with payouts for business unit financial performance ranging from 35.4% to 120.8% of target.
•	Factoring in individual performance against pre-determined operational goals, payouts for our NEOs ranged from 111% to 127% of their target opportunity.
•	Details are found in the Annual Incentive Plan section below.

CEO Long-Term Incentive Opportunity and Mix

•	Working with its executive compensation consultant, the HR Committee reviewed the compensation of the chief executive officers in our compensation peer group and found that Mr. Luis’s target total compensation was below the median for that group.
•	The HR Committee then also considered Mr. Luis’s performance in his first full year as CEO in fiscal year 2015, the Company’s progress against its long-term strategic plan, and the value of Mr. Luis’s outstanding unvested long-term incentives, and increased his fiscal year 2016 long-term incentive award grant value to $6,000,000 from $5,000,000, with the award continuing to be 60% in PRSUs and 40% in stock options, in both cases vesting over three years.

Compensation Opportunity and Mix for Other NEOs

•	The HR Committee made annual long-term incentive award grants at the beginning of fiscal year 2016 to each NEO in the form of 33% stock options, 33% PRSUs and

33% RSUs. Details of these grants are found in the Long-Term Incentive Plan section below.

•	The HR Committee also awarded a one-time special long-term incentive to Mr. Kahn, in the form of a PRSU award valued at $500,000 (at target) on the date of grant and an RSU award valued at $500,000 on the date of grant. This award recognized Mr. Kahn’s lead role in the acquisition and integration of Stuart Weitzman and in navigating Coach’s financial investment in the Company’s new corporate headquarters at Hudson Yards.

Grant of PRSUs for Fiscal Years 2016-2018 (“FY16-18 PRSUs”)

•	The HR Committee set challenging financial and operational goals under the Stock Incentive Plan for the target PRSU awards granted to each NEO. Details are found in the Long-Term Incentive Plan section below.

Completed PRSUs for Fiscal Years 2014-2016 (“FY14-16 PRSUs”)

•	Following fiscal year 2016, Mr. Luis earned a payout of 109% of target on the last tranche of his FY14-16 PRSUs. Details are found in the Long-Term Incentive Plan section below.

Completed Transformation PRSUs for Fiscal Year 2014-2016 (“Transformation PRSUs”)

•	To support retention and performance during what was expected to be a sustained period of transformation and business challenge, approximately 50 senior executives, excluding Mr. Luis, were granted special Transformation PRSUs contingent on the total stockholder return (“TSR”) performance of Coach’s common stock from June 30, 2013 through July 2, 2016.
•	Coach failed to achieve the performance conditions. Accordingly, 100% of the Transformation PRSUs were forfeited for all executives, including Ms. Nielsen and Messrs. Kahn and Bickley.

Leadership Transition NEO Compensation Changes

•	Messrs. Cohen, Kahn and Ms. Nielsen received salary increases in May 2016 when they took on additional responsibilities with the Leadership Transition section above.
•	The HR Committee also approved increases to the annual and long-term incentive grant targets for Messrs. Kahn and Cohen for their increased responsibilities which will be effective in fiscal year 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

The following charts depict the relationship between the primary elements of Coach’s target annual total direct compensation mix for fiscal year 2016 for each NEO. For our CEO, 86% of his target total compensation is performance-based. For the other NEOs, 55% of target total compensation is performance-based. The chart illustrates target total compensation for fiscal year 2016 as described in the Base Salary, Annual Incentive Plan and Long-Term Incentive Plan sections below.

Fiscal Year 2016 Target Annual Total Direct Compensation Mix

(1)	These charts represent regular, ongoing annual target compensation; the Average of Other NEOs chart excludes one-time compensation (e.g. special PRSUs, RSUs and cash bonuses), and excludes Mr. Rainer’s compensation.

38        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

Coach’s executive compensation philosophy is focused on pay for performance and reflects governance practices that align with the needs of our business. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.

What We Do	What We Don’t Do
Pay for Performance Philosophy: A majority of NEO compensation is performance-based and is tied to our financial performance and/or the performance of our stock price.	No Excise Tax Gross Ups Upon Change in Control: Appointment letters and employment agreements do not include 280G tax gross up benefits.

Stock Ownership Policy: NEOs are expected to acquire and hold Coach stock worth three to five times their base salary within five years of appointment. Those who fail to comply with the policy in the required timeframe may sell only 50% of the after-tax shares received from stock option exercises or the vesting of RSUs and PRSUs until compliance with the stock ownership policy is achieved.

No Excessive Executive Perquisites: We provide limited benefits and perquisites such as executive disability and life insurance. As of January 2016, executives must contribute to our Non-qualified Executive Deferred Compensation Plan to receive a supplemental retirement plan match.

Double Trigger Equity Acceleration Upon a Change-in-Control: Long-term incentive award grants provide for accelerated vesting upon a change-in-control only if the executive is involuntarily terminated (without “Cause”) in conjunction with that change-in-control.

No Tax Gross Ups on Perquisites or Benefits: We do not provide tax gross ups on perquisites or benefits except in the case of standard relocation benefits and expatriate income tax equalization benefits available to all similarly situated employees.

Independent Executive Compensation Consultant: The HR Committee works with an independent executive compensation consultant on matters surrounding executive pay and governance. This consultant provides no other services to Coach.

No Payment of Current Dividends on Unvested Long-term Incentives: Dividend equivalents on unvested RSUs and PRSUs are reinvested in additional unvested RSUs or PRSUs and are only paid out to the extent that the underlying award is ultimately earned.

Mitigation of Undue Risk: Our compensation plans have provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, multiple performance metrics and Board and management processes to identify risk. The HR Committee does not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.
No Repricing Underwater Stock Options or stock appreciation rights without stockholder approval; No Grants Below 100% of Fair Market Value.
Regular Review of Share Utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.	No Inclusion of Long-term Incentive Awards in Severance Calculations.

Clawback Policy: NEOs are subject to a clawback policy that applies in the event of certain financial restatements, violation of our non-competition or non-solicitation policies, or in the event of termination for “Cause.”
No Permitted Hedging, Short Sales or Derivative Transactions in Company stock.
Notice Period: Currently employed or continuing NEOs are required to provide six months’ notice of intent to terminate employment, to mitigate the risk associated with sudden transition.	No guaranteed salary increases or guaranteed annual incentive bonuses for NEOs.

Holding Period on Certain PRSUs Granted to Mr. Luis: One-half of the net, after-tax shares underlying Mr. Luis’s Appointment Grant PRSUs may not be sold for two years following settlement at the completion of the performance period (to the extent that shares are earned).
No fixed term or evergreen employment agreements: all NEO employment letters are open ended with no specific end dates.

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COMPENSATION DISCUSSION AND ANALYSIS

Remainder of Compensation Discussion and Analysis

The remainder of this Compensation Discussion and Analysis is divided into the following sections:

What We Pay and Why: Program Objectives and Elements of Compensation

Compensation Program Objectives

Over the long term, Coach’s primary objective continues to be driving sustained increases in stockholder value through ongoing sales and earnings growth.

Our compensation programs are aligned with this objective: we deliver a market-competitive level of fixed compensation, with the opportunity for above-average rewards when Coach and the executive exceed our performance objectives. The compensation program for Coach’s NEOs is designed to serve the following goals:

•	Reward performance, with performance-based pay constituting a significant portion of total compensation;
•	Support the attainment of Coach’s short- and long-term strategic and financial objectives;
•	Align NEOs’ interests with those of our stockholders and encourage ownership of Coach stock by our NEOs;
•	Reward NEOs for achieving the challenging financial and strategic targets that we believe ultimately will drive stockholder value;
•	Enable us to attract and retain the executive talent necessary to profitably grow our business and drive stockholder value; and
•	Be competitive with our peer companies.

Successful execution of our long-term strategic plan will require a high level of executive talent, with competitive and motivational compensation programs specifically tied to the our goals and objectives.

40        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Compensation for our NEOs includes both fixed and performance-based components, with an emphasis on performance-based pay elements. We consider a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., operating income, earnings per share, etc.), operational performance (e.g., SG&A savings, employee retention and engagement, etc.), or stock price performance. Performance-based components are designed so that above-plan performance is rewarded with above-target payouts, and vice versa. The fixed components of compensation are designed to be competitive and remain a minority portion of the total mix. We do not attempt to align each element of compensation to specific peer company percentiles or ratios; rather peer company data is one of several factors considered by the HR Committee when determining executive compensation. See the Compensation Decision Making Process section for details.

The following table briefly describes each element of compensation. A detailed explanation of each component for fiscal year 2016 is provided in the next section, Fiscal Year 2016 Compensation.

Compensation Component	Reason to Provide	Performance Based	Not- Performance Based	Value Linked to Stock Price	Value Not Linked to Stock Price
Annual Incentive	Rewards our NEOs for achieving the annual financial and operational performance goals established by the HR Committee early in each fiscal year
Long-term Incentive: PRSUs	Granted annually to all NEOs to drive focus on Coach’s long-term performance, align executive rewards with stockholders, and link explicitly to achievement of our strategy
Long-term Incentive: Stock Options
Granted annually to all NEOs to drive focus on Coach’s long-term performance and align executive rewards with stockholders. Options have value only when our stock price increases from the price on the date of grant so stock options are a critical motivational tool to support Coach’s success and growth; we utilize options because of this strong pay for performance relationship

Long-term Incentive: RSUs
Granted annually to NEOs other than Mr. Luis to encourage retention. Although the number of shares earned depends solely on retention, their value rises and falls with the price of our common stock, adding a performance element

Base salary
Paid to all NEOs; competitive base salaries are necessary to attract and retain qualified, high-performing executives. Prior experience, scope of responsibility, and performance are key elements considered in setting base salaries

Benefits & Limited Perquisites	Offered to all NEOs; competitive benefits and modest perquisites are necessary to attract and retain qualified, high-performing executives

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2016 Compensation

Base Salary

Coach employees, including our NEOs, are paid a base salary based on the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with consideration to salary levels for similar positions in our peer companies.

The annual salary rates in effect during fiscal year 2016 for our NEOs are listed below. As part of ongoing expense control, management and the HR Committee decided to forgo annual salary increases for most employees, including the

NEOs (typically in effect each September). Employees who were promoted or took on significant additional responsibilities, and those working in our newer business markets were eligible for salary increases. And, following the leadership restructuring described above in the Leadership Transition section, the HR Committee approved salary increases for Messrs. Kahn and Cohen and Ms. Nielsen in line with competitive pay levels for executives with similar responsibilities in our peer group.

Named Executive Officer	Start of Year Annual Salary Rate	FY16 Merit Increase	Scope Change Increase (Off Cycle)	Effective Date of Increase	End of Year Annual Salary Rate	Salary Earned in FY16
Victor Luis	$1,300,000	0.0%	N/A	N/A	$1,300,000	$1,300,000
Jane Nielsen	650,000	0.0%	7.7%	May 1, 2016	700,000	658,333
Todd Kahn	700,000	0.0%	7.1%	May 1, 2016	750,000	708,333
Andre Cohen	850,000	0.0%	11.8%	May 1, 2016	950,000	866,667
Ian Bickley	800,000	0.0%	N/A	N/A	800,000	800,000
Gebhard Rainer(1)	750,000	0.0%	N/A	N/A	750,000	625,000
(1)	Mr. Rainer left the Company in April 2016.

Annual Incentive Plan

In setting the financial and operational performance measures, targets, and incentive payout schedule for the Annual Incentive Plan, the HR Committee considers prior fiscal year performance, desired financial and operational performance levels in line with our annual operating plan and long-term strategic plan, and macroeconomic conditions. Actual payments are made in cash to all participants within three months of the end of our fiscal year, based on the degree to which the objectives have been achieved, as certified and approved by the HR Committee. No executive may receive an annual incentive payment exceeding $6.0 million under the Annual Incentive Plan for any fiscal year.

The fiscal year 2016 target award levels for each NEO were assigned by the HR Committee based on the role and responsibility of each position and on peer company target award levels for similar positions.

For executives other than Mr. Luis, the Annual Incentive Plan includes a financial component, weighted 80%, and an operational component, weighted 20%. The operational component:

•	Supports and enables the Company’s success against the annual operating plan and long-term strategic plan; and
•	Reinforces a sense of shared responsibility across the executive leadership team (the NEOs and other senior executives).

To ensure that payouts under the plan are appropriately aligned with Company financial performance, the operational component was structured such that no payout would be earned with respect to the operational measures if the Company failed to achieve the threshold level of operating income established for the financial component. Mr. Luis’s annual incentive was based solely on the financial component because, as CEO, Mr. Luis has ultimate responsibility for delivering financial results for stockholders.

42        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The fiscal year 2016 Annual Incentive Plan components for each NEO are displayed below.

			Component and its Weight as a Percent of Each NEOs Target Annual Incentive
Named Executive Officer	Business Unit	Target Annual Incentive as a % of Salary earned	Coach, Inc. Component	Business Unit Component	Operational / Individual Component (1)
Victor Luis		160%	100%
Jane Nielsen (2)		75%	80%		20%
Todd Kahn (3)	North America Wholesale	75%	70%	10%	20%
Andre Cohen	North America Segment	100%	50%	30%	20%
Ian Bickley	International Segment	100%	50%	30%	20%
Gebhard Rainer (2)		100%	80%		20%
(1)	This component can only be earned if the Company achieves at least the threshold level of Coach, Inc. operating income established under the financial component.
(2)	Ms. Nielsen left the Company in August 2016 and did not receive a payout; Mr. Rainer left the Company in April 2016 and received a payout pursuant to the terms and conditions of his separation agreement.
(3)	As part of his 2016 responsibilities, Mr. Kahn led the Coach Brand North America Wholesale business unit.

Financial Component: In fiscal year 2016, for Coach, Inc., the HR Committee maintained the same financial metrics and weightings used for fiscal year 2015: operating income, weighted 50%; diluted EPS, weighted 25%; and net sales, weighted 25%. Messrs. Kahn, Cohen and Bickley also had a business unit financial component the measures for which were net sales, weighted 60%, and operating income, weighted 40%.

The payout for target performance is 100% of the target award, for threshold performance is 30% of target and the maximum incentive payout is 200% of target. For performance below threshold, there is no payout. The HR Committee intended this payout curve to set a clear, demanding performance standard, and provide appropriate upside opportunity and downside risk mitigation when performance exceeds (or falls below) the performance targets it sets.

To support the Company’s specific fiscal year 2016 plans and progress in line with its commitments under its long-term strategy, the HR Committee set target values that required modest growth in operating income and diluted EPS, and strong growth in sales, on a non-GAAP, constant currency basis. The fiscal year 2016 target values were aligned with the Company’s strategic objective to return to growth after a year of repositioning. The HR Committee deemed these targets would be sufficiently challenging to merit payout of the target annual incentive awards.

The fiscal year 2016 threshold performance values were set at 80% of the target values; the maximum performance levels were set to require significant stretch performance, such that maximum payout would only be achieved for truly outstanding results versus fiscal year 2015. The financial performance measures, target value and financial results used for the fiscal year 2016 Annual Incentive Plan appear below.

Coach, Inc.
Applies to all Named Executive Officers

($ in millions except per share amounts)	Weight	Fiscal Year 2015 Results(1)	Fiscal Year 2016 Award Targets(2)			Fiscal Year 2016 Results(1)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Operating income	50%	$788.5	$635.5	$794.4	$913.6	$818.6	120.3%
vs. prior year				1%		4%
Diluted earnings per share	25%	1.92	1.57	1.96	2.26	2.09	141.9%
vs. prior year				2%		9%
Net sales	25%	4,191.6	3,729.7	4,662.1	5,035.1	4,581.2	93.9%
vs. prior year				11%		9%
Weighted average payout as a % of Target:							119.1%

    2016 PROXY STATEMENT    43

COMPENSATION DISCUSSION AND ANALYSIS

Coach Brand International Segment
Applies to Mr. Bickley

($ in millions)	Weight	Fiscal Year 2015 Results	Fiscal Year 2016 Award Targets(2)			Fiscal Year 2016 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Operating Income	40%	$480.6	$409.0	$511.2	$587.9	$554.1	155.9%
vs. prior year				6%		15%
Net sales	60%	1,622.0	1,420.0	1,775.0	1,917.0	1,761.9	97.4%
vs. prior year				9%		9%
Weighted average payout as a % of Target:							120.8%

Coach Brand North America Segment
Applies to Mr. Cohen

($ in millions)	Weight	Fiscal Year 2015 Results	Fiscal Year 2016 Award Targets(2)			Fiscal Year 2016 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Operating Income	40%	$820.5	$658.7	$823.4	$947.0	$757.1	71.8%
vs. prior year				0%		-8%
Net sales	60%	2,467.5	1,976.8	2,471.0	2,668.7	2,424.9	93.5%
vs. prior year				0%		-2%
Weighted average payout as a % of Target:							84.8%

Coach Brand North America Wholesale
Applies to Mr. Kahn

($ in millions)	Weight	Fiscal Year 2015 Results	Fiscal Year 2016 Award Targets(2)			Fiscal Year 2016 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Operating Income	40%	$73.1	$69.1	$86.4	$99.4	$68.2	0.0%
vs. prior year				18%		-7%
Net sales	60%	190.8	171.4	214.3	231.4	189.2	59.0%
vs. prior year				12%		-1%
Weighted average payout as a % of Target:							35.4%
(1)	See APPENDIX A for a reconciliation of fiscal 2015 and 2016 financial measures to our results as reported under GAAP.
(2)	Actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance and 200% of target for maximum performance, with linear interpolation for performance levels between the amounts above.
(3)	Fiscal Year 2016 results have been adjusted primarily to be reflected in constant currency (for North America and International); to reflect adjustments for marketing expense allocation (for all); and strategic initiatives within the North America wholesale business, which is included in the North America segment.

As indicated above, the HR Committee used certain non-GAAP measures for the purpose of setting goals and/or to evaluate performance. The adjustments, including for the impact of foreign currency fluctuations, are described in Appendix A. These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. We believe these non-GAAP measures are useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of the business and understanding how such results compare with the Company’s historical performance. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance.

In addition to helping investors and others understand the effect of significant year-over-year foreign currency exchange rate fluctuations on performance measures, the HR Committee believes it is appropriate to use constant currency performance measures for setting goals and/or evaluating performance because it will incentivize management to make business decisions that drive the long-term sustainable performance of the Company rather than reacting to short-term currency fluctuations, which are largely outside of their control.

44        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Operational and Individual Component: In fiscal year 2016 the HR Committee applied several largely quantifiable and objective operational measures to: (i) support and enable the Company’s success against the annual operating plan and long-range financial plan, (ii) align with key drivers of the Company’s long-term strategic plan, and (iii) reinforce a sense of shared responsibility across the top executive team. The operational component does not apply to Mr. Luis whose annual incentive award is based solely on the Coach, Inc. financial component (as described above). The HR Committee established the operational measures across three categories:

Measure	Description & Reason Selected
Reduction in SG&A expense	•	Identify material SG&A savings prior to entering fiscal year 2017.
Leadership Talent Retention and Engagement	•
Metrics selected to align certain key executives with strategic need to steady the talent base in light of the Company’s ongoing transformational efforts, measured across two equally-weighted metrics: (i) retention of identified high-potential employees, and (ii) improvement in average engagement scores on four specific questions in the Company’s leadership engagement survey.

Individual Objectives	•	Key performance indicators and goals approved by the HR Committee and structured around key elements of the Company’s transformation in each individual’s functional area(s) of responsibility.

The HR Committee established the targets for each measure to align with and support the Company’s multi-year transformation, and deemed these targets to be sufficiently challenging to merit payout of target awards. To ensure that payouts under the plan are appropriately aligned with Company financial performance, the operational component was structured such that no payout would be earned with respect to the operational measures if the Company failed to achieve the threshold level of operating income established for the financial component. Coach’s adjusted operating income of $818.6 million exceeded the threshold of $635.5 million, and therefore the Company’s fiscal year 2016 operational performance measure targets and results were as follows:

Measure	Weight(1)	Fiscal Year 2016 Award Targets for Operational Component (weighted at 20%)			Fiscal Year 2016 Result	Payout as a % of Target Incentive
		Threshold	Target	Maximum
Identified SG&A expense savings	33%	$70.0 million	$100.0 million	$120.0 million	Above Maximum	200%
Leadership Talent Retention (# of voluntary resignations from among approximately 150 key employees other than the NEOs)	17%	11	8	5	Between Target and Maximum	150%
Leadership Talent Engagement (average % favorable score on four specified questions)	17%	30.0%	35.0%	40%	Target	100%
Weighted average payout as a % of Target:						163%
(1)	Excludes individual objective performance measures weighted at one-third of the Operational Component for each NEO, other than Mr. Luis.

In determining the Individual Objective performance achievement for each NEO (other than Mr. Luis), the HR Committee considered the following accomplishments:

•	Mr. Kahn led the integration of Stuart Weitzman, with the brand exceeding its operating income target for the year, and restructured the Stuart Weitzman handbag team; he partnered with Mr. Bickley to launch Coach 1941 in premium wholesale accounts worldwide; and he and other senior leaders who are not NEOs developed plans for the future of Coach’s footwear business.
•	Under Mr. Cohen’s leadership, Coach North America Retail achieved above threshold-level comparable store sales and transformed the customer service experience across the Coach North America fleet.
•	Mr. Bickley partnered with Mr. Kahn to launch Coach 1941 in premium wholesale accounts worldwide, and transformed the customer service experience across the Coach International fleet.

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COMPENSATION DISCUSSION AND ANALYSIS

The combined operational and individual component results for each NEO other than Mr. Luis were:

Named Executive Officer(1)	Shared Operational Goal Payout as a % of Target (weighted at 2/3)	Individual Goal Payout as a % of Target (weighted at 1/3)	Weighted Average Operational/Individual Payout as a % of Target
Mr. Kahn	163%	133%	153%
Mr. Cohen	163%	65%	130%
Mr. Bickley	163%	150%	158%
(1)	Ms. Nielsen left the Company in August 2016 and did not receive a payout; Mr. Rainer left the Company in April 2016; pursuant to the terms of his separation agreement, his operational and individual component payout was 100% of target.

Calculation of Fiscal 2016 Annual Incentive Awards: The following table shows the fiscal year 2016 target awards as a percent of base salary earned that each NEO could earn, applies the results described above to each target award, and shows the actual award earned. The resulting payouts are also displayed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”

(1)	For Mr. Rainer, the portion of annual incentive tied to Coach Inc. financial results amounting to $595,587 appears in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The portion of annual incentive tied to operational and individual results amounting to $125,000 appears in the “All Other Compensation” column in the Summary Compensation Table.

Long-Term Incentive Plan

Long-term incentives (“LTI”) represent a significant proportion of compensation at Coach and are designed to reward participants the way stockholders are rewarded: through growth in the value of Coach’s common stock. At the end of fiscal year 2016, over 1,400 of our employees were eligible to receive an annual long-term incentive award. We offer an “Equity Choice” program, under which eligible employees may elect to receive their annual long-term incentive in the form of stock options, RSUs or a combination of the two. Under this program, the ratio of stock options to RSUs is set so that the grant date fair market value of stock options and RSUs is approximately equal. Equity Choice is not available to our CEO or our other NEOs. In fiscal year 2016 our CEO received 60% of his annual LTI award value in PRSUs and 40% of his LTI award value in stock options. All other executive officers and other senior leaders received one-third of their LTI award in PRSUs, one-third in stock options and one-third in RSUs. Regardless of the form of award, the purpose of the long-term incentive grants is to align executives’ interests with those of our stockholders, reward employees for enhancing stockholder value, encourage retention and provide a means to increase ownership of Coach common stock. We also grant special PRSUs and RSUs on a selective basis as part of new hire agreements or other special circumstances, to encourage retention or to reward extraordinary individual results.

The number of PRSUs, stock options and/or RSUs granted to an NEO each year is designed to reflect relatively consistent target grant value on a year-to-year basis, so the number of shares granted is therefore adjusted each year based primarily on changes in Coach’s stock price and the underlying assumptions used in calculating the expense of a stock option. Adjustments may also be made based on changes in the executive’s responsibilities and performance, changes in the competitive marketplace, or other factors determined by the HR Committee.

All awards are made under the terms and conditions of the 2015 Amended Stock Incentive Plan. Awards are made on predetermined dates, with the majority of the awards during the Board of Directors and HR Committee’s regularly scheduled August meetings, at the same time that salary increases and annual incentive award payments are approved. Off-cycle grants for new hires and other special events, may be made on the first business day of each fiscal month.

An agreement documenting each grant includes specific provisions relating to the executive’s termination. Our stock option, RSU, and PRSU grants contain a financial penalty (clawback) (which extends for a period beyond the exercise of options or the vesting of RSUs or PRSUs) for executives who violate our non-competition and/or non-solicitation rules or who violate other business standards established by Coach.

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COMPENSATION DISCUSSION AND ANALYSIS

Special rules that accelerate vesting apply to terminations due to death or permanent disability, or a termination in connection with a change in control, and vesting may continue in the case of a qualified retirement (unless otherwise specified in the applicable grant agreement) or following an involuntary termination of employment under some circumstances.

Performance Restricted Stock Units (PRSUs): The HR Committee grants PRSUs because it believes they motivate and reward executives for achieving key financial and operational objectives over a multi-year period. The use of company stock for these awards further aligns executives with stockholders and supports stock ownership.

Stock Options: The HR Committee grants stock options to the NEOs because it believes they focus our executives on execution of our strategic objectives, driving stock price growth. We consider stock options to be performance-based, since they only generate value when our stock price increases above the grant date price. When the stock price does not increase above the grant date price, neither the executive nor the stockholder realizes value. The grant (exercise) price of stock options is the closing price on the date of grant.

Restricted Stock Units (RSUs): The HR Commmittee grants RSUs to our NEOs (other than Mr. Luis) to drive retention and stock ownership.

Fiscal Year 2016 Long-term Incentive Awards: On August 14, 2015, the HR Committee made the long-term incentive grants shown in the table below to our NEOs, with consideration given to each executive’s performance, the values granted in prior years, the price of Coach stock on the date of grant, and (in the case of stock options) to the estimated Black-Scholes value of the stock option.

For the FY16-18 PRSUs, the HR Committee determined that the performance measures would be the same as those used for the PRSUs for fiscal years 2015 — 2017 (the “FY15-17 PRSUs”), aligned with our long-term strategic plan and brand transformation activities:

•	compound annual growth in average dollar per transaction for our North America directly operated businesses (weighted at 50%), as growth in average dollar per transaction is considered a strong indicator of the strength of our brand and new product offerings and a leading indicator of overall sales growth;

•	modernization of our store fleet as measured by the number of renovated and new stores built in our new modern luxury store concept as a percent of the number of stores in the fleet at the end of fiscal year 2018 (weighted at 30%); and
•	compound annual growth in international sales on a constant currency basis (weighted at 20%), as international sales remains a key growth opportunity for Coach.

The HR Committee set the FY16-18 performance targets for each measure aligned to the FY16-18 period in the Company’s long-term strategic plan, and deemed those targets would be sufficiently challenging to merit payout of the target number of PRSUs. The HR Committee set the maximum and threshold performance values and payout levels to establish a clear, demanding performance standard, and provide appropriate upside opportunity and downside risk mitigation when performance exceeds (or falls below) the targets it sets. 170% of the target number of shares can be earned for maximum performance, and 30% of the target number of PRSUs can be earned for threshold performance.

Fiscal Year 2016 Special Grant: On August 14, 2015, the HR Committee awarded a one time special long-term incentive to Mr. Kahn, in the form of PRSUs and RSUs. Mr. Kahn’s special PRSUs have the following performance measures and may vest on the third anniversary of the grant date subject to performance against these measures:

•	three year compound annual growth in Stuart Weitzman brand revenue (weighted at 25%) and Stuart Weitzman brand operating income (weighted at 25%), as these are leading indicators of health and expansion of the brand; and
•	successful restructuring of the Coach interest in Hudson Yards (weight 50%), as measured by the capitalization rate achieved on the transaction.

Following is a summary of all fiscal year 2016 long-term incentive grants made to our NEOs:

	FY16 Long-Term Incentive Awards
	Stock Options		Target PRSUs		RSUs
Named Executive Officer	Shares	Grant Value	Shares	Grant Value	Shares	Grant Value
Victor Luis	431,734	$2,419,149	114,431	$3,599,999	NA	NA
Jane Nielsen(1)	59,963	335,992	10,595	333,319	10,595	$333,319
Todd Kahn	47,970	268,791	8,476	266,655	8,476	266,655
Special Grant			15,893	499,994	15,893	499,994
Andre Cohen	62,961	352,790	11,125	349,993	11,125	349,993
Ian Bickley	62,961	352,790	11,125	349,993	11,125	349,993
Gebhard Rainer(1)	89,945	503,991	15,893	499,994	15,893	499,994
(1)	Ms. Nielsen left the Company in August 2016 and all of her FY16 long-term incentive awards subsequently forfeited; Mr. Rainer left the Company in April 2016 and a portion of the awards subsequently forfeited pursuant to the terms and conditions of his separation agreement. For more information please see the Executive Compensation—Potential Payments Upon Termination or Change in Control section.

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COMPENSATION DISCUSSION AND ANALYSIS

PRSUs Vesting in Fiscal Year 2016 - Third Tranche of Mr. Luis’s FY14-16 PRSU: Per his appointment letter, Mr. Luis’s FY14-16 PRSU granted in August 2013 was eligible to vest ratably over three years:

•	The first and second tranches of this award were settled at the end of fiscal years 2014 and 2015.
•	The financial targets, thresholds and maximums for the third tranche of the FY14-16 PRSU were set by the HR Committee in August 2014, covering performance over fiscal years 2015 and 2016.
•	The HR Committee chose to use the same performance metrics and weights it assigned for the FY15-17 PRSUs,

also set in August 2014 for this tranche, to ensure alignment and focus on the first two years of the long-term strategic plan. The HR Committee deemed the targets would be sufficiently challenging to merit payout of the target number of PRSUs.

•	The HR Committee set the maximum and threshold performance values and payout levels for each metric to establish a clear, demanding performance standard, and provide appropriate upside opportunity and downside risk mitigation when performance exceeds (or falls below) the targets it sets.

At the end of fiscal year 2016, the HR Committee approved the results for the third tranche of Mr. Luis’s FY14-16 PRSU and the award was settled as displayed in the following table:

Grant Date	Grant Value	Shares Granted	Performance Measure and Weight	Weight	Performance Requirements(1)					Payout as a % of Target	Total Shares Earned and Vested(2)
					Threshold	Target	Maximum	Result
			Performance Period: Fiscal Years 2015 and 2016
August 15, 2013	$960,000	18,300	2 Year North America ADT Growth vs FY14(3)	50%	2.5%	5.0%	8.3%	9.6%	Above Maximum	200%
			2 Year Total Number of Stores Remodeled	30%	311	383	383	311	Threshold	30%
			2 Year International Sales Growth vs FY14(4)	20%	7.0%	11.0%	15.0%	5.5%	Below Threshold	0%
Weighted average payout as a % of Target:										109%	21,945
(1)	Actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance, and 200% of target for maximum performance (for ADT and International Sales Growth) or 100% of target for stores remodeled, with linear interpolation for performance levels between the amounts above. On a weighted average basis, the maximum possible payout is 170% of target.
(2)	Includes dividend equivalent shares accumulated through July 2, 2016.
(3)	ADT represents Average Dollar per Transaction.
(4)	Reflects Coach Brand international sales on a constant currency basis — see APPENDIX A for reconciliation to reported GAAP results.

CEO Appointment and Transformation Long-Term Incentive Awards: Upon Mr. Luis’s appointment as CEO-Elect in March 2013, the HR Committee awarded him a one-time grant of PRSUs which requires at least 60th percentile TSR relative to the companies in the S&P 500 Index over five years, as well as positive absolute TSR performance in the same time frame (the “Appointment Grant”). Mr. Luis’s Appointment Grant is listed in the Outstanding Equity Awards Table; if it were measured at the end of fiscal year 2016, no shares would vest since Coach’s TSR from the grant date to the end of fiscal year 2016 was well below the 60th percentile threshold required for payout.

In fiscal year 2014, to support retention and performance during what was expected to be a sustained period of transformation and business challenge, the HR Committee authorized the Transformation PRSU and special RSU awards (the “Transformation RSUs”) for approximately 50 senior executives, but excluding Mr. Luis. The Transformation PRSUs had rigorous and challenging relative TSR performance requirements similar to those used for Mr. Luis’s Appointment Grant. At the end of the three year performance period, Coach’s TSR performance was at the 11th percentile, well below the 60th percentile threshold required for payout, and no shares were earned under the Transformation PRSUs.

48        2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the status of PRSUs outstanding as of August 2016 as well as those whose performance period ended during fiscal year 2016.

Other Compensation and Benefit Elements

Benefits and Executive Perquisites

NEOs are eligible to participate in most of the same health and welfare benefit programs as all of our full time employees in the United States. These include:

•	the Coach Matching Gift Program, under which the Coach Foundation matches eligible employee donations (up to a maximum of $25,000 per employee, per fiscal year) to qualified charitable organizations;
•	a qualified employee stock purchase plan (the 2001 Employee Stock Purchase Plan); and
•	relocation payments and reimbursements under the Company’s policies covering moving expenses for employees who must relocate as part of their employment at Coach.

In addition, we offer executive disability and life insurance programs to our NEOs and other key executives titled Vice President or higher, for whom benefit limits within our broad-based plans would result in non-competitive coverage.

None of these benefits or perquisites are included in the base compensation on which annual incentives and retirement plan contributions are calculated. Employees pay all required taxes on the value of these benefits.

Changes to U.S. Retirement Plans in Fiscal Year 2016: Prior to fiscal year 2016, the Company’s retirement plan for U.S.-based employees consisted of a qualified 401(k) and profit sharing plan (the “Savings and Profit Sharing Plan”)

and a non-qualified defined contribution plan (the “Supplemental Retirement Plan”) for all highly-compensated employees, including our NEOs, who are affected by the various IRS limits on contributions to qualified retirement plans. During fiscal year 2016, the HR Committee approved the following changes to these plans to simplify the program, more closely align our plans to general competitive practices, and to streamline administration. We:

•	Eliminated the discretionary profit sharing component from both the Savings & Profit Sharing Plan and the Supplemental Retirement Plan. The last contribution to these plans was made for fiscal year 2013. The qualified retirement plan is now known as the “Coach, Inc. 401(k) Savings Plan.”
•	Adopted a consistent company matching formula for all employees, including the NEOs, of 100% up to the first 3% contributed and 50% of the next 2%. This change took effect on January 1, 2016.
•	Froze the Supplemental Retirement Plan on December 31, 2015. The last matching contribution to this plan was made in fiscal year 2015.
•	Began offering a voluntary non-qualified deferred compensation plan (the “Executive Deferred Compensation Plan”) for all highly compensated employees, including the NEOs, whose annual target cash compensation exceeds the IRS 401(a)(17) compensation limit. Under this plan,

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COMPENSATION DISCUSSION AND ANALYSIS

eligible employees, including our NEOs, may elect to defer a portion of their salary and/or annual incentive into the plan and may invest the assets in the same set of mutual funds offered under the qualified Savings Plan. The Company matches 100% of employee contributions up to 3%, less the maximum company match available in the 401(k) Savings Plan. Eligible employees, including the NEOs, may make deferral and distribution elections annually in accordance with IRS rules under section 409A.

2016 Retirement Plan Contributions: During fiscal year 2016, the Company made contributions to each NEO’s retirement plan account(s) in accordance with each employee’s elections, each plan’s rules, and the IRS Code. There was no Supplemental Retirement Plan matching contribution for any NEO in fiscal year 2016, and the first matching contribution to the Executive Deferred Compensation Plan will be made in fiscal year 2017. All Company contributions to the various retirement plans are included in the “All Other Compensation” column of the Summary Compensation Table and in the related footnote. Contributions, earnings and account balances for the Supplemental Retirement Plan and Executive Deferred Compensation Plan are detailed in the Non-Qualified Deferred Compensation Table.

Compensation Decision Making Process

Roles and Responsibilities

The HR Committee has overall responsibility for executive compensation at Coach, including the approval and oversight of compensation and benefit program administration for Coach’s NEOs, as well as all other senior executives at Coach. The HR Committee reviews and approves Coach’s annual and long-term incentive compensation programs, including performance goals (as well as significant changes in the design of employee benefits programs). In fiscal year 2016, the HR Committee retained and utilized the services of the independent firms of Semler Brossy from July through December 2015 and CAP from January through June 2016 to provide advice and recommendations on the amount and form of executive compensation. In the conduct of their work, each of Semler Brossy and CAP considered Coach’s short- and long-term strategy, the history and experience of our NEOs, and other factors it deemed relevant. Semler Brossy and CAP both reported to and took direction from the HR Committee, and management provided information and input to each consultant at the HR Committee’s direction. Neither Semler Brossy nor CAP provided additional services to Coach or its affiliates in fiscal year 2016. The HR Committee, after taking into consideration all factors relevant to such independence, including, but not limited to factors specified in NYSE listing standards and Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended, confirmed that both Semler Brossy and CAP were independent and determined that no conflicts of interest existed between Semler Brossy or CAP, and Coach.

During fiscal year 2016, both Semler Brossy and CAP advised the HR Committee on various compensation matters, including the compensation actions described in the section Fiscal Year 2016 Compensation above. CAP advised the HR Committee on executive compensation levels and practices among our peer group, which the HR Committee used in its decision making on changes to compensation levels and the annual and long-term incentive programs for fiscal year 2017 described above.

The CEO and Global Human Resources Officer work with the HR Committee’s Chair to set meeting agendas, and the Global Human Resources Officer prepares information for each HR Committee meeting. Those executives, the Deputy General Counsel, and the Senior Vice President of Compensation and Benefits, typically attend HR Committee meetings to present information on Coach and the competitive environment for talent, discuss compensation and benefits policies and provide technical advice. The CEO is responsible for reviewing the performance of certain key executives, including the NEOs (other than himself), and recommending changes in their compensation to the HR Committee for approval. The HR Committee determines and approves changes in the CEO’s compensation based on its own review of his performance and other factors in its discretion. Management provides the HR Committee with exhibits detailing all elements of compensation over a period of years, as well as detailed termination payment charts for its use in evaluating the appropriateness of executive compensation. Actual pay earned by our NEOs in prior years from annual incentives and long-term incentive compensation is reviewed but is not specifically taken into account by the HR Committee in making the current year’s compensation decisions.

Decisions to change an NEO’s (other than the CEO) base salary, annual incentive opportunity and/or long-term incentive award are based on various factors, including the judgment of our CEO and the HR Committee. We consider the scope of their positions and any changes to those responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and peer company compensation levels. Salary increases, annual incentive opportunity and/or long-term incentive award changes are considered annually and upon significant role changes, and are based on both financial and non-financial results achieved by Coach and the NEO during the preceding fiscal year. All changes are subject to HR Committee approval.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group and Competitive Assessment of Compensation

Compensation at a defined peer group of companies is one element considered by the HR Committee and management in setting executive compensation levels, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. In fiscal year 2016, the HR Committee asked CAP to review our peer group relative to our size, structure and business strategy, and to recommend changes for the HR Committee’s consideration. CAP:

•	Identified a large sampling of companies in the following Global Industry Classification Standard (GICS) industries: Apparel Retail, Apparel Accessories, & Luxury Goods, and Specialty Stores. For reference, they also reviewed European companies that fit within the screening criteria;
•	Narrowed the list to include only companies that met one or both of the following criteria: revenue between one-third and three times Coach (as of the fiscal year 2015 fourth quarter) and market capitalization of at least one-fourth of Coach’s as of December 2015;
•	Removed companies whose business strategy, geographical presence, product mix and margins were materially different than Coach. For example, companies with a small international presence or that focused primarily on children’s apparel, discount merchandise, footwear, and/or non-fashion basics; and
•	Provided special consideration for companies that Coach considers talent competitors for non-compete purposes.

As a result of that review, J. Crew and Guess were removed from the list due to their revenue size and low operating margins and in J. Crew’s case, because it is not publicly listed. The HR Committee approved the revised peer group in May 2016 and has used it since then for monitoring peer company compensation programs and levels. As a secondary reference, the HR Committee informally considers publicly available data from foreign-listed and private companies that are Coach’s direct competitors, such as Burberry and LVMH. The primary peer group includes the following companies:

Company Name	Sub-Industry (as defined by GICS codes)	Revenue(1)	Market Valuation(2)
The Gap, Inc.	Apparel Retail	$15,797	$9,538
V.F. Corporation	Apparel, Accessories & Luxury Goods	12,377	26,121
L Brands, Inc.	Apparel Retail	12,154	11,500
The Estée Lauder Companies Inc.	Personal Products	10,780	32,624
PVH Corp.	Apparel, Accessories & Luxury Goods	8,020	5,980
Ralph Lauren Corporation	Apparel, Accessories & Luxury Goods	7,405	9,142
Williams-Sonoma, Inc.	Home Furnishing Retail	4,976	5,105
Michael Kors Holdings Limited	Apparel, Accessories & Luxury Goods	4,712	9,237
Tiffany & Co.	Specialty Stores	4,105	9,491
Abercrombie & Fitch Co.	Apparel Retail	3,519	1,031
Fossil Group, Inc.	Apparel, Accessories & Luxury Goods	3,229	1,760
Urban Outfitters, Inc.	Apparel Retail	3,445	2,671
American Eagle Outfitters, Inc.	Apparel Retail	3,522	4,796
lululemon athletica inc.	Apparel, Accessories & Luxury Goods	2,061	11,732
Kate Spade	Apparel, Accessories & Luxury Goods	1,243	2,276
Coach, Inc.	Apparel, Accessories & Luxury Goods	4,492	8,899
Coach, Inc. Percentile Rank		47th	49th
(1)	As reported in the Form 10-K for the most recent fiscal year (in millions).
(2)	As of December 31, 2015 (in millions).

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Information

Clawback Policy: Adjustment or Recovery of Awards

Coach has a policy concerning the recovery of incentive compensation. This policy applies to any performance-based annual or long-term incentives awarded to our NEOs as well as other key executives.

Under the policy, in the event of a material restatement of Coach’s financial results, the HR Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered employee was negligent or engaged in misconduct. If so, and if the amount paid in an annual incentive award or the shares vesting in a performance-based long-term incentive award would have been less had the financial statements been correct, the HR

Committee will recover compensation from the covered employee as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002, and will be modified to the extent required by the Dodd-Frank Act of 2010 and the related final rules of the SEC.

In addition, all of our long-term incentive award agreements include a repayment provision in the event an award holder is terminated for cause (as defined in those agreements) or violates various non-compete or non-solicitation provisions in those agreements.

Stock Ownership and Insider Trading Policies

We believe that our NEOs should have a meaningful ownership stake in Coach. Under our Stock Ownership Policy each executive is expected to accumulate the lower of a fixed number of Coach shares (ranging from 100,000 to 250,000) and Coach shares valued at three to five times his or her annual salary, with ownership targets increasing with the level of responsibility. As of August 31, 2016, the expected ownership was:

•	for our CEO, Mr. Luis: the lower of 250,000 shares or five times base salary; and
•	for Messrs. Bickley, Cohen and Kahn, the lower of 100,000 shares or three times base salary.

We expect the required level of ownership to be reached within five years of the date a NEO is appointed to his or her position. Ownership includes shares owned and shares equivalent to the after-tax gain on vested, unexercised, in-the-money stock options.

The HR Committee evaluates compliance with this policy annually as of December 31. If an executive fails to comply with the policy in the required timeframe he or she may only sell 50% of the after-tax shares received from stock option exercises or the vesting of RSUs and PRSUs until the required ownership level is reached.

As of the last measurement date (December 31, 2015):

•	Mr. Bickley owned the required number of shares;
•	the remaining NEOs, including Mr. Luis, had not yet reached their respective five-year timeframe permitted to achieve the required ownership.

Coach employees are prohibited from trading in Coach shares during certain prescribed blackout periods, typically beginning two weeks prior to the end of each fiscal quarter and ending two days after the public release of our quarterly earnings announcement. Coach employees are also prohibited from engaging in short sales, buying or selling derivative securities and other similar hedging activities related to Coach stock at all times.

Executive Employment Contracts

In February 2013, the Board and the HR Committee entered into a letter agreement with Mr. Luis. None of Ms. Nielsen, Messrs. Kahn, Bickley, Cohen or Rainer are subject to employment agreements. The terms of their offer letters (as amended from time to time) and Mr. Luis’s letter agreement are described in more detail under the section Executive Compensation—Employment Agreements and Compensatory Arrangements. Each agreement details severance payments to be made in the event of various termination situations and includes protections for Coach in the form of non-competition and non-solicitation provisions, stock compensation claw-backs and the requirement that the NEO sign a release to receive the severance. An estimate of the severance payments that would have been due in the event of termination at the end of fiscal year 2016 and the actual payments made to Mr. Rainer and Ms. Nielsen following their respective departures from the Company are set forth in the section below titled Executive Compensation—Potential Payments Upon Termination or Change in Control.

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COMPENSATION DISCUSSION AND ANALYSIS

Impact of Accounting and Tax Treatment

Section 162(m) of the Code limits the tax deductibility of certain compensation paid to our CEO and each of the other NEOs, other than the CFO. This provision disallows the deductibility of certain compensation to our NEOs in excess of $1 million per year unless it is considered performance-based compensation under the Code. We generally endeavor to pay compensation to our NEOs that is tax deductible to Coach under Section 162(m) of the Code; however, we reserve the right to pay compensation that is not deductible pursuant to Section 162(m) of the Code if we deem it appropriate and in the best interest of Coach and its stockholders. Stock options, PRSUs and annual bonuses under our Annual Incentive Plan granted to our NEOs are generally intended to qualify as performance-based compensation under Section 162(m) of the Code; service-based RSUs and non-performance-based bonuses granted to them are not intended to so qualify.

Other provisions of the Internal Revenue Code can also affect compensation decisions. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The HR Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. The HR Committee takes into account the potential implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

    2016 PROXY STATEMENT    53

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors of Coach, Inc. (the “Human Resources Committee”), which performs the functions of a compensation committee, reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on our reviews and discussion with management, the Human Resources Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2016 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K.

Human Resources Committee

Susan Kropf, Chair
William Nuti
Stephanie Tilenius
Jide Zeitlin*

* Jide Zeitlin joined the Human Resources Committee on July 22, 2016.

54        2016 PROXY STATEMENT

COMPENSATION RISK ASSESSMENT

Management periodically reviews and shares with the HR Committee our compensation policies and practices and evaluates the degree to which they may motivate any employee, including our NEOs, to take on inappropriate or excessive risk. We believe that our various compensation programs are aligned to our strategy and objectives, and that they encourage prudent risk-taking to drive performance. As a result of its review and evaluation of our fiscal year 2016 compensation programs, the HR Committee determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Coach.

Factors evaluated by management and the HR Committee include the overall mix of pay between base salary, annual and long-term incentives, the performance metrics used in each program, the range of performance required to earn a payout under each program, and incentive plan components such as maximum payouts, vesting, stock ownership requirements and clawbacks.

Some of the key factors supporting the HR Committee’s conclusion that our programs do not drive inappropriate or excessive risk include capped payouts on all of our incentive plans, use of multiple, counter-balancing financial performance criteria in our Annual Incentive Plan and Long-Term Incentive Plan, executive and Outside Director stock ownership and anti-hedging policies, a market competitive weight on each component of pay, multiple year vesting for long-term incentives, a variety of performance metrics for our PRSUs, and an incentive compensation clawback policy.

When the HR Committee and management are developing new or modified compensation programs and selecting performance measures for annual and long-term incentives risk taking is considered and affects decisions accordingly.

    2016 PROXY STATEMENT    55

EXECUTIVE COMPENSATION

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Victor Luis Chief Executive Officer	2016	1,300,000	0	3,599,999	2,419,149	2,477,640	85,264	9,882,052
	2015	1,291,667	0	3,000,005	2,011,998	2,127,600	102,206	8,533,476
	2014	1,175,000	0	2,880,002	1,920,340	610,805	92,966	6,679,113
Jane Nielsen Chief Financial Officer	2016	658,333	0	666,637	335,992	0	17,722	1,678,684
	2015	637,500	86,675	666,652	335,336	537,215	89,473	2,352,851
	2014	575,000	0	743,901	500,093	149,452	79,957	2,048,403
Todd Kahn President, Chief Administrative Officer and Secretary*	2016	708,333	0	1,533,297	268,791	624,334	29,034	3,163,789
	2015	695,833	96,000	649,985	301,801	604,116	86,789	2,434,524
	2014	675,000	0	987,760	475,084	175,444	88,492	2,401,780
Andre Cohen President, North America and Global Marketing*	2016	866,667	0	699,985	352,790	961,989	79,767	2,961,198
	2015	594,353	600,000	1,699,962	352,100	534,246	405,427	4,186,088
Ian Bickley President, International Group*	2016	800,000	0	699,985	352,790	1,019,256	18,801	2,890,832
	2015	771,603	0	699,984	352,100	773,990	95,652	2,693,329
Gebhard Rainer Former President and Chief Operating Officer(7)*	2016	625,000	0	2,113,931	503,991	595,587	209,605	4,048,114
	2015	568,388	500,000	1,999,973	506,758	638,634	133,027	4,346,780
*	Messrs. Cohen and Bickley were appointed executive officers in January 2015; Mr. Kahn was a named executive officer in fiscal year 2014, and then again in fiscal year 2016; Mr. Rainer joined the company in September 2014. Ms. Nielsen left the Company on August 20, 2016 (after the close of fiscal year 2016); Mr. Rainer left the Company on April 26, 2016.
(1)	Salary amounts reflect the actual base salary payments made in fiscal years 2016, 2015 and 2014.
(2)	For Messrs. Rainer and Cohen these amounts were one-time cash bonuses paid in fiscal year 2015 pursuant to the terms of their offer letters; Ms. Nielsen’s and Mr. Kahn’s fiscal year 2015 amounts represent a one-time cash bonus to replace a discontinued transportation allowance benefit.
(3)	Reflects the aggregate grant date fair value of all RSU awards and the aggregate grant date fair value of all PRSU awards assuming target level achievement, granted in the years shown. The aggregate grant date fair value is the amount that the company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the named executives will realize from the award.
For Mr. Luis, amounts for fiscal years 2016, 2015 and 2014 are the grant date fair value of PRSUs awarded in each year assuming target performance. At the maximum achievement level, the total grant date fair value of the fiscal years 2016, 2015 and 2014 PRSU awards would be $6,119,999, $5,100,008 and $4,540,802 respectively.
For Ms. Nielsen, the amounts for fiscal years 2016 and 2015 include the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs), and the amount for fiscal year 2014 includes the grant date fair value of annual RSUs and special Transformation RSUs and PRSUs. The fiscal year 2016 annual PRSU has a grant date fair value of $333,319; at the maximum achievement level, the total grant date fair value would be $566,642. The fiscal year 2015 annual PRSU has a grant date fair value of $333,326; at the maximum achievement level, the total grant date fair value would be $566,654. The fiscal year 2014 special Transformation PRSU had a grant date fair value of $177,215 determined using the Monte Carlo simulation model to determine the probability that the performance targets will be achieved, with the following assumptions: expected volatility of 32.61% and 36.81%,risk free interest rate of 0.63%, and dividend yield of 0.00%. At the maximum achievement level, the total grant date fair value of the 2014 Transformation PRSU would be $443,324.
For Mr. Cohen, the amount for fiscal year 2016 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs), and the amount for fiscal year 2015 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs) plus the grant date fair value of special one-time RSUs and PRSUs made as part of his appointment as an executive officer (also assuming target performance for the PRSUs). The fiscal year 2016 annual PRSU has a grant date fair value of $349,993; at the maximum achievement level, the total grant date fair value would be $594,987. The fiscal year 2015 PRSU awards have a total grant date fair value of $1,016,644; at the maximum achievement level, the total grant date fair value would be $1,728,294.
For Mr. Kahn, the amount for fiscal year 2016 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs), plus the grant date fair value of special one-time RSUs and PRSUs (also assuming target performance for the PRSUs). The amount for fiscal year 2015 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs), and the amount for fiscal year 2014 includes the grant date fair value of annual RSUs and special Transformation RSUs and PRSUs. The fiscal year 2016 annual PRSU has a grant date fair value of $266,655 and the special PRSU has a grant date fair value of $499,994; at the maximum achievement level, the total grant date fair value of the annual PRSU would be $453,313, and $999,988 for the special PRSU. The fiscal year 2015 annual PRSU has a grant date fair value of $299,993; at the maximum achievement level, the total grant date fair value would be $509,998. The fiscal year 2014 special Transformation PRSU had a grant date fair value of $354,429 determined using the Monte Carlo simulation model to determine the probability that the performance targets will be achieved, with the following assumptions: expected volatility of 32.61% and 36.81%,risk free interest rate of 0.63%, and dividend yield of 0.00%. At the maximum achievement level, the total grant date fair value of the 2014 Transformation PRSU would be $886,648.
For Mr. Bickley, the amounts for fiscal years 2016 and 2015 include the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs). The fiscal year 2016 annual PRSU has a grant date fair value of $349,993; at the maximum achievement level, the total grant date fair value would be $594,987. The fiscal year 2015 annual PRSU has a grant date fair value of $349,993; at the maximum achievement level, the total grant date fair value would be $594,987.

56        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

For Mr. Rainer, the amount for fiscal year 2016 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs) and the modified value of special one-time PRSU made as part of his initial appointment in fiscal year 2015 described further in footnote 7. The amount for fiscal year 2014 includes the grant date fair value of annual RSUs and PRSUs (assuming target performance for the PRSUs) plus the grant date fair value of a special one-time PRSU made as part of his initial appointment (also assuming target performance). The fiscal year 2016 annual PRSU has a grant date fair value of $499,994; at the maximum achievement level, the total grant date fair value would be $849,989. The fiscal year 2015 PRSU awards have a total grant date fair value of $1,499,989; at the maximum achievement level, the total grant date fair value would be $2,549,982.
(4)	Reflects the aggregate grant date fair value of all stock options granted in the years shown. The weighted-average assumptions used in calculating the grant date fair value of option awards are shown below and in note 5 to the financial statements of our Form 10-K for fiscal year 2016:
	FISCAL YEAR ENDED
	FY16	FY15	FY14
Expected Term (years)	4.2	3.6	3.1
Expected Volatility	32.2%	31.9%	32.5%
Risk-free Interest Rate	1.4%	1.1%	0.8%
Dividend Yield	4.3%	3.7%	2.6%
(5)	Amounts in this column reflect compensation earned under the Annual Incentive Plan for the years shown. The amounts for fiscal year 2016 are described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year Compensation—Annual Incentive Plan. The Plan and the amounts for fiscal years 2015 and 2014 are described in the similar sections of our 2015 and 2014 Proxy statements. Ms. Nielsen left the company prior to the date annual incentives were paid and did not receive a payout. Please see footnote 7 for more information on Mr. Rainer’s annual incentive.
(6)	“All Other Compensation” includes the following values for the years shown.
Name & Principal Position	Fiscal Year	Transportation Benefit(a) ($)	Company Contributions to Qualified Defined Contribution Plans ($)	Company Contributions to Non-Qualified Defined Contribution Plans ($)	Life Insurance Premiums ($)	Other($)(b)
Victor Luis Chief Executive Officer	2016	0	19,200	0	5,370	60,694
	2015	0	7,800	49,274	5,010	40,122
	2014	0	5,208	54,792	4,451	28,515
Jane Nielsen Chief Financial Officer	2016	0	4,800	0	4,758	8,164
	2015	43,338	3,600	20,009	4,003	18,523
	2014	43,338	3,450	24,542	3,568	5,059
Todd Kahn President, Chief Administrative Officer & Secretary*	2016	0	13,714	0	5,040	10,280
	2015	48,000	7,800	18,338	4,635	8,016
	2014	48,000	7,650	22,854	3,636	6,352
Andre Cohen President, North America & Global Marketing	2016	0	0	0	0	79,767
	2015	0	0	0	0	405,427
Ian Bickley President, International Group	2016	0	9,600	0	5,518	3,683
	2015	28,000	7,200	34,250	5,024	21,178
Gebhard Rainer Former President and Chief Operating Officer(7)	2016	0	12,325	0	6,705	190,575
	2015	0	10,400	0	4,538	118,089
(a)	For years prior to fiscal year 2016, reflects a cash transportation allowance for certain executives, the taxes on which were paid by the executive.
(b)	Amount shown includes:
•	Long-term disability insurance premiums of $4,430 for Mr. Luis, $4,987 for Ms. Nielsen, $4,280 for Mr. Kahn, $1,688 for Mr. Cohen, $3,683 for Mr. Bickley, and $3,075 for Mr. Rainer in fiscal year 2016; $4,466 for Mr. Luis, $5,023 for Ms. Nielsen, $4,316 for Mr. Kahn, $708 for Mr. Cohen, $3,719 for Mr. Bickley, and $3,772 for Mr. Rainer in fiscal year 2015; and $4,502 for Mr. Luis, $5,059 for Ms. Nielsen, and $4,352 for Mr. Kahn in fiscal year 2014.
•	Company matching charitable contributions under the Company’s Matching Gift program of $11,000 for Mr. Luis, $3,177 for Ms. Nielsen and $6,000 for Mr. Kahn in fiscal year 2016; $6,000 for Mr. Luis, $13,500 for Ms. Nielsen and $3,700 for Mr. Kahn in fiscal year 2015; and $12,000 for Mr. Luis and $2,000 for Mr. Kahn in fiscal year 2014.
•	Separation related payments made to Mr. Rainer pursuant to the terms of his separation agreement described further in footnote 7.
•	For Messrs. Luis, Cohen and Bickley, includes payments made by Coach on their behalf in the years shown related to their international expatriate assignments in Japan, Hong Kong and Japan respectively. (Mr. Luis was President of Coach Japan from 2006 through 2010; Mr. Cohen was employed in Hong Kong and living in Singapore in a number of different roles from 2009 to 2015; and Mr. Bickley was President of Coach Japan from 2001 to 2006.)
°	For fiscal year 2016, includes $52,422 in tax preparation fees and $7,158 in foreign tax credits for Mr. Luis, and $15,648 in tax preparation fees for Mr. Cohen.
°	For fiscal year 2015, includes $24,753 in tax preparation fees and $4,903 in foreign tax payments for Mr. Luis, $17,735 in tax preparation fees and $143,795 in foreign tax payments for Mr. Cohen, and $1,900 in tax preparation fees and $3,085 in foreign tax payments for Mr. Bickley.
°	For fiscal year 2014, includes $12,013 in tax preparation fees for Mr. Luis.
°	Such tax payments are part of Coach’s international expatriate policy for all similarly situated employees; the tax payments and tax preparation fees will continue until Mr. Luis no longer has liability for income taxes in countries other than the United States. Mr. Cohen’s tax preparation fees will be covered by Coach under the same policy through 2017. Mr. Bickley’s tax payments ended in fiscal year 2015. Coach grosses up such benefits for all covered employees, including the NEOs.

    2016 PROXY STATEMENT    57

EXECUTIVE COMPENSATION

•	For Messrs. Cohen and Rainer includes reimbursement of relocation expenses
°	For fiscal year 2016 includes $31,687 plus $30,743 for of associated income taxes paid by Coach for Mr. Cohen.
°	For fiscal year 2015 includes $122,578 plus $120,615 for of associated income taxes paid by Coach for Mr. Cohen and $51,065 plus $51,252 of associated income taxes paid by Coach for Mr. Rainer.
°	The reimbursement and tax gross-ups provided to Messrs. Rainer and Cohen were consistent with the Coach, Inc. Relocation Plan for Vice Presidents and above; and
•	Reimbursement for legal fees incurred in connection with the negotiation of Mr. Luis’s and Mr. Bickley’s appointment letters; $25,000 in fiscal year 2013 for Mr. Luis, and $12,475 in fiscal year 2015 for Mr. Bickley. The taxes on these benefits were paid by each executive.
(7)	Mr. Rainer left the company on April 26, 2016. Mr. Rainer received the benefits he is entitled to receive in accordance with the terms and conditions of his separation agreement which is described in the Employment Agreements and Compensatory Arrangements section. The following describes components of his separation pay reflected in the Summary Compensation Table.
•	$62,500 of salary continuation paid in fiscal year 2016 is included in All Other Compensation.
•	$595,587 of his fiscal year 2016 annual incentive was based on the Company’s financial results, is included in Non-Equity Incentive Plan Compensation, and is described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2016—Annual Incentive Plan.
•	$125,000 of his annual incentive is included in All Other Compensation and is described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2016—Annual Incentive Plan.
•	The HR Committee allowed his special one-time appointment PRSU award to continue vesting through the end of the FY15-17 performance period. The award may be distributed on September 29, 2017, subject to the Company’s actual performance against the predetermined criteria. On the date of grant, the award was valued at $1,000,005, which is included as a Stock Award in fiscal year 2015 . The continued vesting represents a modification, which requires the award to be re-valued. The re-valued expense of $1,113,943 is included as a Stock Award in fiscal year 2016. From a financial statement standpoint, the aggregate expense of the award is only the re-valued amount of $1,113,943, an increment of $113,939 over the original expense of $1,000,005.

58        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-based Awards

Fiscal Year 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(3)	Closing Market Price on Grant Date ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name & Principal Position	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor Luis Chief Executive Officer	Annual incentive		624,000	2,080,000	4,160,000
	Annual stock option grant	8/13/2015								431,734	31.46	31.46	2,419,149
	Annual Performance RSU grant	8/13/2015				34,329	114,431	194,533				31.46	3,599,999
Jane Nielsen Chief Financial Officer	Annual incentive		148,125	493,750	987,500
	Annual stock option grant	8/13/2015								59,963	31.46	31.46	335,992
	Annual RSU grant	8/13/2015							10,595			31.46	333,319
	Annual Performance RSU grant	8/13/2015				3,179	10,595	18,012				31.46	333,319
Todd Kahn President, Chief Administrative Officer and Secretary	Annual incentive		159,375	531,250	1,062,500
	Annual stock option grant	8/13/2015								47,970	31.46	31.46	268,791
	Annual RSU grant	8/13/2015							8,476			31.46	266,655
	Special RSU grant	8/13/2015							15,893			31.46	499,994
	Annual Performance RSU grant	8/13/2015				2,543	8,476	14,409				31.46	266,655
	Special Performance RSU grant	8/13/2015				4,768	15,893	31,786				31.46	499,994
Andre Cohen President, North America and Global Marketing	Annual incentive		260,000	866,667	1,733,333
	Annual stock option grant	8/13/2015								62,961	31.46	31.46	352,790
	Annual RSU grant	8/13/2015							11,125			31.46	349,993
	Annual Performance RSU grant	8/13/2015				3,338	11,125	18,913				31.46	349,993
Ian Bickley President, International Group	Annual incentive		240,000	800,000	1,600,000
	Annual stock option grant	8/13/2015								62,961	31.46	31.46	352,790
	Annual RSU grant	8/13/2015							11,125			31.46	349,993
	Annual Performance RSU grant	8/13/2015				3,338	11,125	18,913				31.46	349,993
Gebhard Rainer Former President and Chief Operating Officer	Annual incentive		206,250	687,500	1,375,000
	Annual stock option grant	8/13/2015								89,945	31.46	31.46	503,991
	Annual RSU grant	8/13/2015							15,893			31.46	499,994
	Annual Performance RSU grant	8/13/2015				4,768	15,893	27,018				31.46	499,994
	Special Performance RSU grant(5)	4/26/2016				8,297	27,655	47,014				40.28	1,113,943
(1)	These columns represents the range of possible cash payouts for fiscal year 2016 associated with established levels of performance under the Annual Incentive Plan. If performance falls below the pre-established thresholds, the payout is $0. Amounts actually earned are displayed in the Summary Compensation Table. For details please see the section titled Compensation Discussion and Analysis—Fiscal Year 2016—Annual Incentive Plan.
(2)	These columns represent the range of possible share payouts associated with pre-established levels of performance for the PRSU grants. If performance falls below the pre-established thresholds, no shares will be earned or distributed. These awards are described in the section titled Compensation Discussion and Analysis—Fiscal Year 2016—Annual Incentive Plan.
(3)	The exercise price for stock option grants is the closing stock price on the date of grant.
(4)	The amounts reported represent the grant date fair value of all stock and option awards granted to NEOs in fiscal year 2016. For RSU awards, grant date fair value is calculated using the closing price of Coach common stock on the grant date, for stock options, grant date fair value is calculated using the Black-Scholes value as of the grant date, and for the PRSU awards, grant date fair value is determined using the closing price of Coach common stock on the date of grant. The weighted average assumptions used in calculating the grant date fair value of these awards are described in a footnote to the Summary Compensation Table.
(5)	The HR Committee allowed Mr. Rainer’s special one-time appointment PRSU award to continue vesting through the end of the FY15-17 performance period. The award may be distributed on September 29, 2017 subject to the Company’s actual performance against the predetermined criteria. On the date of grant, the award was valued at $1,000,005, which was included in the fiscal year 2015 Grants of Plan-based Awards summary. The continued vesting represents a modification, which requires the award to be re-valued. The re-valued expense of $1,113,943 is included in the fiscal year 2016 Grants of Plan-based Awards summary. From a financial statement standpoint, the aggregate expense of the award is only the re-valued amount of $1,113,943, an increment of $113,939 over the original expense of $1,000,005.

    2016 PROXY STATEMENT    59

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-end 2016

Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(a)
Victor Luis Chief Executive Officer	5,218(1)	0	8/4/2010	38.41	8/4/2020
	92,441(2)	0	8/5/2010	38.75	8/5/2020
	102,030(1)	0	8/15/2012	55.65	8/15/2022
	128,386(1)	64,192(1)	8/14/2013	53.23	8/14/2023
	104738(1)	209,473(1)	8/14/2014	36.31	8/14/2024
	0	431,734(1)	8/13/2015	31.46	8/13/2025
								3/4/2013		141,203(j	)	5,751,178
						21,945(c	)	8/15/2013	893,816
								8/14/2014		88,325(k	)	3,597,490
								8/13/2015		118,021(k	)	4,807,003
Jane Nielsen Chief Financial Officer	32,564(1)	0	9/6/2011	53.13	9/6/2021
	38,071(1)	0	8/15/2012	55.65	8/15/2022
	33,435(1)	16,716(1)	8/14/2013	53.23	8/14/2023
	17,457(1)	34,912(1)	8/14/2014	36.31	8/14/2024
	0	59,963(1)	8/13/2015	31.46	8/13/2025
						7,504(d	)	9/6/2011	305,655
						8,268(e	)	8/14/2013	336,762
						3,445(f	)	8/14/2013	140,306
						0(g	)	8/14/2013	0
						9,814(e	)	8/14/2014	399,711
								8/14/2014		9,814(k	)	399,711
						10,927(e	)	8/13/2015	445,073
								8/13/2015		10,927(k	)	445,073
Todd Kahn President, Chief Administrative Officer and Secretary	28,331(1)	0	8/4/2010	38.41	8/4/2020
	28,839(1)	0	8/3/2011	61.92	8/3/2021
	36,167(1)	0	8/15/2012	55.65	8/15/2022
	31,763(1)	15,880(1)	8/14/2013	53.23	8/14/2023
	15,711(1)	31,421(1)	8/14/2014	36.31	8/14/2024
	0	47,970(1)	8/13/2015	31.46	8/13/2025
						6,201(e	)	8/14/2013	252,560
						6,890(f	)	8/14/2013	280,613
						0(g	)	8/14/2013	0
						8,832(e	)	8/14/2014	359,740
								8/14/2014		8,832(k	)	359,740
						8,742(e	)	8/13/2015	356,059
						16,392(h	)	8/13/2015	667,631
								8/13/2015		8,742(k	)	356,059
								8/13/2015		16,392(l	)	667,631
Andre Cohen President, North America and Global Marketing	6,071(1)	0	8/3/2011	61.92	8/3/2021
	15,228(1)	0	8/15/2012	55.65	8/15/2022
	18,330(1)	36,657(1)	8/14/2014	36.31	8/14/2024
	0	62,961(1)	8/13/2015	31.46	8/13/2025
						10,304(e	)	8/14/2014	419,697
						9,814(h	)	8/14/2014	399,711
								8/14/2014		10,304(k	)	419,697
								8/14/2014		19,627(l	)	799,423
						11,474(e	)	8/13/2015	467,338
								8/13/2015		11,474(k	)	467,338

60        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(a)
Ian Bickley President, International Group	12,748(1)	0	8/5/2009	29.37	8/5/2019
	32,745(1)	0	8/4/2010	38.41	8/4/2020
	92,441(2)	0	8/5/2010	38.75	8/5/2020
	22,221(1)	0	8/3/2011	61.92	8/3/2021
	27,868(1)	0	8/15/2012	55.65	8/15/2022
	24,474(1)	12,236(1)	8/14/2013	53.23	8/14/2023
	18,330(1)	36,657(1)	8/14/2014	36.31	8/14/2024
	0	62,961(1)	8/13/2015	31.46	8/13/2025
						6,201(e	)	8/14/2013	252,560
						2,522(i	)	8/14/2013	102,703
						4,822(f	)	8/14/2013	196,411
						0(g	)	8/14/2013	0
						10,304(e	)	8/14/2014	419,697
								8/14/2014		10,304(k	)	419,697
						11,474(e	)	8/13/2015	467,338
								8/13/2015		11,474(k	)	467,338
Gebhard Rainer Former President and Chief Operating Officer(3)	26,490(1)	26,489(1)	9/29/2014	36.16	9/29/2024
	0	29,982(1)	8/13/2015	31.46	8/13/2025
						0(e	)	9/29/2014	0
								9/29/2014		14,644(k	)	596,450
								9/29/2014		29,290(l	)	1,192,982
						0(e	)	8/13/2015	0
								8/13/2015		10,937(k	)	445,464
(1)	Annual Grant: Vests 33.3% each year beginning one year from date of grant.
(2)	Special Grant Vested 33.3% on 6/29/2013, 33.3% on 6/28/2014 and 33.3% on 6/27/2015
(3)	Upon Mr. Rainer’s separation in April 2016, 86,452 options, 31,036 RSUs and 5,995 PRSUs were forfeited and are not included in the table above.
(a)	The market value of stock awards is based on the closing price per share of Coach’s stock on 7/1/16 ($40.73).
(b)	Represents the number of shares that may be earned subject to expected performance conditions at the end of each performance period.
Please see the section titled Compensation Discussion and Analysis—Fiscal Year 2016 Compensation—Long-term Incentive Plan for details.
(c)	Annual PRSU grant: vested 33.3% on 8/15/2014, 33.3% on 8/15/2015 and vests 33.3% on 8/15/2016.
As of 7/2/2016, performance period for the third tranche was completed and 21,945 shares are expected to vest including dividend equivalent shares accumulated through July 2, 2016.
(d)	Special new hire RSU grant: vested 30% on 9/6/2014, 50% on 9/6/2015 and vests 20% on 9/6/2016.
(e)	Annual RSU grant: vests 100% three years from date of grant.
(f)	Special Transformation RSU grant: vests100% three years from date of grant, 8/14/2016.
(g)	Special Transformation PRSU grant: subject to performance, may vest 100% three years from date of grant. As of 7/2/2016, performance period was completed and no shares were expected to vest.
(h)	Special RSU grant: vests 100% three years from date of grant.
(i)	Annual Equity Choice RSU grant: vests 33.3% each year beginning one year from date of grant. Granted prior to appointment as executive officer.
(j)	Appointment PRSU grant: subject to performance, may vest up to 20% on 3/4/2016, up to 20% on 3/4/2017 and the remainder on 3/4/2018.
(k)	Annual PRSU grant: subject to performance, may vest 100% three years from date of grant. As of 7/2/2016, performance period is incomplete.
(l)	Special PRSU grant: subject to performance, may vest 100% three years from date of grant. As of 7/2/2016, performance period is incomplete.

    2016 PROXY STATEMENT    61

EXECUTIVE COMPENSATION

2016 Option Exercises and Stock Vested

Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Victor Luis Chief Executive Officer	0	0	26,433	844,960
Jane Nielsen Chief Financial Officer	0	0	25,508	765,544
Todd Kahn President, Chief Administrative Officer and Secretary	0	0	5,884	187,876
Andre Cohen President, North America and Global Marketing	0	0	1,391	44,663
Ian Bickley President, International Group	0	0	10,990	351,869
Gebhard Rainer Former President and Chief Operating Officer	0	0	0	0
(1)	13,674 shares were withheld to cover the taxes related to the vesting of Mr. Luis’s RSUs and PRSUs; 11,490 shares were withheld to cover the taxes related to the vesting of Ms. Nielsen’s RSUs; 575 shares were withheld to cover the taxes related to the vesting of Mr. Cohen’s RSUs and PRSUs; 2,176 shares were withheld to cover the taxes related to the vesting of Mr. Kahn’s RSUs; 5,671 shares were withheld to cover the taxes related to the vesting of Mr. Bickley’s RSUs and PRSUs.
(2)	Amounts reflect the market value of Coach’s common stock on the day the RSUs and PRSUs vested.

2016 Non-Qualified Deferred Compensation

Name & Principal Position	Non-Qualified Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Victor Luis	EDCP	26,000	0	1,218	0	27,218
Chief Executive Officer	SRP	0	0	15,450	0	452,704
Jane Nielsen	EDCP	0	0	0	0	0
Chief Financial Officer	SRP	0	0	3,484	0	105,785
Todd Kahn	EDCP	39,610	0	381	0	39,990
President, Chief Administrative Officer and Secretary	SRP	0	0	7,158	0	207,863
Andre Cohen	EDCP	0	0	0	0	0
President, North America and Global Marketing	SRP	0	0	0	0	0
Ian Bickley	EDCP	86,329	0	393	0	86,722
President, International Group	SRP	0	0	28,492	0	811,245
Gebhard Rainer	EDCP	67,059	0	533	0	67,592
Former President and Chief Operating Officer	SRP	0	0	0	0	0
(1)	Amounts shown represent elective salary and Annual Incentive Plan deferrals made by NEOs into the Coach, Inc. Executive Deferred Compensation Plan (“EDCP”) in fiscal year 2016. All contributions show are also reported as compensation for fiscal year 2016 in the Summary Compensation Table.
(2)	Coach will make matching contributions to the accounts of participants (including our NEOs) who participate in the EDCP. The matching formula is 100% of up to 3% of total earnings deferred less the maximum match available in the qualified Coach, Inc. 401(k) Savings Plan. The EDCP commenced on January 1, 2016 and the first matching contribution will be made in January of fiscal year 2017. As a result there were no Registrant Contributions in fiscal year 2016. Please see the Other Compensation and Benefits Elements section of this proxy statement for further details. All contributions shown are also reported as compensation for fiscal year 2016 in the Summary Compensation Table.
(3)	Amounts shown represent total earnings on balances in the Supplemental Retirement Plan (“SRP”) and the EDCP. The SRP is an unfunded, non tax-qualified plan which was frozen to new contributions as of December 31, 2015. Interest is credited to participants’ account balances monthly, at a rate set annually equal to the New York prime rate in effect each January 1. The rate in effect as of January 1, 2016 was 3.5%. The EDCP is a funded non-tax qualified plan in which participants select investment options based on the same mutual funds available to participants in the qualified 401(k) Savings Plan. The value of each mutual fund varies daily based on stock market conditions.
(4)	Includes Executive Contributions, Registrant Contributions and Aggregate Earnings earned in the last fiscal year for both of Coach’s non-tax qualified deferred compensation plans. Vested account balances are paid out six months after a participant’s termination. Under the SRP, the deferred amounts reported as compensation in the Summary Compensation Table were:
•	For Mr. Luis, $54,792 for fiscal year 2014, $49,274 for fiscal year 2015 and $0 for fiscal year 2016.
•	For Ms. Nielsen, $24,542 for fiscal year 2014, $20,009 for fiscal year 2015 and $0 for fiscal year 2016.
•	For Mr. Kahn, $23,937 for fiscal year 2015 and $0 for fiscal year 2016.
•	For Mr. Bickley, $34,250 for fiscal year 2015 and $0 for fiscal year 2016.

62        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Messrs. Cohen and Rainer did not participate in the SRP in fiscal years 2015 or 2016.

Under the EDCP, the deferred amounts reported as compensation in the Summary Compensation Table were:

•	For Mr. Luis, $26,000 for fiscal year 2016.
•	For Mr. Kahn, $39,610 for fiscal year 2016.
•	For Mr. Bickley, $86,329 for fiscal year 2016.
•	For Mr. Rainer, $67,059 for fiscal year 2016.
•	Mr. Cohen and Ms. Nielsen did not participate in the EDCP in fiscal year 2016.

    2016 PROXY STATEMENT    63

EXECUTIVE COMPENSATION

Employment Agreements and Compensatory Arrangements

Luis Letter Agreements

Mr. Luis was appointed Chief Executive Officer on January 1, 2014 pursuant to the terms of a letter agreement between Mr. Luis and the Company, dated February 13, 2013, which outlined the terms of his employment as Chief Commercial Officer from February 14, 2013 to January 1, 2014 and as Chief Executive Officer thereafter. Mr. Luis entered into addendums to his letter agreement on June 22, 2015 and August 22, 2016 (collectively with his original letter agreement, the “Luis Letter Agreements”). The compensation elements of the Luis Letter Agreements were designed to incentivize successful execution of the Company’s strategy and drive annual performance while strongly aligning Mr. Luis’s long-term compensation with value creation for Coach’s stockholders over a multi-year period. The Luis Letter Agreements provide for minimum annual base salary and target annual cash incentive awards, subject to achievement of performance goals established by the Human Resources Committee. The Luis Letter Agreements also provide for a one-time Appointment Grant PRSU and minimum annual equity awards described above under Compensation Discussion and Analysis—Fiscal Year 2016 Compensation and participation in Coach’s various health and welfare plans for similarly situated executives described under Compensation Discussion and Analysis—Other Compensation and Benefit Elements — Benefits and Executive Perquisites above.

Mr. Luis is free, at any time, for any reason, to end his employment with Coach and Coach may do the same, subject to a mutual six-month notice requirement agreed to by Mr. Luis and the Company (other than in connection with a termination by Coach for “Cause”). This notice period was increased from three months in the August 22, 2016 addendum entered into by Mr. Luis and the Company. Mr. Luis’s failure to comply with this six-month notice provision will result in the Company being entitled to claw back any bonus paid within 180 days of Mr. Luis’s last day of employment, the forfeiture of any unpaid bonus or unvested RSU or stock option or vested stock option as of his last day of employment and the Company being entitled to claw back any Financial Gain (as defined in Mr. Luis’s equity award grant agreements) realized from the vesting of any equity award within the 12 months preceding his last day of employment with Coach. Mr. Luis’s equity awards, excluding his Appointment Grant PRSU, will continue to vest during the six-month notice period. If Mr. Luis provides the required notice and Coach elects to shorten the notice period, pursuant to the terms of the Luis Letter Agreements, Coach is required to pay Mr. Luis his salary and bonus amount through the remainder of the notice period and his equity awards (excluding his appointment PRSU) will continue to vest. If Coach terminates the employment of Mr. Luis without “Cause” or if he resigns for “Good Reason”, Coach will pay Mr. Luis a severance amount equal to the sum of his (i) pro-rated bonus for the fiscal year in which the termination occurs, (ii) 21 months of his then current salary, paid in monthly installments during the 21-month period following the later of the date of Mr. Luis’s termination or the expiration of the six-month notice period pursuant to the agreement, and (iii) 21 months of his annual cash incentive, calculated based on the average of the actual percentage of the maximum annual cash incentive amounts earned with respect to Coach financial performance for the three prior fiscal years and applied to the maximum annual bonus amount for the year of termination. Mr. Luis’s equity awards will be treated as follows: (i) all of his unvested annual equity awards will continue to vest during the severance period, (ii) a pro-rata portion of any unvested annual PRSU awards subject to cliff-vesting shall be eligible to vest as of the original vesting date based on actual Company performance, and (iii) all unvested appointment grant PRSUs will be forfeited. During the notice period and the severance period, Mr. Luis is subject to non-competition and non-solicitation covenants. As described above, Coach is required to continue to pay Mr. Luis even if it elects to shorten the required notice period.

If Mr. Luis resigns his employment with Coach other than for “Good Reason,” Mr. Luis is subject to a 12-month post-employment non-solicitation covenant and Coach may, in its sole discretion, elect to subject him to a 12-month post-employment non-competition covenant as well, so long as Coach provides him with the severance payments and benefits described above for the 12-month period following his termination.

“Cause” under the Luis Letter Agreements is defined as and includes (but is not limited to) termination for (i) willful failure to substantially perform his duties (other than any such failure resulting from permanent Disability), which is not remedied within 30 days after notice of such failure; (ii) failure to carry out reasonable directive of the Chairman of the Board, which is not remedied within 30 days after receipt of such failure; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, or imposition of unadjudicated probation for any felony or crime involving fraud, embezzlement, material misconduct, misappropriation or moral turpitude; (iv) willful taking of or failure to take any action that is materially injurious to the Company, whether monetarily or otherwise; (v) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities; or (vi) willful commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company.

64        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

“Good Reason” is defined under the Luis Letter Agreement and includes (but is not limited to) (i) the failure to continue as CEO; (ii) a material diminution in the nature or scope of his responsibilities; (iii) failure to make material payments or provide material benefits under his offer letter; (iv) the relocation of the Company’s executive offices more than 50 miles outside of New York City; (v) the Company’s material breach of the terms of his offer letter, subject to certain notice and cure periods described in the offer letter.

All performance-based compensation paid to Mr. Luis is subject to Coach’s incentive repayment (“clawback”) policy applicable in the event of a material restatement of the Company’s financial results. Mr. Luis will be subject to the non-competition and non-solicitation covenants set forth in the agreement, both during his employment with the Company as well as during specified periods following termination (provided that the non-competition covenants only apply following a termination of employment other than for Cause to the extent that Mr. Luis receives severance payments during the restricted period).

Messrs. Kahn, Cohen, Bickley and Rainer and Ms. Nielsen

Messrs. Kahn, Cohen, Bickley and Rainer and Ms. Nielsen are not subject to employment agreements. Each agreed to employment offer letters with the Company upon the commencement of their employment and / or appointments as executive officers and various supplemental letter agreements entered into in fiscal year 2016 and early fiscal year 2017.

Each of Messrs. Kahn, Cohen and Bickley is required to provide the Company with six-months’ advance written notice of his intent to terminate employment with Coach. Each of Ms. Nielsen and Mr. Rainer was required to provide the Company with three-months’ advance written notice of his or her intent to terminate employment with Coach. Coach was required to provide Ms. Nielsen with mutual three-months’ notice. Under the terms of each letter agreement, failure of the executive to comply with this notice provision results in the Company being entitled to an immediate injunction prohibiting him or her, as applicable, from commencing employment elsewhere for the length of the required notice and being entitled to claw back any cash incentive paid within 180 days of his or her last day of employment, the forfeiture of any unpaid cash incentive or unvested RSU or stock option or vested stock option as of his or her last day of employment and the ability to claw back any Financial Gain (as defined in each equity award grant agreements) realized from the vesting of any equity award within the 12 months preceding his or her last day of employment with Coach.

Each of Messrs. Kahn, Cohen and Rainer and Ms. Nielsen’s letter agreements provided for 12-months of base-salary and health benefits continuation under the Coach, Inc. Severance Pay Plan for Vice Presidents and Above (the “Severance Pay Plan”) in the event he or she is terminated without “Cause.” Mr. Bickley’s letter agreements provide that if he is terminated by Coach without “Cause” or if he resigns for “Good Reason,” he will be eligible to receive a pro-rated amount of his annual cash incentive for the fiscal year that the termination occurred, 18-months of base salary, and 18-months of annual cash incentive (calculated as 1.5 times the average of the actual cash incentive amounts paid to him for the three fiscal years most recently completed prior to the termination date).

Under each of Mr. Kahn and Ms. Nielsen’s letter agreements, “Cause” includes (but shall not be limited to) termination for any willful or grossly negligent breach of duties as an employee of Coach and termination for fraud, embezzlement or any other similar dishonest conduct or for violation of Coach’s rules of conduct. “Cause” under Ms. Nielsen’s letter agreement also included termination for poor performance as an employee of Coach.

Under each of Messrs. Cohen, Bickley and Rainer’s letter agreements, “Cause” is defined as and includes (but is not limited to) termination for (i) willful failure to substantially perform each of their duties (other than any such failure resulting from permanent Disability), which is not remedied within 30 days after notice of such failure; (ii) failure to carry out reasonable directive of the chief executive officer, which is not remedied within 30 days after receipt of such failure; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, or imposition of unadjudicated probation for any felony or crime involving fraud, embezzlement, material misconduct, misappropriation or moral turpitude; (v) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities; or (vi) willful commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company. Willful taking of or failure to take any action that is materially injurious to the Company, whether monetarily or otherwise also constitutes “Cause” under Mr. Cohen and Mr. Rainer’s letter agreements.

“Good Reason” is defined under Mr. Bickley’s employment offer letter and includes (but is not limited to) (i) the failure of the Company to continue Mr. Bickley in his current or a more senior position; (ii) a material diminution of his responsibilities; (iii) failure to make material payments or provide material benefits under his offer letter; (iv) the relocation of the Company’s executive offices more than 50 miles outside of New York City; or (v) the Company’s material breach of the terms of his offer letter, subject to certain notice and cure periods described in the offer letter.

    2016 PROXY STATEMENT    65

EXECUTIVE COMPENSATION

Please refer to Treatment of Long-Term Incentives below for a discussion of the impact of a termination on annual stock options, PRSUs and RSUs.

Mr. Rainer

Mr. Rainer separated from the Company on April 26, 2016. Pursuant to a Separation and Release Agreement approved by the HR Committee, Mr. Rainer will receive 12 months of his annual base salary as salary continuation and a one-time special bonus equivalent to the pro-rated amount Mr. Rainer would have received under the Company’s Performance-Based Annual Incentive Plan for fiscal year 2016. In addition, his outstanding stock options and annual RSUs will continue to vest during his 12-month salary continuation period, and a pro-rata portion of his FY15-17 and FY16-18 PRSUs may also vest during the salary continuation period, subject to satisfaction of each award’s performance conditions. Lastly, the HR Committee authorized that 100% of his special FY15-17 PRSU award granted in connection with his commencement of employment may vest on the vesting date set forth in the applicable award agreement, subject to the satisfaction of the award’s performance conditions.

Ms. Nielsen

As described above, pursuant to her employment offer letter, both Ms. Nielsen and Coach were required to provide the other party three-months advance written notice of their intention to end her employment with Coach. Ms. Nielsen submitted her resignation to the Company on June 3, 2016 and separated from the Company on August 20, 2016. The Company waived the enforcement of the required three-month notice period in Ms. Nielsen’s employment offer letter. Ms. Nielsen and the Company also agreed that she would not receive any Annual Incentive Plan payment for fiscal year 2016 and that no portion of any of her unvested stock option, RSU or PRSU awards would become vested. Ms. Nielsen also forfeited her outstanding vested stock options as of the date of her separation from the Company and agreed not to solicit the Company’s employees for a period of two years after the date of her separation from the Company.The actual amounts that Mr. Rainer and Ms. Nielsen will receive due to their separation are displayed below.

Compensation and Benefits due to Termination Event	Gebhard Rainer	Jane Nielsen
Salary Continuation(1)	$750,000	$0
Benefits Continuation(1)	14,985	0
Annual Incentive(2)	720,587	0
Surrender Value of Life Insurance	0	305
Qualified Retirement Plan Distribution	68,477	142,664
Non-Qualified Retirement Plan Distribution	67,592	88,953
Intrinsic value of unvested long-term incentive awards that vested or continued vesting upon termination(3)	2,633,834	0
Stock Options: intrinsic value of awards that will vest during any salary continuation period	398,988	NA
Annual PRSUs: intrinsic value of the pro-rata portion of awards that may be earned during any salary continuation period and vest on the original vesting date, subject to satisfaction of performance conditions	1,041,914	NA
Special New Hire PRSUs: intrinsic value of this award which the HR Committee agreed may vest in full on the original vesting date, subject to satisfaction of the performance conditions	1,192,982	NA
RSUs: intrinsic value of awards that will vest during any salary continuation period.	0	NA
Total	4,255,475	231,922
(1)	Salary continuation and benefits will be paid over 12 months for Mr Rainer.
(2)	$595,587 of Mr. Rainer’s fiscal year 2016 annual incentive was based on the Company’s financial results and is included in “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table; $125,000 of his annual incentive was based on shared and operational goals and per the terms of his separation, were paid at Target and is included in “All Other Compensation” column in the Summary Compensation Table. Both components are described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2016 Compensation—Annual Incentive Plan.
(3)	Values are based on the closing price of our common stock on July 1, 2016 of $40.73; PRSU award values assume performance conditions are satisfied at 100% of target. The actual values earned will reflect the price of our common stock on the applicable stock option exercise dates and RSU or PRSU award distribution dates, and on the degree to which the PRSU award performance conditions are satisfied.

66        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Treatment of Long-Term Incentives Upon Termination or Change in Control

In general, the annual stock option, PRSU and RSU grants made to our NEOs and outstanding as of the end of fiscal year 2016 are treated as indicated below in the event of termination or change-in-control. Footnotes indicate where such treatment differs pursuant to an employment agreement or as agreed by the HR Committee. In addition, the HR Committee retains discretion to modify the terms of any agreement in certain situations.

Reason for Termination	Treatment of Stock Options and Graded RSUs	Treatment of Cliff Vest RSUs and PRSUs(1)
Voluntary (including a resignation without “Good Reason”, as defined above under Employment Agreements and Compensatory Arrangements)	Unvested awards forfeit Vested stock options remain exercisable for 90 days	Unvested awards forfeit
Retirement	Unvested awards remain outstanding and become vested on original schedule Exercisability of vested options continues for the remainder of the ten-year term	Unvested RSUs and PRSUs remain outstanding and become vested on original schedule PRSUs will vest based on actual company performance
Severance Event (including resignation with “Good Reason” or termination without “Cause”, as defined above under Employment Agreements and Compensatory Arrangements)(2)
Unvested awards remain outstanding and continue to vest for the duration of the salary continuation period

Exercisability of vested stock options continues for 90 days following the end of the salary continuation period

Unvested awards remain outstanding and continue to vest for the duration of the salary continuation period:

- RSUs with vesting dates within the salary continuation period will vest; and

- PRSUs may pro-rata vest subject to satisfaction of the performance conditions

Death or Long-Term Disability	Vesting of unvested awards is accelerated The estate (or the executive) may exercise stock options for a period of five years	Vesting of unvested RSUs and target PRSUs is accelerated
Termination upon a Change-in-Control	Vesting of unvested awards is accelerated	Vesting of unvested RSUs and target PRSUs is accelerated
Cause (as defined above under Employment Agreements and Compensatory Arrangements)	Vested and unvested stock options and unvested RSUs forfeit, and financial gains realized in the twelve months prior to termination must be repaid	Unvested awards forfeit and financial gains realized in the twelve months prior to termination must be repaid
Change-in-Control without termination	Outstanding awards shall continue vesting as scheduled assuming continued employment, or an equivalent award shall be substituted by the successor corporation	Outstanding awards shall continue vesting as scheduled assuming continued employment, or an equivalent award shall be substituted by the successor corporation
(1)	For special cliff vest RSUs and PRSUs: awards are forfeited in the case of a Severance Event or Retirement; awards pro-rata vest for completed performance periods in a termination due to Death or Long-Term Disability. In the event of Ms. Nielsen’s death or her termination due to long-term disability, her special sign-on RSU award would become fully vested as of the date of death or long-term disability.
(2)	As described above under Employment Agreements and Compensatory Arrangements — Luis Letter Agreement, pursuant to the Luis Letter Agreement and Mr. Luis’s applicable award agreements, Mr. Luis’s unvested Appointment PRSU Award would be forfeited upon termination for any reason other than for death, disability or termination in connection with a Change in Control.

    2016 PROXY STATEMENT    67

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been owed to each of our NEOs in the event of employment termination or change in control on July 2, 2016. The tables include amounts earned through July 2, 2016, as well as estimates of the amounts which would have been paid to such NEOs following that date. The actual amounts to be paid out can only be determined at the time of a NEO’s termination.

Regardless of the reason for an NEO’s termination of employment, he/she may be entitled to receive amounts earned during the term of employment. Such amounts include:

•	any vested balance in our qualified and non-qualified retirement plans;
•	the ability to convert his/her individual life insurance and/ or individual long-term disability insurance at his/her own expense; and
•	the ability to exercise vested stock options for a defined period of time.

In the event a NEO dies or is terminated due to disability, such NEO or beneficiary would receive benefits under our life insurance or long-term disability plan, as appropriate.

The amounts of compensation due upon various termination situations reflect the specific employment terms and conditions for each executive as described above under Employment Agreements and Compensatory Arrangements, and were calculated using the following assumptions:

•	Long-term incentive amounts reflect the intrinsic value of unvested stock options, RSUs and PRSUs, whose vesting would be accelerated or continued due to the termination, assuming a closing price of our common stock on July 1, 2016 of $40.73, the last trading day before the assumed termination date.
•	The HR Committee does not exercise its discretion to pro-rata vest any unvested RSUs or PRSUs.
•	The values shown for continuation of benefits and perquisites reflect our cost for each program as of July 2, 2016. These costs may change annually.
•	The “Total” row represents the sum of all estimated payments in the column, excluding “Disability Benefits,” which are reflected as a monthly payment made by the insurance company that provides the benefit.

Please see the Employment Agreements and Compensatory Arrangements section for details about the compensation paid to Mr. Rainer and Ms. Nielsen upon each of their respective separations from the Company.

68        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

VICTOR LUIS

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)(1)	Termination by the Board without Cause ($)(2)	Resignation by the Executive with Good Reason ($)(2)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)(3)
TOTAL	873,495	873,495	21,274,924	21,274,924	26,759,114	24,330,734	0
Salary Continuation	0	0	2,275,000	2,275,000	2,275,000	0	0
Benefit and Perquisite Continuation	0	0	35,622	35,622	35,622	0	0
Short-Term Incentive	0	0	5,592,525	5,592,525	5,592,525	2,477,640	0
Annual Long-Term Incentives:
Unvested Stock Options	0	0	3,593,990	3,593,990	4,928,045	4,928,045	0
Unvested Restricted Stock Units	0	0	0	0	0	0	0
Unvested Performance Restricted Stock Units	0	0	8,904,292	8,904,292	9,224,507	9,224,507	0
Special Long-Term Incentives:
Unvested Restricted Stock Units	0	0	0	0	0	0	0
Unvested Performance Restricted Stock Units	0	0	0	0	0	0	0
Unvested Appointment PRSUs	0	0	0	0	3,829,920	3,829,920	0
Retirement Plan Distribution	870,622	870,622	870,622	870,622	870,622	870,622	0
Life Insurance Benefits(4)	2,873	2,873	2,873	2,873	2,873	3,000,000	0
Disability Benefits(5)	0	0	0	0	0	25,000	0
(1)	Pursuant to the Luis Letter Agreement, Mr. Luis may receive, based on the sole discretion of the HR Committee, total compensation upon separation in the amount of $15,957,534 in exchange for accepting the non-competition and non-solicitation provisions of the agreement for the 12-month period following his termination.
(2)	Pursuant to the Luis letter agreement, Mr. Luis may receive, based on the sole discretion of the HR Committee, pay in lieu of notice representing three months of salary and benefit continuation, and a pro-rata annual incentive. The incremental total compensation severance pay would equal $775,052.
(3)	Mr. Luis was not eligible to retire as of July 2, 2016.
(4)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of June 27, 2015. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(5)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of July 2, 2016; amount not included in total.

JANE NIELSEN

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)(1)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)(1)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)(2)
TOTAL	231,923	231,923	2,212,650	0	4,123,864	5,515,562	0
Salary Continuation	0	0	700,000	0	700,000	0	0
Benefit and Perquisite Continuation	0	0	14,985	0	14,985	0	0
Short-Term Incentive	0	0	0	0	0	493,750	0
Annual Long-Term Incentives:
Unvested Stock Options	0	0	262,444	0	710,168	710,168	0
Unvested Restricted Stock Units	0	0	0		1,181,547	844,785	0
Unvested Performance Restricted Stock Units	0	0	697,643		844,785	844,785	0
Special Long-Term Incentives:
Unvested Restricted Stock Units	0	0	305,655	0	440,456	440,456	0
Unvested Performance Restricted Stock Units	0	0	0	0	0	0	0
Retirement Plan Distribution	231,618	231,618	231,618	0	231,618	231,618	0
Life Insurance Benefits(3)	305	305	305	0	305	1,950,000	0
Disability Benefits(4)	0	0	0	0	0	25,000	0
(1)	Ms. Nielsen is not able to resign for “Good Reason” under the terms of her offer letter.
(2)	Ms. Nielsen was not eligible to retire as of July 2, 2016.
(3)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of July 2, 2016. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(4)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of July 2, 2016; amount not included in total.

    2016 PROXY STATEMENT    69

EXECUTIVE COMPENSATION

TODD KAHN

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)(1)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)(1)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)(2)
TOTAL	603,957	603,957	2,183,747	0	5,240,568	5,715,728	0
Salary Continuation	0	0	750,000	0	750,000	0	0
Benefit and Perquisite Continuation	0	0	14,025	0	14,025	0	0
Short-Term Incentive	0	0	0	0	0	531,250	0
Annual Long-Term Incentives:
Unvested Stock Options	0	0	217,679	0	583,563	583,563	0
Unvested Restricted Stock Units	0	0	0	0	968,359	715,799	0
Unvested Performance Restricted Stock Units	0	0	598,086		715,799	715,799	0
Special Long-Term Incentives:
Unvested Restricted Stock Units	0	0	0	0	937,234	466,969	0
Unvested Performance Restricted Stock Units	0	0	0		667,631	0	0
Retirement Plan Distribution	602,348	602,348	602,348	0	602,348	602,348	0
Life Insurance Benefits(3)	1,609	1,609	1,609	0	1,609	2,100,000	0
Disability Benefits(4)	0	0	0	0	0	25,000	0
(1)	Mr. Kahn is not able to resign for “Good Reason” under the terms of his offer letter.
(2)	Mr. Kahn was not eligible to retire as of July 2, 2016.
(3)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of July 2, 2016. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(4)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of July 2, 2016; amount not included in total.

ANDRE COHEN

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)(1)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)(1)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)(2)
TOTAL	10,316	10,316	1,983,406	0	4,694,177	3,647,639	0
Salary Continuation	0	0	950,000	0	950,000	0	0
Benefit and Perquisite Continuation	0	0	14,985	0	14,985	0	0
Short-Term Incentive	0	0	0	0	0	866,667	0
Annual Long-Term Incentives:
Unvested Stock Options	0	0	275,573	0	745,672	745,672	0
Unvested Restricted Stock Units	0	0	0		887,035	887,035	0
Unvested Performance Restricted Stock Units	0	0	732,532		887,035	887,035	0
Special Long-Term Incentives:
Unvested Restricted Stock Units	0	0	0		399,711	250,914	0
Unvested Performance Restricted Stock Units	0	0	0		799,423	0	0
Retirement Plan Distribution	10,316	10,316	10,316	0	10,316	10,316	0
Life Insurance Benefits(3)	0	0	0	0	0	0	0
Disability Benefits(4)	0	0	0	0	0	17,500	0
(1)	Mr. Cohen is not able to resign for “Good Reason” under the terms of her offer letter.
(2)	Mr. Cohen was not eligible to retire as of July 2, 2016.
(3)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of July 2, 2016. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(4)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of July 2, 2016; amount not included in total.

70        2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

IAN BICKLEY

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)(1)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)(1)
TOTAL	2,340,816	2,340,816	7,584,202	7,584,202	8,841,848	8,327,310	0
Salary Continuation	0	0	1,200,000	1,200,000	1,200,000	0	0
Benefit and Perquisite Continuation	0	0	21,037	21,037	21,037	0	0
Short-Term Incentive	0	0	2,216,285	2,216,285	2,216,285	1,019,256	0
Annual Long-Term Incentives:
Unvested Stock Options	0	0	551,132	551,132	745,672	745,672	0
Unvested Restricted Stock Units	0	0	522,400	522,400	1,242,298	989,738	0
Unvested Performance Restricted Stock Units	0	0	732,532	732,532	887,035	887,035	0
Special Long-Term Incentives:
Unvested Restricted Stock Units	0	0	0	0	188,705	188,705	0
Unvested Performance Restricted Stock Units	0	0	0	0	0	0	0
Retirement Plan Distribution	2,216,904	2,216,904	2,216,904	2,216,904	2,216,904	2,216,904	0
Life Insurance Benefits(2)	123,912	123,912	123,912	123,912	123,912	2,280,000	0
Disability Benefits(3)	0	0	0	0	0	25,000	0
(1)	Mr. Bickley was not eligible to retire as of July 2, 2016.
(2)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of July 2, 2016. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(3)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of July 2, 2016; amount not included in total.

    2016 PROXY STATEMENT    71

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of July 2, 2016, with respect to the shares of Coach common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	20,646,999(1)	$40.51(2)	19,215,462(3)
Equity compensation plans not approved by security holders(4)	46,307	$43.03	0
Total	20,693,306		19,215,462
(1)	Includes 3,665,975 RSUs and 1,990,558 PRSUs which do not have an exercise price. PRSUs with incomplete performance periods assume maximum performance conditions will be satisfied.
(2)	Includes weighted average exercise price for stock options only.
(3)	Includes securities remaining available for future issuance for each of the following plans:

• 2010 Stock Incentive Plan: 19,207,954

• 2001 Employee Stock Purchase Plan: 7,508

(4)	Includes outstanding deferred stock units held by the 2000 Non-Qualified Deferred Compensation Plan for Outside Directors, under which certain of Coach’s Outside Directors previously deferred certain elements of their compensation. Since November 2013 director compensation and deferrals are administered under the stockholder-approved 2010 Stock Incentive Plan. Amounts deferred under these plans may, at the participants’ election, be either represented by deferred stock units, which represent the right to receive shares of Coach common stock, on a one-for-one basis, on the distribution date elected by the participant, or placed in an interest-bearing account to be paid on such distribution date. Deferred stock units are valued as if each deferral were invested in Coach common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.

72        2016 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN (AMENDED AND RESTATED AS OF SEPTEMBER 23, 2016)

Our Board of Directors is submitting for stockholder approval the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016) (the “Amended Stock Incentive Plan”). The Amended Stock Incentive Plan is an amendment and restatement of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan, which was first adopted by our Board of Directors on September 17, 2010, and approved by our stockholders on November 3, 2010, and which was most recently amended and restated in its entirety by our Board of Directors on September 18, 2015, which amendment and restatement was approved by our stockholders on November 4, 2015 (the “Plan”).

The Amended Stock Incentive Plan was approved by our Board of Directors on September 23, 2016, the effective date, subject to stockholder approval. Accordingly, Coach’s stockholders are being asked to approve the Amended Stock Incentive Plan at the 2016 Annual Meeting of Stockholders.

The Board of Directors believes that the Amended Stock Incentive Plan is a critical part of our pay-for-performance compensation program. We grant long-term stock incentives annually to over 1,400 of our associates around the world, including our executive officers and many of our Store Managers. Aligning these key employees to the same outcomes achieved by our stockholders has been a hallmark of our approach, and supports our objective to attract and retain the best talent in the luxury retail industry. We believe that it is in the best interests of the Company and our stockholders to approve the Amended Stock Incentive Plan. Based on the amount of awards granted in the past, as discussed in more detail below, the shares remaining available for awards under the Plan will likely be insufficient to satisfy our equity compensation needs after June 2017 and we believe therefore that the Plan should be amended to authorize up to an additional 5,000,000 shares of our common stock for awards. If our stockholders do not approve the Amended Stock Incentive Plan, we may experience a shortfall of shares available for issuance for stock-based compensation awards, which we believe will adversely affect our ability to attract, retain and reward the many employees who contribute to our long-term success.

Approval of this Proposal 4 will constitute approval of the Amended Stock Incentive Plan. The key differences between the Plan and the Amended Stock Incentive Plan are:

•	5,000,000 additional shares of our common stock are authorized for issuance under the Amended Stock Incentive Plan, increasing the number of shares of our common stock available for awards from 49,900,000 to 54,900,000, subject to adjustment as described below.
•	In response to recent changes in applicable accounting standards, the Amended Stock Incentive Plan provides that the number of shares that may be surrendered by a participant to satisfy withholding taxes with respect to an award may be based on the maximum applicable statutory withholding rates rather than minimum statutory withholding rates.

In its determination to approve the Amended Stock Incentive Plan, the Board reviewed an analysis prepared by management and reviewed by CAP, its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the Amended Stock Incentive Plan, including the estimated stockholder value transfer cost. Specifically, the Board considered that:

•	Our three-year average burn rate is 2.2% of common shares outstanding:
Fiscal Year(1)	Total shares granted	Common Shares Outstanding	Burn Rate
2014	4,773,000	274,360,901	1.7%
2015	6,331,000	276,606,164	2.3%
2016	7,094,793	278,537,258	2.5%
3-yr average			2.2%
(1)	As reported in the Company’s Form 10-K filing at the end of each fiscal year.

    2016 PROXY STATEMENT    73

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN

•	If we do not increase the shares of our common stock available for issuance under our the Amended Stock Incentive Plan, then, based on historical grant practices and our practice of granting performance-based full-value awards to approximately 35 executives including our NEOs, we may exhaust the current reserve under the Plan before making our annual August 2017 long-term incentive grants, losing an important compensation tool that we consider to be aligned with stockholder interests and critical to our ability to attract, motivate and retain highly qualified talent.
•	If approved, the issuance of the additional shares of our common stock to be reserved under the Amended Stock

Incentive Plan would dilute the holdings of stockholders by 1.8% of our common shares outstanding, bringing our overhang to approximately 14.4% (including the shares that will be reserved for issuance under the Amended Stock Incentive Plan). According to our analysis, this overhang level is slightly above the 75th percentile of the companies in our peer group (please see Peer Group and Competitive Assessment of Compensation section above). We expect our overhang level to decrease in subsequent years as we issue shares from the Amended Stock Incentive Plan; for example, by the end of August 2018, approximately 1,550,000 stock options will expire or be exercised.

	Stock Options
Fiscal Year(1)	Number Outstanding	Weighted average exercise Price	Weighted average remaining term (yrs)	Total Full-Value Awards Outstanding(2)	Shares Available(3)	Common Shares Outstanding	Total equity dilution
2014	11,678,414	$44.21	5.7	4,213,550	14,255,733	274,360,901	11.0%
2015	13,459,822	$42.72	6.0	4,694,649	15,504,449	276,606,164	12.2%
2016	14,990,465	$40.51	6.6	5,656,534	19,207,954	278,537,258	14.3%
Current(4)	17,082,578	$40.69	7.1	6,288,797	12,077,307	280,312,223	12.6%
New Shares					5,000,000		1.8%
Total dilution including new shares as a percentage of common shares outstanding							14.4%
(1)	As reported in the Company’s proxy statement at the end of each fiscal year.
(2)	For PRSUs assumes awards are earned at maximum performance level.
(3)	Excludes the Coach, Inc. 2001 Employee Stock Purchase Plan.
(4)	Stock option and full value shares outstanding and available as of September 1, 2016; common shares outstanding as of Sept 12, 2016 record date.

In light of the factors described above, and the fact that we believe that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Stock Incentive Plan is reasonable and appropriate at this time.

In addition, we believe that the Amended Stock Incentive Plan continues to properly balance its compensatory design with stockholder interests by having the following characteristics:

•	Grants of options or stock appreciation rights (“SARs”) with an exercise price that is less than fair market value on the grant date are prohibited (except in the case of certain awards granted in connection with a merger or similar corporate transaction upon the assumption of or in substitution for outstanding equity awards previously granted by another entity);
•	Repricing of options or SARs to reduce price per share is prohibited without prior stockholder approval;
•	Acceleration of vesting in connection with a change in control only occurs in the context of a qualifying termination of employment occurring within 12 months following a change in control (commonly known as a “double trigger”) or under other limited circumstances as provided by the administrator;
•	The term of the Amended Stock Incentive Plan has not been extended in connection with this amendment and restatement and, accordingly, no awards may be granted under the Amended Stock Incentive Plan following September 17, 2020 (the ten-year anniversary of the date our Board of Directors originally adopted the Plan);
•	Dividends or dividend equivalents on unvested performance awards are only earned to the extent the underlying award is earned and vests; and
•	Shares used to satisfy the exercise price on stock options and SARs or used to satisfy tax withholding on any awards are not recycled back into the Amended Stock Incentive Plan, and the Amended Stock Incentive Plan does not have other practices commonly known as “liberal share counting” practices.

We have designed the Amended Stock Incentive Plan in a manner that is intended to permit us to grant awards of qualified performance-based compensation under Section 162(m) of the Code and to allow us to receive a tax deduction for incentive-based compensation without limitation under such Section 162(m). One of the requirements of Section 162(m) necessitates that we obtain stockholder approval of the Amended Stock Incentive Plan, including the performance criteria set forth in the Amended Stock Incentive

74        2016 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN

Plan. Accordingly, approval of the Amended Stock Incentive Plan by our stockholders will also constitute approval of the performance criteria set forth in the Amended Stock Incentive Plan.

We are also seeking stockholder approval of the Amended Stock Incentive Plan to comply with a listing requirement of the NYSE which requires that material changes to any equity compensation plan of a NYSE-listed company be approved by the company’s stockholders.

If our stockholders approve the Amended Stock Incentive Plan, the Amended Stock Incentive Plan will be effective as of September 23, 2016. If our stockholders do not approve the Amended Stock Incentive Plan, the Plan, in its current form, will remain in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN (AMENDED AND RESTATED AS OF SEPTEMBER 23, 2016).

Vote Required

The approval of the Amended Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) on this Proposal 4.

Description of the Amended Stock Incentive Plan

The following is only a summary of the Amended Stock Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

General. The Company has used equity compensation as a significant component of executive and broad-based compensation since our initial public offering in October 2000. As described in the Compensation Discussion and Analysis above, we have found equity compensation to be especially effective at motivating both sustained high performance and retention. At this time, the Company wishes to amend and restate its Plan to ensure that the Company has sufficient shares available to continue its approach to pay for performance through equity compensation, and to incorporate terms for future grants that reflect current best practices in executive compensation. The Board is seeking our stockholders’ approval of the Amended Stock Incentive Plan, because it believes it is the best way to motivate employees and outside directors to further the growth, development and financial success of Coach, and to enable us to obtain and retain the services of employees and outside directors considered essential to our long-term success by offering them an opportunity to own, and benefit from the ownership of, Coach stock. The Amended Stock Incentive Plan will:

•	Allow us to issue an additional 5,000,000 shares, which may be in the form of options to purchase shares of our common stock, restricted stock, RSUs, performance awards, including PRSUs, dividend equivalents, deferred stock, deferred stock units, SARs and other stock awards.
•	Allow us to continue providing, where appropriate, incentive compensation that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Number of Shares. A total of 54,900,000 shares of Coach common stock have been reserved for issuance pursuant to the Amended Stock Incentive Plan. No more than 1,000,000 shares may be granted to any participant within any fiscal year, and, as described below, no more than 5% of the available shares may be issued as awards without specified vesting schedules of at least one year. The number of shares of common stock available under the Amended Stock Incentive Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends).

Share Counting. Each share that is delivered under the Amended Stock Incentive Plan in settlement of a full-value award (such as a grant of RSUs or PRSUs) that was granted prior to September 19, 2014, will count as 2.0 shares for purposes of determining shares remaining available for grant and each share that is delivered in settlement of a full-value award that was granted on or following September 19, 2014, will count as 2.45 shares for purposes of determining shares remaining available for grant. Any awards under the Amended Stock Incentive Plan that are made in connection with an acquisition will not reduce the number of shares available for issuance under the Amended Stock Incentive Plan. Awards under either the Amended Stock Incentive Plan or under the Coach, Inc. 2004 Stock Incentive Plan (Amended and Restated Effective May 8, 2008) and the Coach, Inc. 2000 Stock Incentive Plan (Amended and Restated as of August 9, 2001) (the “Prior Plans”) that are not issued due to forfeiture or expiration will be returned to the Amended Stock Incentive Plan for reuse. Shares of common stock withheld upon

    2016 PROXY STATEMENT    75

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN

issuance to pay all or a portion of the exercise price of a stock option or SAR or tax withholding obligations on any award will not be returned to the Amended Stock Incentive Plan for reuse.

Shares Available. As of September 23, 2016, 12,077,307 shares remained available for grant under the Plan. There were 17,082,578 stock options outstanding with a weighted average exercise price of $40.69 and weighted average remaining term of 7.1 years, and 6,288,797 full value awards outstanding under all stock plans (including the Prior Plans and the 2000 Non-Employee Director Stock Plan); of which 3,663,507 were service-based awards and 2,625,290 were unearned performance-based awards. To the extent actual performance is below the maximum attainable level, fewer than 2,625,290 performance-based awards shares will be issued. Also as of September 23, 2016, there were 46,307 deferred stock units outstanding under Coach’s Non-Qualified Deferred Compensation Plan for Outside Directors. There are no shares available for grant under the Prior Plans or the Non-Qualified Deferred Compensation Plan for Outside Directors. Approval of the Amended Stock Incentive Plan will have no impact on these plans.

Administration. The HR Committee administers the Amended Stock Incentive Plan. Awards under the Amended Stock Incentive Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The HR Committee consists solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The HR Committee has the power to determine the terms of the awards granted, including the exercise price of stock options and SARs, the number of shares subject to each award, the exercisability of the options and SARs and the form of consideration payable upon exercise.

Eligibility. The HR Committee, in its sole discretion, may from time to time grant awards under the Amended Stock Incentive Plan to any number of employees of Coach or any subsidiary or to Coach’s outside directors. The HR Committee determines at the time of each grant the number of shares subject to such awards. All of our employees that are not covered by a collective bargaining agreement are eligible to participate in the Amended Stock Incentive Plan under the terms of the plan.

Stock Options and SARs. The exercise price of all options and SARs granted under the Amended Stock Incentive Plan must be at least equal to the fair market value (as defined in the Amended Stock Incentive Plan) of Coach common stock on the grant date. Each option and SAR will have a maximum term of ten years. No dividends or dividend equivalents will be paid on outstanding options or SARs. The HR Committee determines all other terms of these awards. After termination of employment, an optionee may exercise a vested option or SAR for the period of time stated in the option agreement, which varies depending on the circumstances of the termination. In most cases, a vested option will generally remain exercisable for 90 days; however, an option or SAR may never be exercised later than the expiration of its term. All SARs granted under the Amended Stock Incentive Plan generally represent a right to receive payment, in cash, stock, or a combination of cash and stock, equal to the excess of the fair market value of a specified number of shares of common stock on the exercise date over the fair market value of such shares on the grant date. The Company does not currently grant SARs but may choose to do so in the future.

No Repricing. Repricing of stock options or SARs is prohibited without stockholder approval.

Full Value Stock Awards. A full value stock award granted under the Amended Stock Incentive Plan represents an award made in or valued in whole or in part by reference to shares of common stock and may be payable in whole or in part in stock. Full value awards do not include stock options or SARs but do include RSUs and PRSUs. The HR Committee determines the conditions and restrictions of all stock awards granted under the Amended Stock Incentive Plan. No more than 5% of these awards may be issued without specified vesting schedules of at least one year for full value awards requiring satisfaction of performance criteria, and at least three years for full value awards without performance criteria.

Dividend Equivalents. Under the Amended Stock Incentive Plan, the HR Committee has the discretion to grant dividend equivalents on unvested full value awards, but not on stock options or SARs. Such dividend equivalents are only earned to the extent the underlying award is earned and vests.

Payment Deferrals. The HR Committee may require or permit an award holder to defer the receipt of shares or cash or other property upon settlement of awards. The HR Committee may also allow the payment or crediting of earnings on deferred amounts.

Transferability of Awards. The Amended Stock Incentive Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures. Only the employee may exercise his or her options or benefit from his or her other awards during his or her lifetime.

Clawback. The Amended Stock Incentive Plan allows the Board to recover performance-based compensation from covered employees in the case of a material restatement of the Company’s financial results, as described above under “Compensation Discussion and Analysis,” and pursuant to any claw-back policy implemented by the Company, including any claw-back policy intended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments in Connection with a Change in Control. If an employee is terminated involuntarily within the twelve months following a Change in Control (as defined in the Amended Stock Incentive Plan), or in the event outstanding awards are

76        2016 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2010 STOCK INCENTIVE PLAN

not assumed or substituted by the successor corporation, all unvested awards will vest automatically. The Board of Directors may not, without stockholder approval: reduce the price of an outstanding option or SAR, cancel any option or SAR in exchange for cash or another award with a lower fair market value per share, increase the number of shares available under the Amended Stock Incentive Plan (other than permitted adjustments due to a recapitalization of the Company’s stock), increase the individual annual award limit under the Amended Stock Incentive Plan, or extend the exercise period of an option or SAR beyond ten years from the date of grant.

Amendment of the Amended Stock Incentive Plan. Coach’s Board of Directors has the authority to amend, suspend or terminate the Amended Stock Incentive Plan, provided it does not adversely affect any award previously granted under the Amended Stock Incentive Plan, without the affected award holder’s consent.

Plan Benefits. Pursuant to the Luis Letter Agreement, Mr. Luis will annually receive equity awards with a fair market value on the grant date of not less than $4,800,000, with 60% of the award as PRSUs and 40% as stock options. However, because we make awards using a value-based approach, we cannot ascertain the number of stock option or PRSUs that will be granted to Mr. Luis. Pursuant to Mr. Bickley’s employment offer letter, the grant value of annual equity awards made to Mr. Bickley each year will be no less than $300,000. However, because we make awards using a value-based approach, we cannot ascertain the number of stock options, PRSUs or other awards that will be granted to Mr. Bickley. For other participants, no determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Amended Stock Incentive Plan. While not necessarily indicative of future awards, information on awards granted under the Plan to each of our NEOs and Directors is provided above under the headings Summary Compensation Table, Grants of Plan-Based Awards, and 2016 Director Compensation, as well as in the Compensation Discussion and Analysis.

Performance Criteria Under the Amended Stock Incentive Plan

The Amended Stock Incentive Plan provides that the HR Committee may grant performance awards in its discretion. A performance award is an award that is subject to the attainment of one or more performance targets during a specified period. At the discretion of the HR Committee, performance awards granted under the Amended Stock Incentive Plan may be designed to qualify as performance-based compensation under Section 162(m). In order for a performance award to qualify under Section 162(m), the HR Committee may select only from the following performance criteria enumerated in the Amended Stock Incentive Plan (any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group): net earnings or losses (either before or after one or more of the following: interest, taxes, depreciation and amortization); economic value added (as determined by the HR Committee); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings, income or profit (either before or after taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); funds from operations or funds available for distributions; return on assets or net assets; return on capital (or invested capital) and cost of capital; return on investment; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs, reduction in costs, and cost control measures or savings; productivity; expenses; operating efficiency; average daily transaction value (including, without limitation, average dollars per transaction); working capital; earnings or diluted earnings per share; adjusted earnings or loss per Share; price per Share or dividends per Share (or appreciation in and/or maintenance of such price or dividends); revenue growth or product revenue growth; sales or market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas or business units; economic value added models or similar metrics; regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); implementation or completion of critical projects or processes; licensing revenue; brand recognition/acceptance; inventory turns or cycle time and supply chain achievements (including, without limitation, establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); strategic initiatives (including, without limitation, with respect to market penetration, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and retention of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and out-licensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, and financial or other capital raising transactions)); new or existing store results and operations, new store openings, store remodelings and/or comparable store sales growth; and financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage).

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The HR Committee, in its discretion, may, within the time prescribed by Section 162(m), adjust or modify the calculation of these performance criteria for any performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the

Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions.

Nothing in these terms precludes the HR Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

Federal Income Tax Consequences

The following discussion summarizes U.S. federal tax treatment of awards granted under the Amended Stock Incentive Plan under federal tax laws currently in effect. The rules governing the tax treatment of awards are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Award holders are encouraged to seek professional tax advice when exercising awards under the Amended Stock Incentive Plan.

Non-Qualified Stock Options. If an optionee is granted options under the Amended Stock Incentive Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Coach be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Coach will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the Amended Stock Incentive Plan that constitutes an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, gain realized by the optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Coach, unless the optionee disposes of the common stock (A) within two years after the date of grant of the incentive stock option or (B) within one year of the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and Coach will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Coach will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An award holder will generally not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a holder will have compensation income upon the date of grant equal to the value of the stock less the purchase price and, when the stock is sold, the holder will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the holder does not make an 83(b) election, then when the stock vests the holder will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or, if an 83(b) election is made, the date of grant).

Restricted Stock Units. An award holder will not have income upon the grant of an RSU award. A holder is not permitted to make a Section 83(b) election with respect to an RSU award. When the Restricted Stock Unit vests, the holder will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term.

Performance Awards. An award holder will generally recognize taxable ordinary income on the amount of cash paid or value of stock received under a performance award (including a performance stock unit award) and Coach will generally be entitled to a corresponding deduction.

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Dividend Equivalents. An award holder will generally recognize taxable ordinary income on dividend equivalents as they are paid and Coach will generally be entitled to a corresponding deduction.

Stock Payments. An award holder will generally recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Amended Stock Incentive Plan and Coach will generally be entitled to a corresponding deduction.

Deferred Stock. An award holder will generally recognize taxable ordinary income on the fair market value of the shares of stock on the date such shares are delivered under a deferred stock award and Coach will generally be entitled to a corresponding deduction.

Deferred Stock Units. An award holder will generally recognize taxable ordinary income on the fair market value of the shares of stock on the date such shares are delivered under a deferred stock unit award and Coach will generally be entitled to a corresponding deduction.

Stock Appreciation Rights. No taxable income is realized on the receipt of a stock appreciation right, but on exercise of the stock appreciation right the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the award holder in the year of the exercise. Coach will be entitled to a deduction for compensation paid in the same amount which the award holder realized as ordinary income.

Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code)

in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock options and SARs will satisfy the “performance-based” exception if (A) the awards are made by a qualifying compensation committee, (B) the Amended Stock Incentive Plan sets the maximum number of shares of common stock that can be granted to any person within a specified period and (C) the compensation is based solely on an increase in the common stock price after the grant date. The Amended Stock Incentive Plan has been designed to permit the HR Committee to grant stock options which will qualify as “performance-based compensation.” PRSUs are also intended to qualify as “performance-based” to the extent the performance requirements and other terms satisfy the requirements described above. As noted above, however, while the HR Committee considers the potential impact of Section 162(m) on our executive compensation decisions, the HR Committee may approve compensation under the Amended Stock Incentive Plan that does not meet the deductibility requirements of Section 162(m) in order to maintain competitive executive compensation packages and to continue to attract talented leaders. In addition, because of the fact-based nature of the performance-based compensation exception and the limited amount of applicable binding guidance, we cannot guarantee that compensation granted under the Amended Stock Incentive Plan that is intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

The foregoing is only a summary of the effect of federal income taxation upon the participant and Coach with respect to the awards granted under the Amended Stock Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Incorporation by Reference

The foregoing is only a summary of the Amended Stock Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors is submitting for stockholder approval the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan (the “Amended ESPP”). The Amended ESPP is an amendment and restatement of the Coach, Inc. 2001 Employee Stock Purchase Plan (the “2001 ESPP”), which was first adopted by our Board of Directors on September 4, 2001 and approved by our stockholders on November 7, 2001, and which was subsequently amended on November 2, 2011 to extend its term for an additional ten years.

The primary purpose of the Amended ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Our Board of Directors believes that the Amended ESPP is a powerful incentive and retention tool that benefits all of our stockholders by providing eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, enhancing such employees’ sense of participation in the affairs of the Company, and providing an incentive for continued employment. The Amended ESPP also aligns the interests of employees with those of stockholders through increased stock ownership.

Approval of this Proposal 5 will constitute approval of the Amended ESPP. The key differences between the ESPP in its current form and the Amended ESPP are:

•	1,500,000 additional shares of our common stock are authorized for issuance under the Amended ESPP, increasing the number of shares of our common stock authorized for issuance under the 2001 ESPP from 2,400,000 to 3,900,000.
•	The Amended ESPP adds flexibility to modify the terms of participation for non-U.S. employees and explicitly authorizes the designation of participating subsidiaries.
•	The term of the Amended ESPP is extended through the 10-year anniversary of the offering date following stockholder approval of the Amended ESPP.

The Amended ESPP was approved by our Board of Directors on September 23, 2016, subject to stockholder approval. If the stockholders approve the Amended ESPP, it will be effective on the first offering date following the date on which such stockholder approval is obtained; provided that the shares of our common stock authorized for issuance under the Amended ESPP shall be available for issuance immediately upon receipt of such stockholder approval. The Amended ESPP is described in more detail below. If this Proposal 5 is not approved by our stockholders, the ESPP, in its current form, will remain in effect, but we will not have sufficient shares available to continue offering this valuable benefit.

Vote Required

The approval of the Amended ESPP requires the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) on this Proposal 5.

Description of the Amended ESPP

This following is only a summary of the Amended ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

Shares Available; Administration. A total of 3,900,000 shares of common stock are reserved for issuance under the Amended ESPP, subject to adjustment as described below. We intend to register the additional shares reserved for issuance under the Amended ESPP on a Form S-8.

The HR Committee of our Board of Directors is the plan administrator and will have the authority to make, amend and repeal rules and regulations for the interpretation and administration of the Amended ESPP, consistent with the qualification of the Amended ESPP under Section 423 of the Code, and is authorized to change option periods, offering dates and exercise dates under the 2001 ESPP by providing written notice to participants.

Eligibility. Our employees and those of our designated participating subsidiaries are generally eligible to participate in the Amended ESPP. However, an employee may not be granted rights to purchase stock under our Amended ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. The Amended ESPP administrator may also elect to exclude certain employees

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PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

from participating in an offering period if the exclusion is applied in an identical manner under each offering period to all employees. As of the date our Board of Directors approved the Amended ESPP, approximately 6,000 employees of the Company and our designated participating subsidiaries were eligible to participate in the Amended ESPP.

Participation. Under the terms of the Amended ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of our common stock a percentage or fixed dollar amount of their base pay during an offering period. Options granted under the Amended ESPP are exercisable on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period, and any such funds that are not used to purchase shares will be returned to the employee. Participants may not accrue the right to purchase stock under the Amended ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. In addition, no individual participant may purchase more than 100,000 shares of common stock during any offering period. Participation in the Amended ESPP is voluntary.

Offering Periods. Under the Amended ESPP, eligible employees are offered the option to purchase discounted shares of our common stock during offering periods designated by the plan administrator. Each offering period will be a six-month period commencing on each December 1 and June 1.

Share Purchases. Under the Amended ESPP, employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the plan administrator for each offering period, and will generally be the final trading day in each offering period. The plan administrator may, in its discretion, with prior notice to the employees, modify the terms of future offering periods.

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of the Company’s common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the purchase date.

A participant may cease payroll deductions during an offering period by delivering notice to the Company and, upon such cessation, may elect either to withdraw all of the funds then credited to his or her Amended ESPP account and withdraw from the Amended ESPP or have the balance of his or her account applied to the purchase of whole shares of our common stock that can be purchased for the offering period in which his or her cancellation is effective (with any remaining Amended ESPP account balance returned to the participant). A participant who ceases contributions to the Amended ESPP during any offering period shall not be permitted to resume contributions to the Amended ESPP during the same offering period. A participant may voluntarily withdraw from the Amended ESPP at any time, and will be paid his or her accrued payroll deductions that have not yet been used to purchase shares of the Company’s common stock. Participation ends automatically upon a participant’s termination of employment. A participant may not transfer rights granted under the Amended ESPP.

Adjustments. In the event that adjustments are made to the number of shares of our outstanding common stock or the shares are exchanged for a different class of stock by reason of a dividend, stock split or other subdivision, the plan administrator will make appropriate adjustments to the Amended ESPP and outstanding rights thereunder. In the event of a merger, acquisition or liquidation of the Company, the business day immediately preceding the effective date of such transaction shall be the exercise date with respect to all outstanding rights under the Amended ESPP unless the plan administrator, in its sole discretion, provides for the assumption or substitution of such rights in a manner complying with Section 424(a) of the Code.

Plan Amendment. The plan administrator may amend, suspend or terminate the Amended ESPP at any time. However, stockholder approval of any amendment to the Amended ESPP will be obtained for any amendment which increases the aggregate number of shares that may be sold pursuant to rights under the Amended ESPP or changes the designation or class of employees eligible to participate in the Amended ESPP.

Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the Amended ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Amended ESPP complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income

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taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify for special tax treatment under the provisions of Section 423 of the Code. Under the applicable provisions of the Code, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period (which is equal to the excess of the fair market value of the shares on such first day over the purchase price paid for such shares). Any additional gain will generally be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee will generally have a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will generally recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Because the number of shares that may be purchased under the Amended ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

Incorporation by Reference

The foregoing is only a summary of the Amended ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

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PROPOSAL 6: STOCKHOLDER PROPOSAL ENTITLED “NET-ZERO GREENHOUSE GAS EMISSIONS BY 2030”

Coach has been advised that Jantz Management LLC, P.O. Box 301090, Boston, MA 02130, which has indicated it is a beneficial owner of at least $2,000 in market value of Coach stock, intends to submit the proposal below at the Annual Meeting. If the proposal is not properly presented by or on behalf of the proponent, it will not be voted on.

STOCKHOLDER PROPOSAL

WHEREAS:

In 2015, 196 parties at the U.N. Climate Change Conference agreed to limit climate change to an average global warming of 2 degrees Celsius above pre-industrial temperatures, with a goal of limiting it to 1.5 degrees Celsius;

The Intergovernmental Panel on Climate Change states that to reach this goal, CO2 emissions must fall to zero by 2040 - 2070, and scientists agree that reaching the Paris Agreement’s 1.5 degrees goal means that the world must reach net-zero greenhouse gas (GHG) emissions by 2030 to 2050, sooner than is currently planned by most corporations and nations;

Shareholders commend the Company’s efforts in reducing emissions and in calculating its carbon footprint, described as:

•	Scope 1: Direct GHG Emissions - … occur from sources that are owned or controlled by the company…
•	Scope 2: Electricity Indirect GHG Emissions - … GHG emissions from the generation of purchased electricity consumed by the company
•	Scope 3: Other indirect GHG Emissions -… are a consequence of the activities of the company but occur from sources not owned or controlled by the company [e.g. transport-related activities; employee business travel/ commuting; product end-of-life disposal]

Shareholders believe that to secure the Company’s leadership on climate issues, it should set an ambitious target date for becoming net-zero GHG emissions.

RESOLVED: Shareholders request that the Board of Directors generate a feasible plan for the Company to reach a net-zero GHG emission status by the year 2030 for all aspects of the business which are directly owned by the Company, including but not limited to manufacturing and distribution, research facilities, corporate offices, and employee travel, and to report the plan to shareholders at reasonable expense, excluding confidential information, by September 2017.

SUPPORTING STATEMENT: For the purposes of this proposal, the proponent suggests that “net-zero greenhouse gas emissions” be achieved through company efforts to reduce Scope 1 and 2 GHG emissions to the maximum extent feasible, and then offsetting the remaining GHG emissions through equal to or greater than the company’s GHG emissions during the same year based on the following carbon accounting integrity principles. In order for an offset to count toward achievement of net-zero GHG it must be permanent and measurable, and also:

•	Additional: It must result in emissions reductions that would be unlikely to have occurred in the ordinary course of events, and represent carbon abatement that is not double counted (counted as GHG reduction by another party);
•	Transparent: So that shareholders and other interested stakeholders have access to information about the offset project that generated the abatement;
•	Address Leakage: Deduct any material increases in emissions elsewhere caused by the reduction activities which nullify or reduce the abatement;
•	Independently Audited: The reduction must be verified by an independent qualified third party;
•	Registered: The offset unit must be listed and tracked in a publicly transparent registry.

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PROPOSAL 6: STOCKHOLDER PROPOSAL ENTITLED “NET-ZERO GREENHOUSE GAS EMISSIONS BY 2030”

BOARD OF DIRECTORS STATEMENT IN OPPOSITION OF THE PROPOSAL

The Board of Directors recommends a vote against this Proposal 6.

The Board has given careful consideration to this proposal and has concluded that the adoption of this resolution is not necessary or in the best interests of Coach or its stockholders for the reasons set forth below:

As stated in its sustainability report (the “Sustainability Report”) for fiscal year 2015, Coach prides itself on being a good corporate citizen in the way it conducts its business and supports its communities. Coach is committed to compliance with environmental rules, regulations and standards applicable to its operations and will observe environmentally conscious practices in locations where it operates.

Environmental conservation, including the reduction of its greenhouse gas (“GHG”) emissions, is a key pillar of Coach’s sustainability strategy. In its Sustainability Report for fiscal year 2015, Coach announced its first set of public sustainability targets. These targets span a five year horizon from fiscal year 2016 through fiscal year 2020 and include a commitment to reduce its absolute CO2 emissions by 15% over a 2014 baseline by the end of fiscal year 2020. Coach had already achieved a reduction of approximately 11.5% over its 2014 baseline for fiscal year 2015.

In support of its CO2 reduction goal and broader long-term environmental conservation strategy, Coach has undertaken several key initiatives to successfully reduce the environmental impact of its operations and supply chain. These initiatives include:

•	Implementing new processes to increase efficiencies and reduce environmental impact. Coach has enacted a more regionalized approach to sourcing materials closer to our service providers and streamlined its distribution strategy through the use of in-region international warehouses, rather than relying substantially on Coach’s primary warehouse in the U.S. In addition to a positive economic impact, these strategies have reduced the environmental emissions of sourcing and shipping our products.
•	Prioritizing environmental conservation at our corporate locations. Coach’s new corporate headquarters at Hudson Yards in New York achieved a LEED Gold certification. Some of the energy efficient highlights of the Hudson Yards headquarters include (1) onsite energy generation, consisting of 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the building; (2) state of the art energy measurement and monitoring systems that will allow Coach to strategically shed load power during peak demand and reduce costs; (3) storm water collection and central high efficiency water heating, cooling and distribution; and (4) advanced lighting technologies and management (i.e. daylight harvesting, occupancy sensors, etc.). Coach’s Jacksonville, Florida distribution center has also achieved LEED certification due to features such as solar-powered water heaters, energy efficient lighting and HVAC systems and low emissions flooring, adhesives and paint.

•	Designing and remodeling our retail locations to be more energy efficient. In connection with Coach’s strategy to renovate its stores to reflect its modern luxury brand transformation, Coach has implemented energy efficient design and construction elements, including lower energy LED lighting, low volatile organic compound paints and environmentally friendly packing materials (shopping bags for full price stores are made from 40% post-consumer waste and full-price and outlet gift boxes are made from 100% recyclable materials).
•	Commitment to Zero-Waste Goal. Coach has committed to achieve a 100% waste-to-landfill diversion rate by the end of fiscal year 2020 in its corporate locations. Coach’s New York corporate locations have improved their recycling capabilities year-over-year, improving from a 77% diversion rate in fiscal 2010 to 85% in fiscal 2015.

Coach takes its commitment to sustainable practices and environmental conservation seriously and is dedicated to transparency and public disclosure of its strategies and progress. In addition to publicly disclosing its environmental conservation strategies, initiatives and goals in its annual Sustainability Report, which is available at http://www.coach.com/sustainability-report.html, Coach has voluntarily reported to the Carbon Disclosure Project (CDP) survey on climate change in 2015 and 2016. Our previously published CDP submissions can be found at http://www.cdp.net/en/reports/archive. Coach has also committed to provide an annual update on its progress against its sustainability goals for fiscal 2016 -2020 in its Sustainability Report. The information included in the Company’s Sustainability Report and CDP Survey is not incorporated by reference into this Proxy Statement.

The Board notes that the Company has put considerable effort into developing actionable sustainability goals that are appropriate for its business planning horizon, operations and global footprint. The Board believes that the Company’s resources in this area are best utilized through its continued effort in implementing its existing program and developing new goals and long-term strategies for GHG emissions reductions and environmental conservation. As described above, the Company has already provided detailed information about its GHG emissions and strategies for reduction in its annual Sustainability Report and other sources and intends to continue to do so. The Board believes that these public

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PROPOSAL 6: STOCKHOLDER PROPOSAL ENTITLED “NET-ZERO GREENHOUSE GAS EMISSIONS BY 2030”

disclosures reflect the Company’s firm commitment to reducing its GHG emissions and the preparation and publication of an additional public report is not necessary or advisable at this time. Accordingly, the Board believes that adoption of this resolution is not in the best interest of Coach or its stockholders and, therefore, recommends a vote AGAINST this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL ENTITED “NET-ZERO GREENHOUSE GAS EMISSONS BY 2030.”

    2016 PROXY STATEMENT    85

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Coach has not identified any direct or indirect material interests of its directors or executive officers in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policies and Procedures for Related Person Transactions

Coach has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Code of Conduct, which is available on our website at www.coach.com/governance-document.html requires our Directors and employees to avoid “any situation that creates or appears to create a conflict of interest between personal interests and the interests of Coach.” This prohibition on conflicts of interest under the Code of Conduct includes any related person transaction unless properly approved.

Under Coach’s Corporate Governance Principles, which are also available on our website at www.coach.com/governance-document.html, potential conflicts of interest (including related party transactions) must be reviewed and approved by the following individuals: (1) in the case of a transaction involving a Director of Coach, by the independent Chairman of the Board or the Lead Outside Director, as applicable, and the Chief Executive Officer, and if a significant conflict of interest exists and cannot be resolved, the Director will be asked to resign; (2) in the case of a transaction involving the Chief Executive Officer, President, a divisional President or a Global Head or Senior Vice President, by the full Board of Directors; and (3) in the case of a transaction involving any other officer of Coach, by the Chief Executive Officer.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Coach’s executive officers, Directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Coach with copies of all Section 16(a) forms filed by such persons. Based solely on Coach’s review of such forms furnished to Coach and written representations from certain reporting persons, Coach believes that all filing requirements applicable to its executive officers, Directors and more than 10% stockholders were complied with on a timely basis during fiscal year 2016.

Communicating with the Board

Coach has adopted a policy which permits stockholders and interested parties to contact the Board of Directors. To report complaints or concerns about Coach’s accounting, internal accounting controls, auditing or legal matters directly to Coach’s Board of Directors and/or Audit Committee, stockholders may submit a report on Coach Ethics and Compliance Reporting System (https://www.coachinc.ethicspoint.com/) or call 1-800-396-1807, which is manned by an independent service taking confidential messages on behalf of Coach. Complaints or concerns relating to Coach’s accounting, internal accounting controls or auditing matters will be referred to Coach’s Audit Committee. Other relevant legal or ethical concerns will be referred to the independent Chairman of Coach’s Board, who is also currently the Chair of the GN Committee. The status of all outstanding concerns addressed to the independent Chairman or the Audit Committee Chair will be reported to the Directors on at least a quarterly basis. Further information on this policy is available to security holders on Coach’s web site, www.coach.com, through the Corporate Governance page.

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OTHER INFORMATION

Stockholder Proposals for the 2017 Annual Meeting

Coach’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a Director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Coach, at Coach’s principal executive office, not later than 5:00 p.m., Eastern time, on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2017 Annual Meeting must be received by the Secretary after

May 3, 2017, and no later than 5:00 p.m. Eastern time on June 2, 2017. Nominations or proposals should be mailed to Coach, Inc., to the attention of Coach’s Secretary, Todd Kahn, 10 Hudson Yards, New York, New York 10001. In addition, if you wish to have your proposal considered for inclusion in Coach’s 2017 proxy statement, we must receive it no later than June 2, 2017. Except as required by applicable law, Coach will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Coach’s Bylaws. A copy of the Bylaws may be obtained from Todd Kahn, Coach’s Secretary, by written request to the same address.

Other Business

Coach’s Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business other than as specified in the notice of the meeting that may properly come before the meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the discretion of the persons voting such proxies.

Coach’s Form 10-K and Other Matters

A copy of Coach’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016, as filed with the Securities and Exchange Commission, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to Coach, to the attention of the Investor Relations Department, 10 Hudson Yards, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.coach.com by clicking on “About Us,” then “Investor Relations” and following the link from our “SEC Filings” page.

To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement titled Human Resources Committee Report, and Audit Committee Report (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, www.coach.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.

Expenses of Solicitation

This solicitation is being made by mail, but may also be made by email, telephone or in person by Coach’s officers and employees (without additional compensation). Coach will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. Coach will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-

pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The Company has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of $10,500 plus reasonable out-of-pocket expenses.

    2016 PROXY STATEMENT    87

APPENDIX A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL
MEASURES

The Company’s reported results are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The reported gross profit, operating income and diluted earnings per share in fiscal years 2016 and 2015 reflect certain items which affect the comparability of our results.

In addition, the reported net sales, operating income and diluted earnings per share in fiscal years 2016 and 2015 were adjusted for annual and/or long-term incentive plan evaluation purposes. The following tables reconcile the “as reported” results to “adjusted” results excluding these items.

ADJUSTMENTS FOR ANNUAL INCENTIVE PLAN EVALUATION	Fiscal 2016
	Net Sales (in millions)	Operating Income (in millions)	Diluted Earnings Per Share
As Reported: (GAAP Basis)	$4,491.8	$653.5	$1.65
Excluding items affecting comparability	N/A	123.1	0.33
Adjusted: (Non-GAAP Basis as reported in Form 10-K)(1)	4,491.8	776.6	1.98
Adjustment for annual incentive award measurement	89.4	42.0	0.11
Adjusted: (Non-GAAP Basis for award measurement)	4,581.2	818.6	2.09
ADJUSTMENTS FOR ANNUAL INCENTIVE PLAN EVALUATION	Fiscal 2015
	Net Sales (in millions)	Operating Income (in millions)	Diluted Earnings Per Share
As Reported: (GAAP Basis)	$4,191.6	$618.0	$1.45
Excluding items affecting comparability	N/A	170.5	0.47
Adjusted: (Non-GAAP Basis as reported in Form 10-K)(1)	4,191.6	788.5	1.92
ADJUSTMENTS FOR LONG-TERM INCENTIVE PLAN EVALUATION	FY14-16 PRSU Third Tranche
	FY16 International Sales (in millions)	FY15 International Sales (in millions)
As Reported: (GAAP Basis)	$1,704.0	$1,622.0
Adjustment for long-term incentive award measurement	127.0	92.9
Adjusted Measure	1,831.0	1,714.9
(1)	See pages 32-33, 38-40 and 43 of the Company’s Form 10-K for fiscal year 2016 for a detailed description of certain items excluded from the non-GAAP financial measures presented the 10-K for fiscal years 2016 and 2015.

These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results for the periods affected. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. In addition, the HR Committee of the Company’s Board used these non-GAAP measures when setting and assessing achievement of incentive compensation goals.

We believe these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the

Company’s historical performance. In addition, we believe presenting certain measures in constant currency provides a framework for assessing the performance of the Company’s business outside the United States and helps investors and analysts understand the effect of significant year-over-year currency fluctuations. We believe non-GAAP measures assist investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. Further, these non-GAAP measures may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

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Adjustments for Award Measurement

For Annual Incentive Plan purposes, the Company increased fiscal year 2016 Non-GAAP net sales, gross profit, operating income and diluted earnings per share by $81.9 million, $74.4 million, $39.0 million and $0.10 per share, respectively, to exclude the impact of foreign currency. The Company calculates constant currency results by translating current period results in local currency using the prior year period’s monthly average currency conversion rate. The Company believes that planning incentive targets and evaluating results excluding the impact of foreign currency volatility produces a better evaluation of performance for incentive awards.

The Company also increased fiscal year 2016 Non-GAAP net sales, gross profit, operating income and diluted earnings per share by $7.5 million, $3.0 million, $3.0 million and $0.01 per share, respectively, to reflect strategic actions taken during fiscal 2016 to reduce door count in the wholesale channel. This adjustment was made to exclude the results of decisions not contemplated when annual incentive targets were set.

FY14-16 PRSUs Third Tranche

Reported International Net Sales for fiscal years 2016 and 2015 was adjusted primarily to exclude the impact of any foreign currency. The Company calculates constant currency revenue results for this purpose by translating the total fiscal year’s revenue by country in local currency using the fiscal 2014 total weighted average currency conversion rate.

    2016 PROXY STATEMENT    89

APPENDIX B

AMENDED AND RESTATED
COACH, INC.
2010 STOCK INCENTIVE PLAN
(Amended and Restated as of September 23, 2016)

Article 1.

PURPOSE AND HISTORY

The purpose of this Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 23, 2016) (as it may be further amended from time to time, the “Plan”) is to promote the success and enhance the value of Coach, Inc. (the “Company”) by linking the individual interests of Employees, Consultants and Directors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Consultants and Directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

This Plan constitutes a complete amendment, restatement and continuation of the Coach, Inc. 2010 Stock Incentive Plan (formerly known as the Coach, Inc. 2010 Incentive Award Plan), as amended, which was originally adopted by the

Board on September 17, 2010, and approved by the Company’s stockholders on November 3, 2010, and which was subsequently amended and restated in its entirety as the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan, which amendment and restatement was adopted by the Board on September 19, 2014 (the “2014 Restatement Effective Date”), and approved by the Company’s stockholders on November 6, 2014, and further amended and restated in its entirety as the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 18, 2015), which amendment and restatement was adopted by the Board on September 18, 2015, and approved by the Company’s stockholders on November 4, 2015. In the event that the Company’s stockholders do not approve this Plan, the Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the Plan (as amended and restated herein) is approved by the Board.

Article 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2	“Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.
2.3	“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4	“Applicable Law” shall mean any applicable law, including, without limitation” (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities,

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tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5	“Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).
2.6	“Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.7	“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.8	“Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.
2.9	“Board” shall mean the Board of Directors of the Company.
2.10	“Change in Control” shall mean and includes each of the following:
(a)	A “Person” (which term, for purposes of this Section 2.10, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock of the Company) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting

Stock representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)	The Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the stockholders of the Company approve a liquidation or dissolution of the Company (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or
(c)	During any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or Section 2.10(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
2.11	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.12	“Committee” shall mean the Human Resources Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.
2.13	“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

    2016 PROXY STATEMENT    91

APPENDIX B

2.14	“Company” shall mean Coach, Inc., a Maryland corporation.
2.15	“Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.16	“Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.17	“Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.
2.18	“Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.
2.19	“Director” shall mean a member of the Board, as constituted from time to time.
2.20	“Director Limit” shall have the meaning set forth in Section 4.6.
2.21	“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.
2.22	“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.23	“Effective Date” shall mean the date the Plan (as amended and restated herein) is approved by the Board, subject to approval of the Plan by the Company’s stockholders.
2.24	“Eligible Individual” shall mean any Employee, Consultant or Director designated by the Administrator as eligible to receive an Award or Awards under the Plan, including any officer or key Employee of the Company and all other Employees of the Company.
2.25	“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate, but shall not include any person whose services with the Company are performed pursuant to a contract or arrangement that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor.
2.26	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.27	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.28	“Expiration Date” shall have the meaning given to such term in Section 14.1.
2.29	“Fair Market Value” shall mean, as of any given date, the closing sales price for a share of Common Stock as quoted on the New York Stock Exchange (or on any national securities exchange on which the Common Stock is then listed) for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
2.30	“Full Value Award” shall mean any Award other than an Option or a Stock Appreciation Right, and that is settled by the issuance of Shares.
2.31	“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.32	“Holder” shall mean a person who has been granted an Award.
2.33	“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.34	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.35	“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.36	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.37	“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Consultants and Non-Employee Directors shall only be Non-Qualified Stock Options.

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2.38	“Option Term” shall have the meaning set forth in Section 6.4.
2.39	“Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.
2.40	“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.41	“Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)	The Performance Criteria that shall be used to establish Performance Goals are limited to the following: net earnings or losses (either before or after one or more of the following: interest, taxes, depreciation and amortization); economic value added (as determined by the Committee); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings, income or profit (either before or after taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); funds from operations or funds available for distributions; return on assets or net assets; return on capital (or invested capital) and cost of capital; return on investment; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs, reduction in costs, and cost control measures or savings; productivity; expenses; operating efficiency; average daily transaction value (including, without limitation, average dollars per transaction); working capital; earnings or diluted earnings per share; adjusted earnings or loss per Share; price per Share or dividends per Share (or appreciation in and/or maintenance of such price or dividends); revenue growth or product revenue growth; sales or market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas or business units; economic value added models or similar metrics; regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); implementation or completion of critical projects or processes; licensing revenue; brand recognition/acceptance; inventory turns or cycle time and supply chain achievements (including, without limitation, establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); strategic initiatives (including, without limitation, with respect to market penetration, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and retention of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and out-licensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, and financial or other capital raising transactions)); new or existing store results and operations, new store openings, store remodelings and/or comparable store sales growth; and financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)	The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items

    2016 PROXY STATEMENT    93

APPENDIX B

relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.42	“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.43	“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
2.44	“Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.
2.45	“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 Registration Statement under the Securities Act, after taking into account Applicable Law.
2.46	“Plan” has the meaning set forth in Article 1.
2.47	“Prior Plans” shall mean the Coach, Inc. 2004 Stock Incentive Plan (Amended and Restated Effective May 8, 2008) and the Coach, Inc. 2000 Stock Incentive Plan (Amended and Restated as of August 9, 2001), as such plans may be amended from time to time.
2.48	“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.49	“Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.50	“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.
2.51	“Securities Act” shall mean the Securities Act of 1933, as amended.
2.52	“Share” shall mean a share of Common Stock.
2.53	“Share Limit” shall mean the aggregate number of Shares set forth in Section 3.1(a), as adjusted pursuant to Sections 3.1(b) and (c).
2.54	“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.
2.55	“Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.
2.56	“Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.
2.57	“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.58	“Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.59	“Termination of Service” shall mean:
(a)	As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

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(b)	As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c)	As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3.

SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.
(a)	Subject to Section 14.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 54,900,000 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by (x) two (2) Shares for each Share delivered in settlement of any Full Value Award granted under the Plan prior to the 2014 Restatement Effective Date and settled by the issuance of Shares prior to, on or following the 2014 Restatement Effective Date and (y) 2.45 Shares for each Share delivered in settlement of any Full Value Award granted under the Plan on or following the 2014 Restatement Effective Date.
(b)	If any Shares subject to an Award that is not a Full-Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full-Value Award is forfeited or expires or such Full-Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by (x) two (2) Shares for each Share subject to any such Full-Value Award granted under the

Plan prior to the 2014 Restatement Effective Date that is forfeited, expired or settled in cash prior to, on or following the 2014 Restatement Effective Date and (y) 2.45 Shares for each Share subject to any such Full-Value Award granted under the Plan on or following the 2014 Restatement Effective Date that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards under the Plan: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for

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issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)	If any Shares subject to an award under any Prior Plan are forfeited or expire or such award is settled for cash (in whole or in part), the Shares subject to such award under such Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be available for future grants of Awards under the Plan; provided, however, that the following Shares subject to Prior Plan awards shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards under the Plan: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of a stock option award granted under a Prior Plan; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an award granted under a Prior Plan; (iii) Shares subject to a stock appreciation right granted under a Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of stock option awards granted under a Prior Plan. Any Shares repurchased by the Company with respect to a restricted stock award under any Prior Plan at the same price paid by the Holder so that such Shares are returned to the Company will be available for Awards under the Plan.
(d)	Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2	Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3	Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any fiscal year with respect to one or more Awards payable in cash shall be $6,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.
3.4	Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 14.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.4 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, Termination of Service or the consummation of a Change in Control.

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Article 4.

GRANTING OF AWARDS

4.1	Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2	Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4	At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant or Director for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5	Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Consultants or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.6	Non-Employee Director Awards. The Administrator may, in its sole discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director

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Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the maximum aggregate grant date fair value of Awards granted to a Non-

Employee Director during any calendar year shall be $500,000 (the “Director Limit”).

4.7	Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

Article 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

5.1	Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator may establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2	Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.
5.3	Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified

Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4	Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.5	Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an

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Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6	Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

Article 6.

GRANTING OF OPTIONS

6.1	Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
6.2	Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and (f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
6.3	Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4	Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.
6.5	Option Vesting.
(a)	The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be

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based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b)	No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of the Option that is unexercisable at a Holder’s Termination of Service shall automatically expire and be forfeited thirty (30) days following such Termination of Service.
6.6	Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7	Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

Article 7.

EXERCISE OF OPTIONS

7.1	Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
7.2	Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 7.2 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.2.

7.3	Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)	A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

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(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)	In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)	Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.
7.4	Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

Article 8.

AWARD OF RESTRICTED STOCK

8.1	Award of Restricted Stock.
(a)	The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)	The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2	Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3	Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4	Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable

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restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6	Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

Article 9.

AWARD OF RESTRICTED STOCK UNITS

9.1	Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
9.2	Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.3	Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.4	Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5	Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit award vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit award vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash

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equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6	Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
9.7	No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.
9.8	Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

Article 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1	Performance Awards.
(a)	The Administrator is authorized to grant Performance Awards, including awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator with respect to a particular Holder. In making such determinations, the Administrator may consider (among such other factors as it deems relevant) the contributions and responsibilities of the particular Holder. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
(b)	Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-

Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2	Dividend Equivalents.
(a)	Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b)	Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
10.3	Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other

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specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4	Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may, but is not required to, be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
10.5	Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may, but is not required to, be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred

Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may, but is not required to, be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6	Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be established by the Administrator in its sole discretion.
10.7	Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
10.8	Termination of Service. A Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Consultant or Director, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

Article 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1	Grant of Stock Appreciation Rights.
(a)	The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
(b)	A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the

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Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)	Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
11.2	Stock Appreciation Right Vesting.
(a)	The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b)	No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program or the Award Agreement evidencing the grant of the Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3	Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)	A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)	In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)	Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.
11.4	Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence

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of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5	Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
11.6	Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the

Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 11.6 shall not apply to a Stock Appreciation Right if the Stock Appreciation Right Holder incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 11.6.

Article 12.

ADDITIONAL TERMS OF AWARDS

12.1	Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2	Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligation as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 12.1 hereof, including, without limitation, by allowing such Holder to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes

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that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and other applicable law, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation with respect to any Award.

12.3	Transferability of Awards.
(a)	Except as otherwise provided in Sections 12.3(b) and 12.3(c):
(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)	No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and
(iii)	During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)	Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)	Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

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12.4	Conditions to Issuance of Shares.
(a)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)	All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)	The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)	Unless otherwise determined by the Administrator, fractional Shares may be issued pursuant to Awards granted under the Plan.
(e)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
12.5	Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:
(a)	(i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the applicable Award Agreement); and

(b)	All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
12.6	Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 12.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock

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Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

Article 13.

ADMINISTRATION

13.1	Administrator. The Committee (or another committee or a subcommittee of the Board or the Committee assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee (or another committee or a subcommittee of the Board or the Committee assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or a subcommittee of the Board or the Committee assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2	Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5 or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. Each member of the Committee shall be entitled to rely on any report, information, opinion or statement furnished to that member by any officer or other employee of the Company whom such member reasonably believes to be reliable and competent in the matter presented and any lawyer, certified public accountant or other person as to a matter which such member reasonably believes to be within the person’s professional or expert competence.
13.3	Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts

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approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4	Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)	Designate Eligible Individuals to receive Awards;
(b)	Determine the type or types of Awards to be granted to each Eligible Individual;
(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)	Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)	Decide all other matters that must be determined in connection with an Award;
(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)	Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)	Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d).
13.5	Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
13.6	Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

Article 14.

MISCELLANEOUS PROVISIONS

14.1	Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given

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within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the Share Limit or the Award Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after September 17, 2020 (the tenth (10th) anniversary of the date the Board originally approved the Plan) (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

14.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)	In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)	To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or

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survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v)	To provide that the Award cannot vest, be exercised or become payable after such event.
(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):
(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)	The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(d)	Notwithstanding any other provision of the Plan, in the event of a Change in Control, with respect to each outstanding Award, unless the Administrator elects to (i) terminate such Award in exchange for cash, rights or property, or (ii) cause such Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 14.2, (A) such outstanding Award (other than any portion subject to performance-based vesting) shall continue in effect, or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement or, in the absence of applicable terms and conditions, the Administrator’s discretion. In the event an Award continues in effect, or is assumed or an equivalent Award substituted, and the surviving or successor corporation terminates a Holder’s employment without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)	In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause any or all of such Awards to (i) terminate in exchange for cash, rights or other property, pursuant to Section 14.2(b)(i), or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If any such Award is exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)	For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of

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the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)	The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h)	With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(i)	The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j)	No action shall be taken under this Section 14.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(k)	In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
14.3	Approval of Plan by Stockholders. The Plan was originally approved by the Company’s stockholders on November 3, 2010. This amendment and restatement of the Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of this amendment and restatement of the Plan. Awards may be granted or awarded under the Plan after Board approval, but prior to such stockholder approval; provided that Awards granted after Board approval, but prior to such stockholder approval that provide for the grant of Shares in excess of the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when this amendment and restatement of the Plan is approved by the stockholders; and provided, further, that if such shareholder approval has not been obtained at the end of said twelve (12) month period, (a) the Plan (as amended and restated herein) will not become effective, (b) all Awards previously granted or awarded under the Plan after Board approval that provide for the grant of Shares in excess of the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall thereupon be canceled and become null and void, and (c) all Awards previously granted or awarded under the Plan after Board approval that provide for the grant of Shares at or below the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall be subject to the terms of the conditions of the Plan (as in effect immediately prior to this amendment and restatement).
14.4	No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

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14.5	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
14.6	Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Consultants or Directors of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
14.7	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.
14.8	Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
14.9	Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof or of any other jurisdiction.
14.10	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
14.11	No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
14.12	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
14.13	Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by

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such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings,

profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Coach, Inc. on September 23, 2016.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Coach, Inc. on [         ] [  ], 2016.

Executed on this [  ] day of [         ] 2016.

/s/ Todd Kahn

Corporate Secretary

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APPENDIX C

AMENDED AND RESTATED
COACH, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN

Article 1.

PURPOSE, SCOPE AND ADMINISTRATIN OF THE PLAN

1.1 Purpose and Scope. The purpose of the Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan (as it may be further amended from time to time, the “Plan”) is to assist employees of Coach, Inc. and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. This Plan constitutes a complete amendment, restatement and continuation of the Coach, Inc. 2001 Employee Stock Purchase Plan, as amended, which was originally adopted by the Board on September 4, 2001, and approved by the Company’s stockholders on November 7, 2001, and which was subsequently amended on November 2, 2011 to extend the term of the Plan for an additional ten years. In the event that the Company’s stockholders do not approve this Plan, the Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the Plan (as amended and restated herein) is approved by the Board.

1.2 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Option Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company. The Committee’s interpretation and decisions in respect to the Plan shall be final and conclusive.

Article 2.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1	“Amendment Effective Date” shall have the meaning set forth in Section 7.4.
2.2	“Board” shall mean the Board of Directors of the Company.
2.3	“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.4	“Committee” shall mean the Compensation and Human Resources Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.
2.5	“Common Stock” shall mean shares of common stock of the Company, par value $0.01 per share.
2.6	“Company” shall mean Coach, Inc., a Maryland corporation.
2.7	“Compensation” shall mean the base salary or wages and targeted commissions paid to an Employee by the Company or a Participating Subsidiary in accordance with established payroll procedures.
2.8	“Eligible Employee” shall mean an Employee who does not, immediately after any options under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee;

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provided, however, that the Committee may provide that an Employee shall not be eligible to participate in an Option Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Committee pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for twenty hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Option Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.9	“Employee” shall mean any employee of the Company or a Participating Subsidiary.
2.10	“Exercise Date” shall mean each May 31 and November 30.
2.11	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.12	“Fair Market Value” of a share of Common Stock as of a given date shall mean (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if

Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

2.13	“Offering Date” shall mean each December 1 and June 1. The first Offering Date under the Plan shall be February 8, 2002.
2.14	“Officer” shall mean an employee of the Company who is either an executive officer or member of the management of the Company.
2.15	“Option Period” shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.
2.16	“Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.
2.17	“Participant” shall mean any Eligible Employee who elects to participate pursuant to the terms of the Plan.
2.18	“Participating Subsidiary” shall mean any Subsidiary of the Company designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.
2.19	“Plan” shall mean this Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan, as it may be amended from time to time.
2.20	“Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.21	“Subsidiary” shall mean any corporation of which the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation.

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APPENDIX C

Article 3.

PARTICIPATION

3.1	Eligibility. An Employee may participate in the Plan if, immediately after the applicable Offering Date, that Employee would be an Eligible Employee.
3.2	Election to Participate; Payroll Deductions
(a)	Except as otherwise provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company in the calendar month preceding the Offering Date on which such Option Period commences a written payroll deduction authorization on a form prescribed by the Company.
(b)	Payroll deductions (i) must equal at least five dollars ($5.00) per pay period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 below. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.
(c)	A Participant may, on one occasion only during an Option Period, increase, decrease and/or change his or her deductions to zero one time each with respect to that Option Period by completing and filing with the Company a new written payroll deduction authorization form authorizing the change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of the filing of the new Enrollment Documents, or, if this is impracticable for administrative reasons in the Company’s reasonable judgment, as of the beginning of the next succeeding payroll period.
(d)	The Company, in its sole discretion, may suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted during a calendar year under the limit set forth in Section 4.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective payroll deduction authorization at the beginning of the next Option Period.
3.3	Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Participating Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of options granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
3.4	Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

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Article 4.

PURCHASE OF SHARES

4.1	Option Price. The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.01) of the Common Stock.
4.2	Purchase of Shares
(a)	On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Option Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.
(b)	As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.
4.3	Limitations on Purchase. No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted, i.e., the Offering Date) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option. In addition, no Participant shall be permitted to purchase during each Option Period more than 100,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2).

4.4	Transferability of Rights. An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
4.5	Designation of Beneficiary. A Participant may, in the manner determined by the Committee, file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s Plan Account in the event of such Participant’s death subsequent to an Exercise Date on which the Participant’s options are exercised but prior to delivery to such Participant of such shares of Common Stock and/or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to exercise of the Participant’s options under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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APPENDIX C

Article 5.

PROVISIONS RELATING TO COMMON STOCK

5.1	Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 3,900,000. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan.
5.2	Adjustment for Changes in Common Stock. In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder (or is subject to outstanding options hereunder), and (b) the Option Price of outstanding options.
5.3	Merger, Acquisition or Liquidation. In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

5.4	Insufficient Shares. If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.
5.5	Rights as Stockholders. With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Committee.

Article 6.

TERMINATION OF PARTICIPATION

6.1	Cessation of Contributions; Voluntary Withdrawal
(a)	A Participant may cease payroll deductions during an Option Period by delivering notice of such cessation to the Company. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to subsection (b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.2. A Participant who ceases contributions to the Plan during any Option Period shall not be permitted to resume contributions to the Plan during that Option Period.
(b)	A Participant may withdraw from the Plan at any time by notice to the Secretary of the Company prior to the close of business on an Exercise Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant’s Plan Account to him or her, at which time the Participant’s payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above.

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6.2	Termination of Eligibility
(a)	If a Participant ceases to be eligible under Section 3.1 above for any reason, the amount in such Participant’s Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.
(b)	Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant’s Plan Account, the Participant’s interest in the Plan and the Participant’s option under the Plan shall terminate.

Article 7.

GENERAL PROVISIONS

7.1	Condition of Employment. Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.
7.2	Amendment of the Plan
(a)	The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.
(b)	Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded within 21 days of such termination.
7.3	Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.
7.4	Effective Date; Term; Approval by Stockholders. The Plan, as amended and restated herein, shall become effective as of the first Offering Date following the first date that both (a) the Board has approved the Plan and (b) the stockholders of the Company have approved the Plan by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code (such Offering Date, the “Amendment Effective Date”); provided that, notwithstanding the foregoing, Section 5.1 of the Plan, as amended and restated herein, shall become effective immediately upon the date of such stockholder approval and the shares of Common Stock authorized thereunder shall be available for issuance under the Plan immediately following such stockholder approval; provided, further, that such stockholder approval occurs within 12 months following the date the Board approves the Plan. In the event that the stockholders fail to so approve the Plan (as amended and restated herein), the Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the Plan (as amended and restated herein) is approved by the Board; provided, however, that any options granted under the Plan may be cancelled, all payroll deductions may be cancelled and the Plan shall be terminated upon the exhaustion of shares thereunder pursuant to Section 5.4. For the avoidance of doubt, any options granted with respect to an Option Period prior to the Amendment Effective Date shall be subject to the terms and conditions of the Plan prior to its amendment and restatement. Except as otherwise provided by this Section 7.4, the Plan, as amended and restated herein, shall terminate on the tenth anniversary of the Amendment Effective Date or such earlier date as may be established by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan.

7.5	Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.6	Conformity to Securities Laws. Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be

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APPENDIX C

subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.7	Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.8	Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares, and the Company shall not be required to deliver any shares of Common Stock prior to the payment of all such applicable tax withholdings.
7.9	Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Maryland.
7.10	Equal Rights and Privileges. With respect to each Option Period, all Eligible Employees of the Company or a Participating Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Regulations thereunder; provided that the terms applicable with respect to any citizens or residents of any jurisdiction other than the United States may be different than those applicable to United States residents to the extent permitted by Regulation Section 1.423-2(f) under the Code or other applicable guidance. Any provision of this Plan that is inconsistent with Section 423 of the Code or applicable Regulations thereunder will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Regulations thereunder.

7.11	Electronic Forms. To the extent permitted by applicable law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee. Before the commencement of an Option Period, the Committee shall prescribe the time limits within which any such electronic form shall be submitted to the Committee with respect to such Option Period in order to be a valid election. The Committee may provide that any such form or notice required to be delivered to the Company or the Secretary of the Company shall instead be delivered to the stock plan administrator of the Company or such other person or entity designated by the Committee.

* * * * *

I hereby certify that the foregoing Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan was duly approved by the Board of Directors of Coach, Inc. on September 23, 2016.

* * * * *

I hereby certify that the foregoing Amended and Restated Coach, Inc. 2001 Employee Stock Purchase Plan was duly approved by the stockholders of Coach, Inc. on November [ ], 2016.

Executed on this [ ] day of [ ] 2016.

/s/ Todd Kahn

Corporate Secretary

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INE GLOVETANNED LEATHER
COACH
1941

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COACH.COM

COACH ANNUAL
MEETING VOTING

COACH NEW YORK

COACH, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13529-P82410

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COACH, INC.

1. Election of nine Directors of Coach, Inc.;

Nominees:

	For	Against	Abstain
1a. David Denton	☐	☐	☐
1b. Andrea Guerra	☐	☐	☐
1c. Susan Kropf	☐	☐	☐
1d. Annabelle Yu Long	☐	☐	☐
1e. Victor Luis	☐	☐	☐
1f. Ivan Menezes	☐	☐	☐
1g. William Nuti	☐	☐	☐
1h. Stephanie Tilenius	☐	☐	☐
1i. Jide Zeitlin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote AGAINST proposal 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE TO EMPLOYEES PARTICIPATING IN THE COACH, INC. 401(K) SAVINGS PLAN:

This proxy card indicates the number of whole shares credited to this account in the Coach, Inc. 401(K) Savings Plan (the "Savings Plan") as of the close of business on September 12, 2016. These shares will be voted as you instruct if this proxy card is received on or before November 10, 2016 by Broadridge Financial Solutions, which is acting on behalf of Fidelity Management Trust Company, the Trustee of the Savings Plan.

If the Trustee does not receive your voting instructions by November 8, 2016, the Trustee will vote these Savings Plan shares in the same proportion as it votes all other shares in the Savings Plan for which it has received timely voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E13530-P82410

COACH, INC.
Annual Meeting of Stockholders
Thursday, November 10, 2016 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Victor Luis or Todd Kahn or either of them with full power of substitution in each of them as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Annual Meeting of Stockholders of the Company to be held November 10, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. Eastern Time on November 10, 2016 at the Company's Headquarters, 10 Hudson Yards, Heritage Room, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2016 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted on each proposal in accordance with the Board of Directors' recommendations.

The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side